As filed with the Securities and Exchange Commission on September 22, 2003

                                                    Registration No. 333 -103371
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________


                                 Amendment No. 1
                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 _______________

                         TARGET CREDIT CARD MASTER TRUST
                          (Issuer of the Certificates)
             (Exact name of Registrant as Specified in its Charter)

                         Target Receivables Corporation
                   (Originator of the Trust Described Herein)
             (Exact name of Registrant as Specified in its Charter)

                  Minnesota                           41-1812153
        (State or Other Jurisdiction               (I.R.S. Employer
       of Incorporation or Organization)         Identification Number)


                         Target Receivables Corporation
                               1000 Nicollet Mall
                                   Suite 3136
                          Minneapolis, Minnesota 55403
                                 (612) 696-3102
       (Address, Including Zip Code, and Telephone Number, Including Area
              Code, of the Registrant's Principal Executive Office)
                                ________________
                               Stephen C. Kowalke
                          Vice President and Treasurer
                               Target Corporation
                               1000 Nicollet Mall
                        Minneapolis, Minnesota 55403-2467
                                 (612) 304-6073
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                               Andrew M. Faulkner
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036
                                 (212) 735-2853

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
         If the only securities registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                               Proposed Maximum
                                                            Proposed Maximum       Aggregate
Title of each Class of                      Amount to be     Offering Price        Offering              Amount of
Securities to be Registered                  Registered        Per Unit(1)         Price(1)         Registration Fee(2)
---------------------------                  ----------        -----------         --------         -------------------
Asset Backed Certificates..............    $3,000,000,000         100%          $3,000,000,000           $242,700


(1)  Estimated solely for the purpose of calculating the Registration Fee.

(2)  $92 of which has previously been paid.

                                 _______________

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

{FLAG]
The information in this prospectus supplement and prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus supplement nor the prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

           Prospectus Supplement to Prospectus, dated _______, 2003

                        TARGET CREDIT CARD MASTER TRUST
                                    Issuer

                        TARGET RECEIVABLES CORPORATION
                                  Transferor

                            RETAILERS NATIONAL BANK
                                   Servicer
   $_________ Floating Rate Class A Asset Backed Certificates, Series 2003-_

------------------------------------------------------------------------------
Principal Amount                                $
Price                                           $
Underwriters' Commissions                       $
Proceeds to the Transferor                      $
Class A Certificate Rate                        one-month LIBOR + [   ]% p.a.
Interest Payment Dates                          monthly on the 25th
First Interest Payment Date                     ________
Class A Expected Final Payment Date             ________
Legal Final Maturity Date                       ________

     The Target Credit Card Master Trust is also issuing a $_______ collateral interest. The collateral interest will be subordinated to the Class A certificates and initially will be retained by Target Receivables Corporation.

     The Class A certificates and the collateral interest are interests in Target Credit Card Master Trust and are backed only by the assets of the trust. None of the Class A certificates, the collateral interest or the assets of the trust are obligations of Target Corporation, Retailers National Bank, Target Capital Corporation, Target Receivables Corporation, or any of their affiliates or are obligations insured by the FDIC.

     These securities are highly structured. Before you purchase these securities, you should understand the structure and you should consider carefully the "Risk Factors" beginning on page S-13 of this prospectus supplement.

     [We have applied to list the Class A certificates on the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock Exchange.]

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed on the adequacy or accuracy of the disclosures in this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

     The underwriters of the Class A certificates have agreed to purchase the Class A certificates, subject to the terms and conditions in the underwriting agreement.

------------------------------------------------------------------------------
           The date of this Prospectus Supplement is _______, 2003.


                                      Table of Contents


Important Notice About Information                           Competition in the Credit Card
Presented in this Prospectus                                      Industry Could Impact RNB's
Supplement and the Attached                                       Ability to Generate New
Prospectus........................................S-4             Accounts and Receivables and
                                                                  Might Also Affect Payment
Summary of Terms..................................S-5             Patterns on the Existing
                                                                  Receivables Which Could Result
Structural Summary................................S-6             in Accelerated, Delayed or
                                                                  Reduced Payments to You................S-15
Transaction Flow Chart...........................S-12
                                                             Fluctuations in the Rate of
Risk Factors.....................................S-13             Receivables Growth and
                                                                  Principal Payment Rates Due to
     Reduced Collections of Finance                               the Dependence on the Target
          Charge Receivables or                                   Corporation Stores Could
          Increased Defaulted                                     Result in Accelerated, Delayed
          Receivables Could Result in                             Reduced Payments to You................S-15
          Accelerated, Delayed or
          Reduced Payments to You................S-13        TRC  May Not be Able to Add
                                                                  Accounts to the Trust. This
     Reduced Collections of Principal                             Could Result in Accelerated,
          Receivables or an Inadequate                            Delayed or Reduced
          Amount of Principal                                     Payments to You........................S-15
          Receivables Could Result in
          Accelerated, Delayed or                            Currently All New Accounts are
          Reduced Payments to You................S-13             Automatically Designated as
                                                                  Additional Accounts. These
     Allocations of Defaulted                                     Additional Accounts May Have
          Receivables Could Result in                             Different Terms and Conditions
          Reduced Payments to You................S-13             and May Be of Lower Credit
                                                                  Quality than Existing
     Limited Credit Enhancement Provided                          Accounts. This Could Result in
          by the Collateral Interest                              Accelerated, Delayed or
          Could Result in Reduced                                 Reduced Payments to You................S-15
          Payments to You .......................S-14
                                                             If any Rating of the Class A
     A Change in the Terms and                                    Certificates is Lowered or
          Conditions of the Accounts May                          Withdrawn, the Market Value of
          Reduce the Amount of                                    the Class A Certificates Could
          Receivables Arising Under the                           Decrease...............................S-16
          Accounts, Reduce the Portfolio
          Yield, Reduce the Amount of                        You May Not Be Able to Resell Your
          Collections on Those                                    Class A Certificates...................S-16
          Receivables or Otherwise Alter
          Payment Patterns and Could                         If RNB, TCC or TRC Breaches
          Result in Accelerated, Delayed,                         Representations and Warranties
          or Reduced Payments to You.............S-14             Relating to the Receivables,
                                                                  It Could Result in
     Introduction of Target VISA has                              Accelerated, Delayed or
          Caused Trust Performance to                             Reduced Payments to You................S-17
          Change, Including Increased
          Account Balances, Lower Trust                      Changes to Consumer Protection Laws
          Portfolio Yield, and Lower                              May Impede RNB's Collection
          Principal Payment Rates Which                           Efforts or Alter the Timing or
          Could Result in Accelerated,                            Amount of Collections. This
          Delayed or Reduced Payments                             Could Result in Accelerated,
          to You.................................S-14             Delayed or Reduced Payments
                                                                  to You.................................S-17





     Regulatory Action Could Result in                         Characteristics of the Trust Portfolio......S-28
          Delayed or Reduced Payments
          to You.................................S-17     Use of Proceeds..................................S-30


     Insolvency or Bankruptcy of RNB,                     Description of the Class A Certificates..........S-30
          TCC or TRC Could Result in
          Accelerated, Delayed or                              General.....................................S-30
          Reduced Payments to You................S-17
                                                               Interest Payments...........................S-31
     Early Amortization of a Paired
          Series May Reduce or Delay                           Principal Payments..........................S-32
          Payments to You........................S-19
                                                               Subordination...............................S-32
     Issuance of Additional Series by
          the Trust May Result in                              Allocation Percentages......................S-33
          Delayed or Reduced Payments to
          to You.................................S-19          Application of Collections..................S-34

     Shortfalls in Investment Earnings                         Postponement of Accumulation Period.........S-40
          on Amounts Deposited in the
          Special Funding Account and                          Sharing of Excess Finance Charge
          the Principal Funding Account                           Collections..............................S-40
          Could Result in Accelerated or
          Reduced Payments to You................S-20          Shared Principal Collections................S-41

     You Will Have Limited Control of                          Excess Transferor Finance Charge
          Trust Actions..........................S-20               Collections and Shared
                                                                    Transferor Principal
Retailers National Bank's Credit Card Business...S-21               Collections............................S-41

     Target VISA.................................S-21          Reallocation of Cash Flows;
                                                                    Defaulted Receivables;
     Private Label Credit Card Business..........S-21               Investor Charge-Offs...................S-42

     Marketing Programs and Account Origination..S-22          Principal Funding Account...................S-43

     RNB's Underwriting Processes and                          Reserve Account.............................S-43
        Authorizations...........................S-22
                                                               Transfer of the Collateral Interest.........S-44
     Servicing of Accounts.......................S-23
                                                               Issuance of Additional Certificates.........S-44
     Terms of Accounts...........................S-24
                                                               Paired Series...............................S-45
     Delinquency and Collections Procedures
        for RNB Credit Cards.....................S-24          Early Amortization Events...................S-45

The Trust Portfolio..............................S-25          Servicing Fees and Expenses.................S-47

     General.....................................S-25          Defeasance..................................S-47

     Principal Receivables Outstanding...........S-25          Optional Termination........................S-48

     Delinquency Experience......................S-25          Purchase of Class A Certificates by
                                                                    the Transferor.........................S-48
     Charge-Off Rate Experience..................S-26
                                                               Series Termination..........................S-48
     Principal Payment Rate Experience...........S-27
                                                          [Luxembourg Listing And] General Information.....S-48
     Trust Portfolio Yield Experience............S-27
                                                          Underwriting.....................................S-50

                                                          Other Series Issued and Outstanding..............S-51


                                                          Glossary of Terms for Prospectus Supplement......S-53



              Important Notice About Information Presented in this
                Prospectus Supplement and the Attached Prospectus

     The attached prospectus provides general information about the Target Credit Card Master Trust, including terms and conditions that are generally applicable to certificates issued by the trust. The specific terms of the Series 2003-__ certificates are described in this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing your series and the Target Credit Card Master Trust in abbreviated form:

     o Summary of Terms provides important dates, amounts and other terms of your series,

     o Structural Summary gives a brief introduction to the key structural features of your series and directions for locating further information,

     o    Transaction Flow Chart illustrates the flow of receivables, and

     o Risk Factors describes some of the risks that apply to your certificates.

     As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this prospectus supplement. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the attached prospectus.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these certificates in any state where the offer is not permitted.

     We do not make any representation as to the accuracy of the information in this prospectus supplement as of any date other than the date set forth on its cover.



     You can find a glossary with definitions of important terms that appear in this document under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-53 in this prospectus supplement or under the caption "Glossary of Terms for Prospectus" beginning on page 63 in the attached prospectus.



 ---------------------------------------------------------------------------
|        To understand the structure and terms of these securities,        |
|           you must read carefully this prospectus supplement and          |
|                  the attached prospectus in their entirety.               |
 ---------------------------------------------------------------------------

                                Summary of Terms

 -------------------------------------------------------------------------------------
|                                                                                     |
| Trust:                           Target Credit Card Master Trust                    |
| Transferor:                      Target Receivables Corporation-- "TRC"             |
| Servicer:                        Retailers National Bank-- "RNB"                    |
| Trustee:                         Wells Fargo Bank Minnesota, National Association   |
| Pricing Date:                                                                       |
|  Closing Date:                                                                      |
| Clearance and Settlement:        DTC/Clearstream/Euroclear                          |
| Trust Assets:                    Receivables originated in consumer                 |
                                   open-end credit card accounts of RNB.              |
 -------------------------------------------------------------------------------------


        Series Structure:                          Amount                              % of Total Series
                                           -------------------------                   -----------------

      Class A Certificates                                 $

      Collateral Interest                                  $

Annual Servicing Fee Rate:                    2%

Credit Enhancement for Class A:               subordination of the collateral interest

Class A Certificate Rate:                     one-month LIBOR + [    ]% p.a.

Interest Accrual Method:                      actual/360

Interest Payment Dates:                       monthly on the 25th

First Interest Payment Date:

Class A Expected Final Payment Date:          ______________  distribution date

Legal Final Maturity Date:                    ______________  distribution date

[Application for Exchange Listing:]           [Luxembourg Stock Exchange]

[CUSIP Number:]

[ISIN:]

[Common Code:]

Class A Anticipated Ratings
(Moody's/Standard & Poor's):                    Aaa/AAA


                               Structural Summary

     This summary briefly describes certain major structural components of Series 2003-__. To fully understand the terms of Series 2003-__ you will need to read both this prospectus supplement and the attached prospectus in their entirety.


Target Credit Card Master Trust

Target Credit Card Master Trust is the issuer of the certificates and is referred to in this prospectus supplement as the trust. Your series is one of five series issued by the trust which will be outstanding as of the closing date. The trust is maintained by the trustee for the benefit of the holders of the securities of each outstanding series, including your series as of the closing date.

Target Corporation

Target Corporation operates three retail divisions under the brand names Target, Marshall Field's and Mervyn's. The receivables in the trust portfolio primarily arise under Target VISA accounts and under revolving private label credit card accounts relating to the sale of merchandise and services by stores in one of these three retail divisions.

For more information on Target Corporation, see "Target Corporation" in the attached prospectus.

Retailers National Bank

Retailers National Bank, referred to as RNB, originates the Target VISA accounts and the revolving private label credit card accounts. RNB also is the servicer of these accounts.

For more information on RNB, see "Retailers National Bank" in the attached prospectus.

Target Financial Services

Target Financial Services, a unit of Target Corporation, performs many of the services which RNB, as servicer, would typically perform, including marketing, underwriting, authorizations, guest services, collections and systems support.

For more information on Target Financial Services, see "Target Financial Services" in the attached prospectus.

Target Capital Corporation

Target Capital Corporation, referred to as TCC, purchases the receivables originated by RNB and subsequently sells the receivables to Target Receivables Corporation.

For more information on TCC, see "Target Capital Corporation" in the attached prospectus.

Target Receivables Corporation

Target Receivables Corporation, referred to as TRC, is the transferor of the receivables to the trust. TRC holds the transferor certificate and initially will retain the collateral interest. The mailing address of TRC is 1000 Nicollet Mall, Suite 3136, Minneapolis, Minnesota 55403 and the telephone number is (612) 696-3102.

For more information on TRC, see "Target Receivables Corporation" in the attached prospectus.

The Trustee

Wells Fargo Bank Minnesota, National Association is the trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of the trustee is located at Sixth and Marquette, MAC N9311-161, Minneapolis, Minnesota 55479.

For more information on the trustee, see "The Trustee" in the attached prospectus.

The Receivables

The primary assets of the trust are a pool of receivables arising under:

     o Target VISA accounts relating to the sale of merchandise and services by Target Corporation Stores and other merchants and vendors participating in the worldwide VISA network, and

     o revolving private label credit card accounts relating to the sale of merchandise and services by Target Corporation's Target, Marshall Field's and Mervyn's retail divisions.

For more information on the receivables, see "Retailers National Bank's Credit Card Business" and "The Trust Portfolio" in this prospectus supplement.

Interests in the Trust

The trustee maintains the trust for several beneficiaries:

o        the Series 2003-__ certificateholders,

o        certificateholders of other series issued by the trust,

o        RNB, as the holder of a participation in the assets of the trust, and

o        TRC, as the holder of the transferor certificate.

Each series has a claim to a specific dollar amount of the trust's assets, regardless of the total amount of principal receivables in the trust at any time. TRC, as holder of the transferor certificate, and RNB, as holder of the participation, hold the remaining claims to the trust's assets. The sizes of these claims fluctuate with the total amount of principal receivables in the trust.

For more information on interests in the trust, see "Description of the Certificates--Allocation of Trust Assets" in the attached prospectus.

Series 2003-__

Your series represents the right to receive a portion of collections on the underlying trust assets and will also be allocated a portion of net losses on the principal receivables, called the investor defaulted amount. Any collections allocated to your series in excess of the amount owed to you or the servicer of the receivables will be shared with other series of certificates issued by the trust or returned to TRC. In no case will you receive more than the principal and interest owed to you under the terms described in this prospectus supplement.

For more information on your certificates, see "Description of the Class A Certificates" in this prospectus supplement. For more information on the allocation of collections to and payments to Series 2003-__, see "Description of the Class A Certificates--Interest Payments," "--Principal Payments" and "--Allocation Percentages" in this prospectus supplement.

Interest Payments

Interest on your Class A certificates will be paid monthly on each distribution date. A distribution date will occur on the 25th day of each month, or if that day is not a business day, the next business day, beginning on _______. Your Class A certificates will bear interest at one-month LIBOR plus___ % per year.

Interest for your Class A certificates will be calculated as follows:

Class A outstanding       actual number of          Class A certificate
principal balance at      days in interest          rate for interest
end of prior month            period                    period
                     x   ________________     x
                               360

Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date and end on but exclude the first distribution date for your certificates.

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (612) 667-2484.

For more information on the payment of interest on the Class A certificates, see "Description of the Class A Certificates--Interest Payments" and "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

Principal Payments

Your Class A certificates are expected to be paid in full on the ______ distribution date, which is the Class A expected final payment date. If an early amortization period has not commenced, the trust will accumulate collections of principal receivables in a principal funding account during the accumulation period for payment to the Class A certificates on the Class A expected final payment date. The length of the accumulation period prior to the month in which the Class A expected final payment date occurs will be as many months as is expected to be necessary for the accumulation of the Class A invested amount, but will not be more than twelve months or less than one month. The accumulation period will end on the first to occur of the following:


     o    the day before an early amortization period begins,


     o the date on which the Class A invested amount and the collateral invested amount have been paid in full, and

     o    the ________ distribution date.

If your Class A certificates are not paid in full on the Class A expected final payment date, an early amortization event will occur, the early amortization period will begin and the Class A certificates will begin to receive monthly payments of interest and principal until the earlier of the date on which they are paid in full and the ________ distribution date.

The Class A certificates will mature, and any remaining principal and interest will be payable, on the ________ distribution date. No further payments on the Class A certificates will be made after that date.

For more information on the payment of principal on the Class A certificates and the accumulation period, see "Description of the Class A Certificates--Principal Payments" and "--Application of Collections--Payment of Principal" in this prospectus supplement.

Credit Enhancement

Your Class A certificates are credit enhanced through the subordination of the collateral interest.

The effect of subordination of the collateral interest is that collections of principal receivables allocated to your series, in an amount not to exceed the collateral invested amount, will be reallocated to make up shortfalls in the collections of finance charge receivables and other amounts available to make interest payments to the Class A certificates and to pay the monthly servicing fee. In addition, the collateral interest will be allocated-- and the collateral invested amount will be reduced by-- any investor defaulted amount not funded by collections of finance charge receivables and other amounts available to cover the investor defaulted amount before the Class A certificates are affected. The Class A certificates may suffer a loss of principal and shortfalls in interest payments if the collateral invested amount is reduced to zero and there are shortfalls in collections of finance charge receivables and other amounts available to make interest payments and to cover the investor defaulted amount.

For a more detailed description of the subordination provisions of Series 2003-__, see "Description of the Class A Certificates--Subordination" in this prospectus supplement.

Allocations of Collections

Each month the servicer will allocate collections received on the receivables among:

     o    your series,

     o    other series issued and outstanding,

     o the interests of any holders of participations in assets of the trust, and

     o    the transferor's interest in the trust.

Generally, you are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series.

The amount allocated to your series will be based generally upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. The invested amount of your series is the sum of:

     o    the Class A invested amount, plus

     o    the collateral invested amount.

On the closing date, the invested amount for Series 2003-__ will be $_________.

During the accumulation period, collections of finance charge receivables allocated to your series and the investor defaulted amount will be based upon the adjusted invested amount, which is equal to the invested amount less amounts accumulated in the principal funding account for payment to the Class A certificateholders on the Class A expected final payment date.

If the invested amount of your series is reduced due to investor charge-offs, collections of principal receivables and finance charge receivables allocated and available for payment to your series may be reduced.


For a more detailed description of the allocation percentages used for your series, see "Description of the Class A Certificates--Allocation Percentages" in this prospectus supplement. For a description of the events which may lead to reductions in the invested amount of your series, see "Description of the Class A Certificates--Allocation Percentages" and "--Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.


Application of Collections

     Collections of Finance Charge Receivables

Collections of finance charge receivables allocated to your series will be used each month in the following order:

     o    to pay interest on the Class A certificates,

     o    to pay the monthly servicing fee,

     o    to cover the investor defaulted amount,

     o to reimburse writedowns of the invested amount due to investor charge-offs,

     o    to pay interest, if any, on the collateral interest,

     o to fund the reserve account, if TRC, at its option, designates a reserve account funding date, and

     o    to be applied as excess finance charge collections.

     Collections of Principal Receivables

So long as the collateral invested amount is greater than zero, collections of principal receivables allocated to your series will be used each month first to fund shortfalls, if any, in:

     o    interest payments on the Class A certificates, and

     o    payments of the monthly servicing fee, and

then as follows:

     o    during the revolving period:

          -- first, at the request of TRC, provided that rating agency confirmation is received, used to reduce the collateral invested amount, and

          --   second, treated as shared principal collections,

     o    during the accumulation period:

          -- first, deposited up to the Class A controlled deposit amount in the principal funding account for payment to the Class A certificateholders on the Class A expected final payment date,

          -- second, after the deposit in the principal funding account of an amount equal to the Class A invested amount, applied to pay principal on the collateral interest until the collateral invested amount has been paid in full, and

          --   third, treated as shared principal collections, and

     o    during an early amortization period:

          -- first, applied to pay principal on the Class A certificates until the Class A invested amount has been paid in full,

          -- second, applied to pay principal on the collateral interest until the collateral invested amount has been paid in full, and

          --   third, treated as shared principal collections.

For a more detailed description of the application of collections, see "Description of the Class A Certificates--Application of Collections" in this prospectus supplement.

Group I

Your series is included in Group I and will share excess finance charge collections with other series in Group I. All of the series listed under "Other Series Issued and Outstanding" in this prospectus supplement are included in Group I. Additional series issued by the trust may be included in Group I or may be included in other groups that may be established.

For more information on sharing of excess finance charge collections among series in Group I, see "Description of the Class A Certificates--Sharing of Excess Finance Charge Collections" in this prospectus supplement.

Shared Principal Collections

Your series is a principal sharing series. All of the series listed under "Other Series Issued and Outstanding" in this prospectus supplement are principal sharing series. Each principal sharing series that has a principal shortfall will receive a portion of the total amount of shared principal collections based on the amount of the principal shortfall for that series divided by the total principal shortfalls for all principal sharing series.

For more information on shared principal collections and principal sharing series, see "Description of the Class A Certificates--Shared Principal Collections" in this prospectus supplement.

Early Amortization Events

Your series is subject to several early amortization events, which could cause principal to be paid on the Class A certificates prior to the Class A expected final payment date. If your series or the trust experiences an early amortization event, the early amortization period may begin. If the early amortization period begins, the Class A certificates will receive monthly payments of principal and interest until the earlier of the date on which they are paid in full and the ______ distribution date.

Early amortization events may occur if the transferor fails to make required deposits or payments, violates certain covenants and agreements or makes representations and warranties that are materially incorrect.

The following are also early amortization events:

     o the average portfolio yield for any three consecutive months is less than the average base rate for those three consecutive months,

     o failure to pay the Class A certificates in full on the Class A expected final payment date, and

     o bankruptcy, insolvency or similar events relating to the transferor, the servicer, TCC or the holder of the transferor certificate.

For more information on early amortization events, see "Description of the Class A Certificates--Application of Collections--Payment of Principal" and "--Early Amortization Events" in this prospectus supplement.

Optional Termination


TRC, as the holder of the transferor certificate, has the right to repurchase your certificates on any distribution date on or after the distribution date on which the Class A invested amount is less than or equal to 10% of the highest Class A invested amount outstanding at any time. The purchase price will be equal to the outstanding principal balance of the Class A certificates plus accrued and unpaid interest.


For more information on optional termination, see "Description of the Class A Certificates--Optional Termination" in this prospectus supplement.

Federal Income Tax Characterization of Class A Certificates and the Target Credit Card Master Trust

Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to TRC, will render the opinion, in connection with the issuance of the Class A certificates and subject to the assumptions and qualifications stated in its opinion, that:

     o under existing law the Class A certificates will be classified as debt for U.S. federal income tax purposes, and

     o the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For more information regarding the application of U.S. federal income tax laws, see "Federal Income Tax Consequences" in the attached prospectus.

ERISA Considerations

The underwriters anticipate that the Class A certificates will be held by at least 100 persons who are independent of TRC and each other. TRC anticipates that the Class A certificates will meet the other criteria for treatment as "publicly offered securities." If so, subject to important considerations described under "Employee Benefit Plan Considerations" in the attached prospectus, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For more information regarding the application of ERISA, see "Employee Benefit Plan Considerations" in the attached prospectus.

Risk Factors

Investment in the certificates involves risks. You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement.

Registration, Clearance and Settlement

The certificates offered by this prospectus supplement and the attached prospectus will be registered in the name of The Depository Trust Company or its nominee. The purchasers of those certificates will not be entitled to receive physical delivery of those certificates in definitive paper form except under limited circumstances. Owners of those certificates may elect to hold their certificates through The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme, or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems.

For more information regarding registration, clearance and settlement procedures, see "Description of the Class A Certificates--General" in this prospectus supplement and "Description of the Certificates" in the attached prospectus.

[Exchange Listing]

[Target Credit Card Master Trust has applied to list the Class A certificates on the Luxembourg Stock Exchange in accordance with its rules. There can be no guarantee that the application for the listing will be accepted. You should consult with [listing agent], the Luxembourg listing agent for the Class A certificates, to determine whether the Class A certificates have been listed on the Luxembourg Stock Exchange.]

[For more information on the listing of the Class A certificates on the Luxembourg Stock Exchange, see "[Luxembourg Listing and] General Information" in this prospectus supplement.]

Certificate Ratings

Upon issuance, the Class A certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization. It is anticipated that the Class A certificates will be rated "Aaa" by Moody's and "AAA" by Standard & Poor's.


                                TRANSACTION FLOW CHART


                              ------------------------                  ---------------------------------
                             |       Retailers        |                |  Originates credit cards and   |
              |------------> |       National         |<---------------|  services accounts; holder of  |
              |              |         Bank           |                |  participation in trust assets |
              |              |         (RNB)          |                |                                |
              |               ------------------------                  --------------------------------
              |                          |
              |                          |
              |                          |
              |                          \/
              |               ------------------------                  ---------------------------------
              |               |       Target         |                 |   Purchases receivables arising |
              |               | Capital Corporation  |<--------------- |   under credit card accounts    |
              |               |        (TCC)         |                 |   originated by RNB             |
              |               ------------------------                  ----------------------------------
              |                          |
Participation |                          |
              |                          |
              |                         \/
              |                -----------------------                   ---------------------------------
              |               |                      |                  |  Purchases receivables from     |
              |               |  Target Receivables  |                  |  TCC and transfers them to the  |
              |               |     Corporation      |<---------------  |  trust; retains transferor      |
              |               |         (TRC)        |                  |  certificate and collateral     |
              |               |                      |                  |  interest                       |
              |                -----------------------                   ---------------------------------
              |                          |
              |                          |
              |                          |
              |                         \/
              |                -----------------------
              |               |                      |
              |               |  Target Credit Card  |
               -------------- |      Master Trust    |
                              |                      |
                               -----------------------
                            /            |
                           /             |
                          /              |
                        \/_             \/
 -----------------------        -----------------------
|                       |      |                       |
|        Other          |      |         Your          |
|        Series         |      |        Series         |
|                       |      |                       |
 -----------------------        -----------------------
                                         |
                                         |
                                         |
                     -------------------------------------------
                    |                                           |
                    |                                           |
              -----------------                         -----------------
             |  Class A       |                         |  Collateral    |
             | Certificates   |                         |    Interest    |
             ------------------                         ------------------

                                  Risk Factors

     You should consider the following risk factors in deciding whether to purchase the Class A certificates described in this prospectus supplement.


Reduced Collections of Finance Charge             If your series' average portfolio yield,
Receivables or Increased Defaulted                which is net of defaultedreceivables, for any
Receivables Could Result in Accelerated,          three consecutive months is less than the
Delayed or Reduced Payments to You.               average base rate for the same three
                                                  consecutive months, an early amortization
                                                  event will occur, the early amortization
                                                  period will begin and you may receive
                                                  principal payments earlier or later than the
                                                  Class A expected final payment date or
                                                  reduced payments on your Class A
                                                  certificates.


Reduced Collections of Principal                  Reductions in collections of principal
Receivables or an Inadequate Amount of            receivables may cause the period necessary to
Principal Receivables Could Result in             repay your Class A certificates to go beyond
Accelerated, Delayed or Reduced                   the Class A expected final payment date. In
Payments to You.                                  addition, an inadequate amount of principal
                                                  receivables could result in an early
                                                  amortization event, thereby resulting in
                                                  early or delayed repayment or reduced
                                                  payments on your Class A certificates.

                                                  The receivables transferred to the trust may
                                                  be paid at any time. We cannot assure the
                                                  creation of additional receivables in the
                                                  trust accounts or that any particular pattern
                                                  of cardholder payments will occur. The amount
                                                  of outstanding receivables will vary due to
                                                  changes in credit terms and conditions,
                                                  seasonal variations, the availability of
                                                  other sources of credit, legal factors,
                                                  general economic conditions, and the spending
                                                  and borrowing habits of individual
                                                  cardholders.

                                                  We can give you no assurance that sufficient
                                                  collections of principal receivables will be
                                                  available when expected, either to accumulate
                                                  during the accumulation period or to pay your
                                                  principal on the Class A expected final
                                                  payment date. Collections of principal
                                                  receivables may or may not be constant from
                                                  month to month or be similar to historical
                                                  experience. The monthly principal payment
                                                  rates on the receivables may vary due to any
                                                  of the following: cardholders failing to make
                                                  required minimum payments, cardholders paying
                                                  only the minimum required amount, variations
                                                  in the trust portfolio receivables balance
                                                  and changing payment habits of the
                                                  cardholders. This could result in
                                                  accelerated, delayed or reduced payments to
                                                  you.


Allocations of Defaulted Receivables              RNB will write off defaulted receivables
Could Result in Reduced Payments to               arising in accounts in the trust portfolio.
You.                                              If the amount of defaulted receivables
                                                  allocated to your series exceeds the amount
                                                  of funds available for reimbursement of those
                                                  defaulted receivables, you may receive
                                                  reduced payments on your Class A
                                                  certificates. See "Retailers National Bank's
                                                  Credit Card Business--Delinquency and
                                                  Collections Procedures for RNB Credit Cards,"
                                                  "The Trust Portfolio--Delinquency
                                                  Experience," and "--Charge-Off Rate
                                                  Experience," and "Description of the Class A
                                                  Certificates--Subordination," "--Application
                                                  of Collections," and "--Reallocation of Cash
                                                  Flows; Defaulted Receivables; Investor
                                                  Charge-Offs" in this prospectus supplement.


Limited Credit Enhancement Provided               The credit enhancement provided for your
by the Collateral Interest Could Result           Class A certificates from the subordination
in Reduced Payments to You.                       of the collateral interest is limited. The
                                                  Class A certificates may suffer a loss of
                                                  principal and shortfalls in interest payments
                                                  if the collateral invested amount is reduced
                                                  to zero and there are shortfalls in
                                                  collections of finance charge receivables and
                                                  other amounts available to make interest
                                                  payments and to cover the investor defaulted
                                                  amount. This could result in reduced payments
                                                  to you. See "Description of the Class A
                                                  Certificates--Subordination" in this
                                                  prospectus supplement.

A Change in the Terms and Conditions of the       RNB will sell receivables arising under
Accounts May Reduce the Amount of                 specified credit card accounts to TCC which
Receivables Arising Under the Accounts,           will sell those receivables to TRC. TRC will
Reduce the Portfolio Yield, Reduce the            transfer those receivables to the trust, but
Amount of Collections on Those Receivables        RNB will continue to own the credit card
or Otherwise Alter Payment Patterns and           accounts. As the owner of the accounts, RNB
Could Result in Accelerated, Delayed, or          retains the right to change account terms and
Reduced Payments to You.                          conditions, including finance charges and
                                                  other fees it charges and the required
                                                  minimum monthly payment. For example, RNB has
                                                  converted and expects to continue converting
                                                  certain of its existing Target Guest Card
                                                  accounts to Target VISA accounts which carry
                                                  terms that differ from those of the Target
                                                  Guest Card accounts. Certain changes in the
                                                  terms of the accounts may reduce the amount
                                                  of receivables arising under the accounts,
                                                  reduce the portfolio yield, reduce the amount
                                                  of collections on those receivables or
                                                  otherwise alter payment patterns. Payments to
                                                  you could be accelerated, delayed or reduced
                                                  as a result of these changes.


Introduction of Target VISA has Caused            Target VISA was introduced in the fall of
Trust Performance to Change, Including            2000 as a pilot program, and the national
Increased Account Balances,                       rollout of Target VISA began in the fall of
Lower Trust Portfolio  Yield,                     2001. Prior to the national rollout, the
and Lower Principal Payment Rates                 trust portfolio did not include a significant
Which Could Result in Accelerated,                amount of receivables arising in Target VISA
Delayed or Reduced Payments to You.               accounts. The percentage of Target VISA
                                                  receivables in the trust portfolio increased
                                                  significantly at the end of 2001 and during
                                                  2002, and Target Corporation expects the
                                                  percentage of Target VISA receivables in the
                                                  trust portfolio to continue to increase, but
                                                  at a more moderate pace.

                                                  Target VISA is accepted not only at Target
                                                  Corporation Stores but throughout the VISA
                                                  network. Target VISA accounts have a higher
                                                  average account balance than the private
                                                  label credit card accounts. As a result,
                                                  there has been an increase in the average
                                                  account balance in the trust portfolio.
                                                  Target VISA also has lower finance charge
                                                  rates than the private label credit cards,
                                                  which has resulted in a reduction in trust
                                                  portfolio yield. The inclusion of Target VISA
                                                  in the trust portfolio has also resulted in a
                                                  reduction of the principal payment rate.
                                                  Therefore, the historic performance of the
                                                  trust portfolio described in this prospectus
                                                  supplement may not be predictive of the
                                                  future performance of the trust portfolio. A
                                                  reduction in trust portfolio yield or a
                                                  reduction in the principal payment rate due
                                                  to the introduction of Target VISA could
                                                  result in accelerated, delayed or reduced
                                                  payments to you.

Competition in the Credit Card Industry           The credit card industry is highly
Could Impact RNB's Ability to Generate            competitive. As the issuer of Target VISA,
New Accounts and Receivables and Might            RNB competes with other issuers of VISA
Also Affect Payment Patterns on the               credit cards and with issuers of MasterCard,
Existing Receivables Which Could Result           American Express, Discover Card and other
in Accelerated, Delayed or Reduced                credit cards and charge cards. As new credit
Payments to  You.                                 card companies enter the market and companies
                                                  try to expand their market share,effective
                                                  advertising, target marketing, pricing and
                                                  technology related strategies grow in
                                                  importance. The ability of RNB to compete in
                                                  this industry environment will affect its
                                                  ability to generate new accounts and
                                                  receivables and might also affect payment
                                                  patterns on the receivables. This could
                                                  result in accelerated, delayed or reduced
                                                  payments to you.

 Fluctuations in the Rate of Receivables          Retailing is highly competitive. Target
 Growth and Principal Payment Rates               Corporation and its subsidiaries compete not
 Due to  the Dependence on the Target             only with other discount and traditional
 Corporation Stores Could Result in               department stores in the area in which they
 Accelerated, Delayed or Reduced                  operate but also with direct marketers and
 Payments to You.                                 numerous types of retail outlets, including
                                                  online retailers. Target Corporation Stores
                                                  currently accept most major credit cards.
                                                  Target Corporation's ability to compete in
                                                  this environment will affect its ability to
                                                  generate new receivables from RNB credit
                                                  cards, including Target VISA to the extent it
                                                  is used for purchases in Target Corporation
                                                  Stores, and might also affect payment
                                                  patterns on those receivables. Target
                                                  Corporation Stores may not be able to
                                                  continue generating new receivables at the
                                                  same rate as in previous years. Target
                                                  Corporation may decide at any time to sell
                                                  all or any portion of the business or assets
                                                  of the Target Corporation Stores. A
                                                  significant decline in the amount of new
                                                  receivables generated by the accounts in the
                                                  trust or a decline in the principal payment
                                                  rate could result in reduced collections.
                                                  This could result in accelerated, delayed or
                                                  reduced payments to you.

TRC May Not be Able to Add Accounts               If TRC's percentage interest in the principal
to the Trust. This Could Result in                receivables and certain trust accounts in the
Accelerated, Delayed or Reduced                   trust falls to a minimum level, currently set
Payments to You.                                  at [2%], TRC will be required to maintain
                                                  that level of interest in the trust assets by
                                                  designating additional accounts for the trust
                                                  portfolio and transferring the receivables in
                                                  those accounts to the trust. TRC may not be
                                                  able to designate additional accounts when
                                                  required. If TRC fails to designate
                                                  additional accounts when required, an early
                                                  amortization event will occur and the early
                                                  amortization period will begin. This could
                                                  result in accelerated, delayed or reduced
                                                  payments to you. See "The Pooling and
                                                  Servicing Agreement--Addition of Trust
                                                  Assets" in the attached prospectus.

Currently All New Accounts are                    So long as certain conditions are satisfied,
Automatically Designated as Additional            TRC currently intends to automatically
Accounts. These Additional Accounts               designate all new accounts as additional
May Have Different Terms and                      accounts transfer the receivables in those
Conditions and May Be of Lower Credit             accounts to the trust. Credit and card
Quality than Existing Accounts. This              accounts purchased by RNB and originated by
Could Result in Accelerated, Delayed or           other credit card originators may also be
Reduced Payments to You.                          included as additional accounts if certain
                                                  conditions are satisfied. Any additional
                                                  accounts may have different terms and
                                                  conditions than the accounts currently
                                                  designated to have their receivables included
                                                  in the trust. These additional accounts and
                                                  the related receivables may perform
                                                  differently than the current accounts and
                                                  receivables already included in the trust.
                                                  This could result in accelerated, delayed or
                                                  reduced payments to you.


If any Rating of the Class A Certificates         Any rating of the Class A certificates by a
is Lowered or Withdrawn, the Market               rating agency will  indicate:
Value of the Class A Certificates Could
Decrease.                                         o    its view on the likelihood that Class A
                                                       certificateholders will receive timely
                                                       payments of interest and payments of
                                                       principal by the __________ distribution
                                                       date, and

                                                  o    its evaluation of the receivables and
                                                       the availability of any enhancement for
                                                       the Class A certificates provided by the
                                                       subordination of the collateral
                                                       interest.

                                                  Among the things a rating will not indicate are:

                                                  o    the likelihood of payment in full of the
                                                       Class A certificates by the Class A
                                                       expected final payment date,

                                                  o    the likelihood that an early
                                                       amortization event will occur,

                                                  o    the marketability of the Class A
                                                       certificates,

                                                  o    the market price of the Class A
                                                       certificates,

                                                  o    the likelihood that a United States
                                                       withholding tax will be imposed on
                                                       non-U.S. certificateholders, or

                                                  o    whether the Class A certificates are an
                                                       appropriate investment for you.

                                                  Rating agencies other than those requested
                                                  could assign a rating to the Class A
                                                  certificates and that rating could be lower
                                                  than any rating assigned by a rating agency
                                                  chosen by TRC.

                                                  A rating is not a recommendation to buy, sell
                                                  or hold the Class A certificates. A rating
                                                  may be lowered or withdrawn at any time by a
                                                  rating agency. The market value of the Class
                                                  A certificates could decrease if any rating
                                                  of the Class A certificates is lowered or
                                                  withdrawn.

You May Not Be Able to Resell Your                The underwriters may assist in resales of
Class A  Certificates.                            your Class A certificates but they are not
                                                  required to do so. A secondary market for the
                                                  Class A certificates may not develop. If a
                                                  secondary market does develop, it might not
                                                  continue or it might not be sufficiently
                                                  liquid to allow you to resell any of your
                                                  Class A certificates.

If RNB, TCC or TRC Breaches                       RNB represents and warrants to TCC, TCC
Representations and Warranties Relating           represents and warrants to TRC and TRC
to the Receivables, It Could Result               represents and warrants to the trust, the
in Accelerated, Delayed or                        eligibility, validity and enforceability of
Reduced Payments to You.                          the receivables arising under the accounts in
                                                  the trust portfolio, and the perfection and
                                                  priority of the security interest in the
                                                  transferred receivables. The trustee for the
                                                  trust does not make any examination of the
                                                  receivables or the related records for the
                                                  purpose of determining the presence or
                                                  absence of defects, compliance with
                                                  representations or warranties, or for any
                                                  other purpose. If a representation or
                                                  warranty relating to the receivables is
                                                  violated, the cardholders may have defenses
                                                  to payment or offset rights, or creditors of
                                                  RNB or TCC, as the case may be, may claim
                                                  rights to these receivables. This could
                                                  result in accelerated, delayed or reduced
                                                  payments to you. See "The Pooling and
                                                  Servicing Agreement" and "The Bank
                                                  Receivables Purchase Agreement and the
                                                  Receivables Purchase Agreement" in the
                                                  attached prospectus.

Changes to Consumer Protection Laws               Federal and state consumer protection laws
May Impede RNB's Collection Efforts or            regulate the creation and enforcement of
Alter the Timing or Amount of                     consumer loans, including credit card
Collections. This Could Result in                 accounts and receivables. Changes or
Accelerated, Delayed or Reduced                   additions to those laws or failure to comply
Payments to You.                                  with those laws could make it more difficult
                                                  for RNB to collect payments on the
                                                  receivables or could reduce the finance
                                                  charges and other fees that RNB can charge on
                                                  credit card account balances, or could render
                                                  some receivables uncollectible. Receivables
                                                  which arise under accounts that do not comply
                                                  with consumer protection laws may not be
                                                  valid or enforceable in accordance with their
                                                  terms against the obligor on those
                                                  receivables. This could result in
                                                  accelerated, delayed or reduced payments to
                                                  you. See "The Pooling and Servicing
                                                  Agreement--Representations and Warranties,"
                                                  "The Bank Receivables Purchase Agreement and
                                                  the Receivables Purchase Agreement" and
                                                  "Legal Aspects of the Receivables--Consumer
                                                  Protection Laws" in the attached prospectus.


Regulatory Action Could Result in                 Federal and state banking agencies have broad
Delayed or Reduced Payments to You.               enforcement powers over RNB. If the
                                                  appropriate banking agency were to find that
                                                  any securitization agreement of RNB or the
                                                  trust, or the performance of any obligation
                                                  under such an agreement, constitutes an
                                                  unsafe or unsound practice or violates any
                                                  law, rule, regulation, or written condition
                                                  or agreement applicable to RNB, that banking
                                                  agency has the power to order RNB, among
                                                  other things, to rescind that agreement,
                                                  refuse to perform that obligation, terminate
                                                  that activity, or take such other action as
                                                  that banking agency determines to be
                                                  appropriate. If an appropriate banking agency
                                                  did reach such a conclusion, and ordered RNB
                                                  to rescind or amend its securitization
                                                  agreements, payments to you could be delayed
                                                  or reduced, and RNB may not be liable to you
                                                  for contractual damages for complying with
                                                  such an order and you may not have any legal
                                                  recourse against the appropriate banking
                                                  agency. See "Legal Aspects of the
                                                  Receivables--Certain Regulatory Matters" in
                                                  the attached prospectus.


Insolvency or Bankruptcy of RNB, TCC              RNB owns the credit card accounts under which
or TRC Could Result in Accelerated,               the receivables arise. If RNB becomes
Delayed or  Reduced Payments to You.              insolvent or is in an unsound condition, the
                                                  Comptroller of the Currency is authorized to
                                                  appoint the FDIC as receiver. Under these
                                                  circumstances, the FDIC would have the
                                                  statutory authority to take any of the
                                                  following actions:

                                                  o    require the trustee to go through an
                                                       administrative claims procedure under
                                                       which the FDIC could have up to 180 days
                                                       to determine the trustee's right to
                                                       payments collected on the receivables in
                                                       the trust,

                                                  o    request a stay of up to 90 days of any
                                                       judicial action or proceeding involving
                                                       RNB, and

                                                  o    repudiate any contract of RNB within a
                                                       reasonable time following the date of
                                                       receivership and limit the trust's
                                                       resulting claim to "actual direct
                                                       compensatory damages" -- not including
                                                       lost profits or opportunity -- measured
                                                       as of the date of receivership, not the
                                                       date of payment.

                                                  If the FDIC were to take any of these
                                                  actions, your payments could be accelerated,
                                                  delayed or reduced. See "Legal Aspects of the
                                                  Receivables--Matters Relating to Bankruptcy
                                                  or Receivership" in the attached prospectus.

                                                  The receivables in which you have an interest
                                                  are conveyed to the trust by TRC. TRC
                                                  acquires them from TCC which in turn acquired
                                                  the receivables from RNB. The conveyances
                                                  from RNB to TCC and from TCC to TRC are
                                                  intended to be treated as sales. However, a
                                                  court could conclude that TCC or RNB still
                                                  owns the receivables and has only conveyed a
                                                  security interest in the receivables. The
                                                  receivables may then be subject to tax or
                                                  other governmental liens and to
                                                  administrative expenses of the bankruptcy or
                                                  bank receivership proceeding of a predecessor
                                                  in interest of those receivables. Also, a
                                                  bankruptcy trustee or a creditor may attempt
                                                  to cause TRC to be substantively consolidated
                                                  with a predecessor in interest of the
                                                  receivables. Recharacterization of the
                                                  conveyance of the receivables as a pledge or
                                                  substantive consolidation can delay or reduce
                                                  payments on your certificates.

                                                  The FDIC, as conservator or receiver, would
                                                  have the statutory authority to repudiate any
                                                  contract of RNB. This authority may permit
                                                  the FDIC to repudiate the transfers of
                                                  receivables to TCC. Under an FDIC regulation,
                                                  however, the FDIC, as conservator or
                                                  receiver, will not use its repudiation
                                                  authority to reclaim, recover or
                                                  recharacterize financial assets, such as the
                                                  receivables, transferred by a bank if certain
                                                  conditions are met. These conditions include
                                                  that the transfer by RNB must qualify for
                                                  sale accounting treatment, be made for
                                                  adequate consideration, and not be made
                                                  fraudulently, in contemplation of insolvency,
                                                  or with the intent to hinder, delay or
                                                  defraud the bank or its creditors. RNB
                                                  believes that this FDIC regulation applies to
                                                  the transfer of receivables under the bank
                                                  receivables purchase agreement and that the
                                                  conditions of the regulation have been
                                                  satisfied.

                                                  If specified events related to the
                                                  conservatorship or receivership of RNB, or
                                                  the bankruptcy or insolvency of TCC or TRC
                                                  were to occur then an early amortization
                                                  event would occur for all outstanding series
                                                  and new principal receivables would cease to
                                                  be transferred to the trust. The FDIC, as
                                                  conservator or receiver, may nonetheless have
                                                  the power regardless of the terms of the bank
                                                  receivables purchase agreement, the
                                                  receivables purchase agreement, or the
                                                  pooling and servicing agreement:

                                                  o    to prevent the beginning of an early
                                                       amortization period,

                                                  o    to require new principal receivables to
                                                       continue to be sold by RNB to TCC, or

                                                  o    to prohibit the continued transfer of
                                                       receivables to TCC.

                                                  In addition, the FDIC, as conservator or
                                                  receiver, may have the power to prevent the
                                                  trustee or the certificateholders from
                                                  appointing a new servicer under the pooling
                                                  and servicing agreement. The events described
                                                  in this paragraph could result in
                                                  accelerated, delayed or reduced payments to
                                                  you.

Early Amortization of a Paired Series             The transferor may cause the trust to issue
May Reduce or Delay Payments to You.              another series that will be paired with your
                                                  series after the accumulation period begins.
                                                  The outstanding principal balance of that
                                                  paired series may vary and the base rate for
                                                  that series may be different from the base
                                                  rate for your series. If your series is
                                                  paired with another series and an early
                                                  amortization period begins for the other
                                                  paired series before payment is made in full
                                                  on your Class A certificates, it could cause
                                                  a reduction in the percentage of collections
                                                  of principal receivables allocated to your
                                                  series and the final payment of principal on
                                                  your Class A certificates may be reduced or
                                                  delayed. See "Description of the Class A
                                                  Certificates--Paired Series" in this
                                                  prospectus supplement.

Issuance of Additional Series by the Trust        The trust has issued other series of
May Result in Delayed or Reduced                  certificates and is expected to issue
Payments to You.                                  additional series from time to time. The
                                                  trust may issue additional series with terms
                                                  that are different from your series without
                                                  the prior review or consent of any
                                                  certificateholders. It is a condition to the
                                                  issuance of each new series that each rating
                                                  agency that has rated an outstanding series
                                                  confirm in writing that the issuance of the
                                                  new series will not result in a reduction or
                                                  withdrawal of its rating. However, the terms
                                                  of a new series could affect the timing and
                                                  amount of payments on any other outstanding
                                                  series and may result in delayed or reduced
                                                  payments to you. See "Description of the
                                                  Certificates--New Issuances" in the attached
                                                  prospectus.

Shortfalls in Investment Earnings on              Any amounts deposited in the special funding
Amounts Deposited in the Special                  account and in the principal funding account
Funding Account and the Principal                 will be invested in investments earning a
Funding Account Could Result in                   rate that is likely to be less than the yield
Accelerated or Reduced Payments to You.           from collections of finance charge
                                                  receivables and that is likely to be less
                                                  than the base rate. Excess transferor finance
                                                  charge collections will and any amounts on
                                                  deposit in a reserve account may be used to
                                                  fund shortfalls in investment earnings on
                                                  amounts in the principal funding account
                                                  during the accumulation period; however,
                                                  there can be no assurances that these funds
                                                  will be available or sufficient to cover the
                                                  shortfalls in investment earnings. Shortfalls
                                                  in investment earnings may result in the
                                                  occurrence of an early amortization event and
                                                  the commencement of the early amortization
                                                  period. This could result in accelerated or
                                                  reduced payments to you.


You Will Have Limited Control of Trust            You will have limited voting rights relating
Actions.                                          to actions of the trust and the trustee. You
                                                  will not have the right to vote to direct the
                                                  trustee to take any actions other than the
                                                  right to vote to commence an early
                                                  amortization period or declare a servicer
                                                  default. Moreover, actions taken or not taken
                                                  by controlling certificateholders may be
                                                  contrary to the actions that you determine to
                                                  be in your best interest.


                                                  During the revolving period, the transferor
                                                  may issue additional Series 2003-__
                                                  certificates. The issuance of any additional
                                                  Series 2003-__ certificates will dilute your
                                                  voting rights. See "Description of the Class
                                                  A Certificates--Issuance of Additional
                                                  Certificates" in this prospectus supplement.


         This prospectus supplement and the attached prospectus use defined terms. Any capitalized term used but not defined in this prospectus supplement is defined in the attached prospectus. Both the attached prospectus and this prospectus supplement contain a glossary of important terms where definitions can be found.

                 Retailers National Bank's Credit Card Business

         RNB's credit card business is comprised of Target Guest Card, Marshall Field's and Mervyn's credit cards, referred to collectively as private label credit cards, and Target VISA.

         The composition of RNB's credit card business as of _________, 2003, is as follows.

                                                 Composition of
                                               Receivables in RNB
        Retailers National Bank                Credit Card Portfolio
           Credit Cards                        as of _______, 2003
        -----------------------                -------------------
            Target VISA                                %
         Target Guest Card                             %
         Marshall Field's                              %
             Mervyn's                                  %



Target VISA

     The pilot introduction of Target VISA in the fall of 2000 was focused on leveraging RNB's credit card operations to strengthen the loyalty of Target stores' higher credit quality guests. The approaches to account acquisition, credit-granting, and the features of Target VISA were tailored to encourage guests to both shop more frequently at Target stores and purchase more on each visit. Accordingly, the primary origination channel was to substitute Target VISA for the Target Guest Cards of qualifying accountholders. Target VISA is accepted by Target Corporation Stores as well as by other merchants and service providers throughout the VISA network.

     In the fall of 2001, Target VISA was rolled out nationally with the conversion of approximately 4 million qualifying and primarily active Target Guest Card accounts to Target VISA accounts. In conjunction with the national rollout, RNB and Target Corporation introduced chip technology for Target VISA. Target Corporation anticipates that chip technology will be used to improve marketing and loyalty programs as well as security for online transactions.

     Since the national rollout, expanding existing relationships with Target stores' higher credit quality guests continues to remain the focus of Target VISA. New Target VISA accounts have been generated through applications initially offered at Target stores and online through Target Corporation websites. In addition, certain existing Target Guest Card accounts, which meet applicable underwriting standards, have also been converted to Target VISA accounts. In the future, RNB expects to continue to originate new Target VISA accounts and may convert select existing Target Guest Card accounts to Target VISA accounts as these accounts meet Target VISA underwriting standards. As a result, Target VISA accounts are expected to constitute a greater portion of the accounts designated to have their receivables included in the trust.

     Target VISA cardholders may currently use their Target VISA for purchases and cash advance transactions. Cardholders make purchases when using their Target VISA to buy goods or services. A cash advance is made when Target VISA is used to obtain cash from a financial institution or an automated teller machine to draw against the cardholder's credit line. RNB currently limits the amount of credit available for cash advances on Target VISA accounts to 15% of the total credit line. RNB may from time to time offer additional credit card features.

Private Label Credit Card Business


     Target Corporation Stores have offered private label credit to their guests for over a century. Currently, private label credit cards are used to purchase products from Target Corporation Stores and online through Target Corporation websites. Although Target Corporation Stores accept VISA, MasterCard, Discover Card and American Express, transactions on private label credit cards represented approximately __% of the total sales of Target Corporation Stores in 2002. Private label credit cards are offered under the brand name of the Target Corporation Store through which the account was opened. Cards may bear the insignia of Target, Marshall Field's or Mervyn's. Customers may have accounts from more than one Target Corporation Store, and each private label credit card can also be used for purchases at any of the Target Corporation Stores. RNB may test and introduce new private label credit card products from time to time. Credit cards issued by RNB in the future may contain terms different from RNB's current credit cards.


Marketing Programs and Account Origination


     Account Origination. Over __% of all new account originations in 2002 were the result of in-store origination channels. The major vehicle that RNB uses for in-store account origination is "instant credit." Applicants provide information, including name, address, and social security number, which allows the credit underwriting department to access their credit history and to score their applications. For identification purposes, applicants must also present a valid picture identification and major credit card. In Target stores, store team members obtain this information and enter it into a terminal located at the guest service desk when originating new Target Guest Card accounts or Target VISA accounts. In Marshall Field's and Mervyn's stores, the store team members enter the same information directly into the point-of-sale terminal. Another vehicle that RNB uses for in-store account origination is the use of "Take-One" applications. RNB also originates new accounts through online applications via store websites and pre-approved account solicitation.


     New Accounts. Application information on all new accounts is entered into a new account processing system. Each application is source-coded to allow future tracking of activation rates, sales trends, delinquencies and charge-offs for various new account sources and promotional programs. Opening a new credit card account may entitle the cardholder to discounts on purchases.

     For approved applications, the account is automatically established and a credit card is generated and mailed to the new cardholder. For instant credit accounts, a temporary card is issued which can be used immediately for purchases.

     Stimulation of Account Usage. Each of the Target Corporation Stores operates various account loyalty and purchase frequency reward programs. Target Corporation encourages Target Guest Card and Target VISA usage by contributing a specified percentage of cardholder purchases to the cardholder's designated K-12 school. Account usage is stimulated for Target VISA, Marshall Field's and Mervyn's by rewarding cardholders with discounts on future purchases. Additional account loyalty and reward programs may be used in the future.


RNB's Underwriting Processes and Authorizations

     Account Underwriting and Credit Guidelines. RNB develops or adopts systems and specifications for underwriting and authorizations. It contracts with Target Corporation for services, including the implementation of these systems and of the underwriting and authorization specifications. RNB's underwriting process involves the purchase of credit bureau information. RNB obtains credit reports from Experian, Inc., Equifax Credit Information Services, Inc. or Trans Union Corp. based on the applicant's mailing address and the perceived strength of each credit bureau service in that geographic region. The information obtained is electronically fed into proprietary scoring models developed for RNB to calculate a credit score. This proprietary score is used along with other bureau information to make approval and credit limit assignment decisions. RNB periodically analyzes performance trends of accounts originated at different score levels as compared to projected performance, and adjusts the minimum score or the opening credit limit to manage risk. Different scoring models may be used depending upon bureau type, account source and type of credit card. All new Target VISA accounts are underwritten by RNB using FICO -- Fair, Isaac & Co., Inc. -- scores and proprietary scoring models. All Target VISA accounts converted from Target Guest Card accounts are re-underwritten by RNB using updated credit bureau information.

     Ongoing Credit Monitoring. To control the quality of its portfolio of credit cards, RNB uses an adaptive control system in conjunction with statistical scoring models to evaluate each active account on its monthly cycle date. The models are used with other factors such as delinquency status, time on books and utilization to evaluate whether or not credit limits should be increased or decreased. If a credit limit change is warranted, based on this strategy, the change is made effective immediately.

     Up to three types of scoring models are used for credit monitoring and strategy settings:

     o Internal behavior score: Incorporates payment and usage behavior to predict the likelihood of an account going three or more cycles past due over the next six to twelve months. Internal models are customized at the product level to evaluate specific factors and their respective weighting. Scores are refreshed every month at billing.

     o External credit bureau score (FICO): Reviews utilization, payment patterns and other behavior with external credit grantors to predict the likelihood of an account going two or more cycles past due over the next twelve months. All active accounts within the Target VISA portfolio receive refreshed scores on a quarterly basis and the active private label credit card accounts are refreshed semi-annually.

     o External bankruptcy score: Includes transactional information from other credit card issuers to predict the likelihood of an accountholder filing for bankruptcy within the next twelve months. All active accounts within the Target VISA portfolio receive refreshed scores on a monthly basis. In addition, Target VISA accounts previously assigned low-risk status that have migrated to high-risk status are refreshed on a daily basis.

     Credit monitoring also includes segmentation and trend analysis to identify opportunities that may increase profitability. Standard analysis includes acquisition channel performance, risk score migration, utilization patterns, geographic variances and early stage delinquency trends. Opportunities are evaluated to determine the impact on both credit losses and revenues before they are implemented.

     Credit Authorization. For private label credit cards, point-of-sale terminals in Target Corporation Stores have an online connection with RNB's credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through a proprietary authorization system which looks at a variety of behavioral and risk factors to determine whether each transaction should be declined, approved or referred for further review.

     For Target VISA, point-of-sale terminals in Target Corporation Stores have an online connection with a TSYS (Total System Services, Inc.) authorization system and allow account authorization decisions to be made in real-time. The system looks at a variety of behavioral factors and predictive scoring models to set over the credit limit allowances that will be in effect for an account for a period of time until the account's status changes.

     Target VISA also incorporates authorization settings that limit the transaction amount, daily cash advances, and daily total purchases.

     Fraud Investigation. Target Financial Services researches and investigates different types of fraud such as fraud rings, new account fraud and transactional fraud. RNB has developed a proprietary fraud model to identify new account fraud. In addition, RNB uses several neural and rules based systems for detecting transactional fraud. The neural systems are able to identify transaction purchase behavior which falls outside a cardholder's established pattern while the rules based systems focus on historical fraudulent patterns.

Servicing of Accounts

     RNB performs the majority of full application new account data entry, review of new account worklists, all billing statement preparation and mailing, the production and mailing of credit cards, the mailed communication of adverse credit decisions, and the mailing of collection letters at its offices in Sioux Falls, South Dakota. Credit card production and mailing of Target VISA are also performed at Target Financial Services' facility in Tempe, Arizona. Credit card production at both sites is performed in a secured environment, including a separately alarmed secure area and audit procedures that are designed to maintain an accurate count of all cards produced, stored, destroyed and mailed.

     An internal credit system supports the private label credit card accounts by: housing all guest account information, providing data interfaces for guest service and collections functions, enabling various credit account management functions, such as automated bill calculation and generation, and interfacing with other key systems. Such systems include Accounts Receivable, Collections, Credit Authorization, Point-of-Sale and Remittance Processing. These interfaces facilitate all key account maintenance and reconciliation functions. TSYS is currently under contract to provide similar account maintenance functions for Target VISA accounts.

     RNB sends monthly billing statements to cardholders. Statement mailing is highly automated, utilizing pre-sorting, bar coding and an on-site postal representative to increase efficiency. The billing statements present the total amount due and show the allocation among current fees, current finance charges, and the minimum payment due. Under the account agreement and as allowed by law, late fees, returned check fees and other applicable fees may also be added to a cardholder's outstanding balance. No issuance or annual fees are presently charged to any cardholders. The processing of cardholder remittances is serviced by Target Financial Services in Minneapolis, Minnesota using automated payment processing equipment and systems.

Terms of Accounts


     The annual periodic finance charge rate generally is a fixed rate which ranges from 21.0% to 21.6% for private label credit cards and from 9.9% to 18.9% for purchases and from 18.9% to 21.9% for cash advances for Target VISA. RNB may change its finance charge rates at any time at its discretion, subject to applicable law. Late payment fees of $25-- on private label credit card accounts-- and ranging from $15 to $35-- on Target VISA accounts-- are assessed each month on accounts that are delinquent in payment. In addition to late fees, the annual periodic finance charge rate may increase if the account is delinquent. RNB from time to time tests different rate structures.


     Finance charges for RNB credit card accounts are calculated by multiplying the daily outstanding balance during a billing period by the daily periodic rate and adding these daily calculations together, subject to a minimum finance charge. Periodic finance charges on Target VISA cash advances are assessed from the date of the advance with no grace period. All other periodic finance charges are assessed from the date of purchase, although a grace period of approximately 25 to 30 days applies on purchases if the account is paid in full by the due date.

     The private label credit card accounts generally have a minimum payment of the greater of $10 or 5% of the outstanding balance. Currently, some Target Guest Card accounts have a minimum payment of the greater of $20 or 10% of the outstanding balance. The Target VISA accounts have a minimum payment of the greater of $10 or 2.5% of the outstanding balance.

Delinquency and Collections Procedures for RNB Credit Cards

     Efforts to collect delinquent receivables are made for RNB by the Target Financial Services collection department, collection agencies and outside attorneys. The collection department consists of approximately [600] full-time equivalents. New collectors undergo training which includes courses in professional debt collection, collection laws and regulations and negotiating skills. These courses are also available on a "refresher" basis for experienced collectors. Approximately [4,000] accounts per month are referred to various law firms to assist in collection efforts.

     An account is considered delinquent if the minimum payment due is not received by the billing due date. At that time, the account is given a status of one day delinquent. Under current policies, a message requesting payment is printed on a cardholder's billing statement after a scheduled payment has been missed. Soon after an account becomes delinquent, a proprietary collection model automatically scores the risk of the account and assigns a collection strategy to the account. The strategy dictates the contact schedule and collections priority for the account.

     Accounts which become 180 days delinquent are charged off. However, subject to regulatory standards, RNB has the ability, but not the obligation, to re-age accounts during delinquency if the obligor demonstrates a willingness and ability to repay by making at least three consecutive minimum payments and other conditions are satisfied. When RNB receives notice of the bankruptcy of an obligor for an account, that account is charged off at the beginning of that account's next billing cycle.

                               The Trust Portfolio

General

     The trust portfolio includes credit card receivables generated through accounts originated by RNB that TRC has designated as trust accounts.

     The trust accounts consist of:

     o accounts which were designated as trust accounts when the trust was initially established, o Automatic Additional Accounts designated upon creation as trust accounts since the establishment of the trust, and

     o Supplemental Accounts which have been designated as trust accounts after they were created and since the establishment of the trust.

     All new accounts originated since the establishment of the trust have been designated as Automatic Additional Accounts. To date, no Supplemental Accounts have been designated as trust accounts. TRC is permitted to designate accounts, provided that certain conditions are satisfied, and at times is required to designate accounts, the receivables of which will be added to the trust. TRC can designate accounts, the receivables of which will be removed from the trust, if the conditions to removal are satisfied. As a result, the composition of the trust is expected to change over time.

     The following information reflects the historical performance and composition of the trust portfolio of credit card accounts. For the "Principal Receivables Outstanding", "Delinquency Experience", "Charge-Off Rate Experience", "Principal Payment Rate Experience" and "Trust Portfolio Yield Experience" tables below, "As of Year End" refers to the last day of Target Corporation's December fiscal month and "For the Year Ended" means the annual period ending on the last day of Target Corporation's December fiscal month. The last day of Target Corporation's December fiscal month for Year Ended 2002 means January 4, 2003, for Year Ended 2001 means January 5, 2002, and for Year Ended 2000 means December 30, 2000.


Principal Receivables Outstanding

     The following table provides the amount of principal receivables outstanding as of the indicated dates. In the following table:

     o "Principal Receivables Outstanding" means the aggregate amount of principal receivables outstanding at the end of the period shown.


                        Principal Receivables Outstanding
                               for Trust Portfolio
                             (Dollars in Thousands)

                                                         As of Year End,
                                                 ------------------------------
                                                 2002         2001         2000
                                                 ----         ----         ----
Principal Receivables Outstanding.............


Delinquency Experience

     The following table provides the delinquency experience for the trust portfolio as of the indicated dates. In the following table:

     o "Number of Days Delinquent" means the number of days following the original billing due date. For example, 30 to 59 days delinquent means that the minimum payment has not been received and that between 30 and 59 days have elapsed since the original billing due date,

     o "Delinquent Amount" represents the outstanding amount of total receivables that are delinquent in each delinquency category at the end of the period shown, and

     o the percentages result from dividing the "Delinquent Amount" by the total receivable balances at the end of the month.

                                            Delinquency Experience
                                             for Trust Portfolio
                                           (Dollars in Thousands)

                                                              As of Year End,
                              ----------------------------------------------------------------------------------
                                         2002                         2001                         2000
                              ------------------------    ------------------------    --------------------------
        Number of
           Days                  Delinquent                Delinquent                   Delinquent
        Delinquent                 Amount           %        Amount            %           Amount          %
-------------------------        ----------      ----          -----        ----        --------        ----
30 to 59 Days...........         $  107,654      1.75%    $   66,267        1.58%       $  60,064       1.88%
60 to 89 Days...........             75,259      1.22         41,694        1.00           36,739       1.15
90 Days or More.........            152,048      2.46         91,288        2.18           77,133       2.41
                                 ----------      ----          -----        ----        --------        ----
     Total..............         $  334,961      5.43%    $  199,249        4.76%       $ 173,936       5.44%
                                 ==========      ====     ==========        ====        =========       ====


Charge-Off Rate Experience

     The following table provides the highest, lowest and average monthly gross and net charge-off rates for the trust portfolio during any month in the periods shown. The average monthly gross and net charge-off rate for all months during the periods shown, in each case, is calculated as an arithmetic average of the gross or net charge-off rate for each month during the indicated period. In the following table:

     o "Gross Charge-Off Rates" are calculated as the amount of gross charge-offs for each month expressed as an annualized percentage of the total amount of Principal Receivables in the trust as of the first day of that month.

     o The amount of gross charge-offs for any month is the amount of charged-off principal receivables recorded in the month.

     o "Net Charge-Off Rates" are calculated as the amount of net charge-offs for each month expressed as an annualized percentage of the total amount of Principal Receivables in the trust as of the first day of that month.

     o The amount of net charge-offs for any month is the amount of gross charge-offs for that month, net of any recoveries from earlier charge-offs on principal receivables.

                            Charge-Off Rate Experience
                               for Trust Portfolio

                                                       For the Year Ended,
                                               ---------------------------------
                                                2002        2001          2000
                                               --------    -------      --------
Highest Monthly Gross Charge-Off Rate.........       %           %            %
Lowest Monthly Gross Charge-Off Rate..........       %           %            %
Average Monthly Gross Charge-Off Rate.........       %           %            %

Highest Monthly Net Charge-Off Rate...........       %           %            %
Lowest Monthly Net Charge-Off Rate............       %           %            %
Average Monthly Net Charge-Off Rate...........       %           %            %


     Charge-offs depend on a variety of factors, including:

     o general economic conditions and trends in consumer bankruptcy filings,

     o    underwriting policies and standards,

     o    the mix of credit card products in the trust portfolio,

     o    terms and conditions of the accounts, and

     o    growth and maturity of the portfolio.

     As the Target VISA portfolio continues to grow and mature, charge-off patterns for the total trust portfolio may change. As a result, this table does not necessarily indicate the future charge-off rate experience of the trust portfolio at any later time.


Principal Payment Rate Experience

     The following table provides the highest and lowest cardholder monthly principal payment rates for the trust portfolio during any month in the periods shown and the average cardholder monthly principal payment rate for all months during the periods shown, in each case calculated as an arithmetic average of the principal payment rate for each month during the indicated period. In the following table:

     o "Principal Payment Rates" are calculated as principal payments collected during each month as a percentage of the total amount of Principal Receivables in the trust as of the first day of that month.



                        Principal Payment Rate Experience
                               for Trust Portfolio

                                                        For the Year Ended,
                                                 -------------------------------
                                                  2002        2001         2000
                                                 -------    --------      ------
Highest Monthly Principal Payment Rate.........      %            %            %
Lowest Monthly Principal Payment Rate..........      %            %            %
Average Monthly Principal Payment Rate.........      %            %            %



Trust Portfolio Yield Experience

     The following table provides the highest and lowest monthly Trust Portfolio Yields during any month in the periods shown and the average monthly Trust Portfolio Yield for all months during the periods shown, in each case calculated as an arithmetic average of the Trust Portfolio Yield for each month during the indicated period. In the following table:

     o "Trust Portfolio Yield" means for any month, the annualized percentage equivalent of a fraction:

          -- whose numerator equals the total collections of Finance Charge Receivables for that month, and

          -- whose denominator is the total amount of Principal Receivables in the trust as of the first day of that month.


                         Trust Portfolio Yield Experience
                               for Trust Portfolio

                                                       For the Year Ended,
                                            ------------------------------------
                                             2002         2001          2000
                                            --------     ---------    --------
Highest Trust Portfolio Yield............       %             %           %
Lowest Trust Portfolio Yield.............       %             %           %
Average Trust Portfolio Yield............       %             %           %



Characteristics of the Trust Portfolio

     The receivables and the accounts in the trust portfolio, at the end of the day on _______, 2003:

     o included $___________ of Principal Receivables and $___________ of Finance Charge Receivables,

     o had an average receivables balance of $___, excluding accounts with a zero balance,

     o had an average credit limit of $_____, of which the average receivables balance represented approximately __%, excluding accounts with a zero balance,

     o    had an average account age of __ months,

     o had billing addresses in all 50 states, the District of Columbia and in U.S. territories and possessions and on U.S. military bases, and less than 1% of the obligors have billing addresses outside of the United States,

     o    included the following percentages of total receivable balances:
          Target VISA __%, Target Guest Card __%, Marshall Field's __% and Mervyn's __%, and

     o    included the following percentages of total number of accounts:
          Target VISA __%, Target Guest Card __%, Marshall Field's __% and Mervyn's __%.

     The following tables summarize characteristics of the trust portfolio at the end of the day on _______, 2003. Because the composition of the trust portfolio may change in the future, these tables are not necessarily indicative of the composition of the trust portfolio at any later time.

                         Composition by Account Balance
                                 Trust Portfolio

                                                        Percentage                                 Percentage
                                                         of Total                                   of Total
                                     Number of            Number            Receivables           Receivables
Account Balance Range                Accounts          of Accounts          Outstanding           Outstanding
                                  ----------------   -----------------   -------------------   -------------------
Credit Balance.................                                     %    $                                      %
$0.............................
$0.01 to $500.00...............
$500.01 to $1,000.00...........
$1,000.01 to $3,000.00.........
$3,000.01 to $5,000.00.........
$5,000.01 to $10,000.00........
Over $10,000.00................
                                  ----------------   -----------------   -------------------   -------------------
  Total........................                                     %    $                                      %
                                  ================   =================   ===================   ===================




                           Composition by Credit Limit
                                 Trust Portfolio

                                                       Percentage                                 Percentage
                                                        of Total                                   of Total
                                     Number of           Number             Receivable            Receivables
Credit Limit Range                   Accounts         of Accounts           Outstanding           Outstanding
------------------                   --------         -----------           -----------           -----------
$0 to $250.99..................                               %             $                             %
$251.00 to $500.99.............
$501.00 to $750.99.............
$751.00 to $1,000.99...........
$1,001.00 to $2,000.99.........
$2,001.00 to $2,500.99.........
$2,501.00 to $3,000.99.........
$3,001.00 to $3,500.99.........
$3,501.00 to $4,000.99.........
$4,001.00 to $4,500.99.........
$4,501.00 to $5,000.99.........
$5,001.00 to $6,000.99.........
$6,001.00 to $7,500.99.........
$7,501.00 to $10,000.00........
Over $10,000.00................
                                     --------         -----------           -----------           -----------
 Total.........................                                %             $                              %
                                     ========         ===========           ===========           ===========


                      Composition by Period of Delinquency
                                 Trust Portfolio

                                                        Percentage                                 Percentage
                                                         of Total                                   of Total
                                     Number of            Number            Receivables           Receivables
Number of Days Delinquent            Accounts          of Accounts          Outstanding           Outstanding
-------------------------            --------          -----------          -----------           -----------
Current........................                                 %            $                              %
1 to 29 days...................
30 to 59 days..................
60 to 89 days..................
90 days or more................
                                     --------          -----------          -----------           -----------
     Total.....................                                 %            $                              %
                                     ========          ===========          ===========           ===========

     In the table "Composition by Account Age" below, "Account Age" is determined by the number of months elapsed since the account was originally opened. In the case of converted Target VISA accounts, the "Account Age" is determined by the number of months elapsed since the original Target Guest Card account opening date.

                           Composition by Account Age
                                 Trust Portfolio

                                                        Percentage                                 Percentage
                                                         of Total                                   of Total
                                     Number of            Number            Receivables           Receivables
Account Age                          Accounts          of Accounts          Outstanding           Outstanding
-------------------------            --------          -----------          -----------           -----------
Less than or equal to 1 year...                                     %    $                                      %
Over 1 year to 2 years.........
Over 2 years to 3 years........
Over 3 years to 5 years........
Over 5 years...................
                                     --------          -----------          -----------           -----------
     Total.....................                                 %            $                              %
                                     ========          ===========          ===========           ===========


     In the table "Composition of Accounts by State" below, "Other" means not in excess of 5% of the percentage of total number of accounts and includes U.S. military, U.S. territories and non-U.S. accounts. The states are ranked by percentage of total receivables outstanding.

                        Composition of Accounts by State
                                 Trust Portfolio

                                                      Percentage                            Percentage
                                                       of Total                              of Total
                                     Number of          Number            Receivables      Receivables
State                                Accounts        of Accounts          Outstanding      Outstanding
-------------------------            --------        -----------          -----------      -----------
California.....................                               %    $                                 %
Michigan.......................
Illinois.......................
Texas..........................
Minnesota......................
Florida........................
Other..........................
                                     --------        -----------          -----------      -----------
     Total.....................                               %            $                         %
                                     ========        ===========          ===========      ===========


                                 Use of Proceeds

     The net proceeds from the sale of the Class A Certificates [will be used to make an initial deposit to the Collection Account in the amount of $_______ to be allocated to the Series 2003-__ certificates and applied as Available Series 2003-__ Finance Charge Collections. The remainder] will be paid to TRC and used for general corporate purposes.

                     Description of the Class A Certificates

     The following is a summary of the material provisions of the Class A Certificates. This summary is not a complete description of the terms of the Class A Certificates. You should refer to "Description of the Certificates" and "The Pooling and Servicing Agreement" in the attached prospectus as well as the Pooling and Servicing Agreement and the Series 2003-__ Supplement for a complete description.


General

     The Class A Certificates will be issued under the Pooling and Servicing Agreement and the Series 2003-__ Supplement. Each Class A Certificate represents the right to receive payments from collections of Finance Charge Receivables and Principal Receivables allocated to your series. In addition, each Class A Certificate also represents the right to receive payments, if available, from Excess Finance Charge Collections and Shared Principal Collections allocated to your series.

     Class A Certificateholders will also be entitled to amounts in the Principal Funding Account and, if TRC, at its option, designates a Reserve Account Funding Date, the Reserve Account and the series' share of amounts in the Special Funding Account and the Collection Account, and investment earnings on amounts in these accounts, as applicable.

     The Class A Certificates will be issued in $1,000 denominations and will be available only in book-entry form through DTC in the name of its nominee Cede & Co. Your interest in the Class A Certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which will hold positions in accounts as DTC participants. Custody accounts of investors who elect to hold certificates through DTC will be credited with their holdings against payment in same-day funds on the settlement date. Investors who elect to hold certificates through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted periods. Class A Certificates will be credited to securities custody accounts on the settlement date against payment in same-day funds.

     As described in the attached prospectus, as long as the Class A Certificates are held in book-entry form, you will only be able to transfer your Class A Certificates through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest will be made on each Distribution Date, and payments of principal will be made on the Class A Expected Final Payment Date and on any other Distribution Date on which principal is to be paid, to Class A Certificateholders in whose names certificates are registered on the Record Date, to the extent of available funds.

     The trust has also issued the Transferor Certificate and a Participation. TRC owns the Transferor Certificate. RNB owns the Participation. TRC may transfer the Transferor Certificate in whole or in part under the limitations and conditions described in the Pooling and Servicing Agreement. See "Description of the Certificates--The Transferor Certificate" and
"--Participations" in the attached prospectus.


Interest Payments

     Class A Certificateholders will be entitled to receive from available funds payment of Class A Monthly Interest plus Class A Carryover Interest on the 25th day of each month, or if such day is not a business day, the next business day-- each a Distribution Date-- that the Class A Certificates are outstanding.


     On each Distribution Date, you will receive an interest payment based on the certificate rate for your Class A Certificates for the related Interest Period, the outstanding principal balance of your Class A Certificates as of the end of the prior Monthly Period and the number of days in the related Interest Period.


     The Class A Certificates are floating rate securities and will bear interest for each Interest Period at a rate determined by reference to one-month LIBOR. The trustee will calculate the interest rate on the Class A Certificates for each Interest Period on the applicable LIBOR Determination Date. All determinations of interest by the trustee shall, in the absence of manifest error, be conclusive for all purposes and binding on the Class A Certificateholders. All percentages resulting from any calculation of the rate of interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. If you do not receive your interest in full on any Distribution Date, you will be entitled to receive a payment equal to the shortfall amount on the next succeeding Distribution Date together with interest on such shortfall amount, called Class A Carryover Interest, to the extent that there are funds available to make that payment.

     Interest payments on the Class A Certificates on each Distribution Date will be funded from:

     o the Floating Allocation Percentage of collections of Finance Charge Receivables received during the preceding Monthly Period, plus

     o other amounts treated as Available Series 2003-__ Finance Charge Collections for that Monthly Period.

     To the extent Available Series 2003-__ Finance Charge Collections are insufficient to make the specified interest payment for your Class A Certificates, Excess Finance Charge Collections allocated to your series will be applied to cover the shortfall. See "--Application of Collections--Payment of Interest, Fees and Other Items--Excess Finance Charge Collections."

     The Required Amount referred to in this prospectus supplement means for any Distribution Date, the shortfall, if any, in the amount of Available Series 2003-__ Finance Charge Collections and Excess Finance Charge Collections allocated to your series and available to make required payments of Class A Monthly Interest, any Class A Carryover Interest and the Monthly Servicing Fee. If for any Distribution Date there is a Required Amount, the Principal Allocation Percentage of collections of Principal Receivables for the Monthly Period preceding that Distribution Date, in an amount not to exceed the Collateral Invested Amount, will be reallocated to pay the Required Amount. These collections of Principal Receivables applied to cover the Required Amount are referred to in this prospectus supplement as Reallocated Collateral Principal Collections. Reallocated Collateral Principal Collections will not be available to make principal payments on the Class A Certificates and will result in a reduction in the Collateral Invested Amount.
See "--Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs."


Principal Payments

     Class A Certificateholders are scheduled to receive the full amount of their principal on the Class A Expected Final Payment Date. Principal may be paid earlier if an Early Amortization Period begins. Final payment of principal may be delayed if the rate of repayment of principal is slower than expected or if this series is paired with another series or in certain other circumstances. See "Risk Factors."

     Principal deposits to the Principal Funding Account or payments on the Class A Certificates on each Distribution Date with respect to the Accumulation Period or an Early Amortization Period will be funded from:

     o the Principal Allocation Percentage of collections of Principal Receivables received during the preceding Monthly Period, plus

     o other amounts treated as Available Series 2003-__ Principal Collections for that Monthly Period.

     To the extent Available Series 2003-__ Principal Collections are insufficient to make the designated deposits or payments on your Class A Certificates, Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections allocated to your series will be applied to cover the shortfall. See "--Application of Collections--Payment of Principal."

     Principal payments on the Collateral Interest will generally not be made until the Class A Certificates have been paid in full. See "--Subordination." Collections of Principal Receivables allocated to your series but not needed to make payments to your series may be applied as Shared Principal Collections for the benefit of other series.


Subordination

     The Collateral Interest will be subordinated to the Class A Certificates. The Collateral Interest may be in certificated or uncertificated form, although holders of the Collateral Interest will be considered certificateholders as such term is used in both this prospectus supplement and the attached prospectus. At closing, the Collateral Interest will not have a stated interest rate and will not be entitled to payments of interest. Principal payments on the Collateral Interest will not begin until the Class A Certificates have been paid in full unless:

     o TRC requests a reduction of the Collateral Invested Amount during the Revolving Period, and

     o    the Rating Agency Condition is satisfied.

     The Collateral Invested Amount will be reduced by the amount of Reallocated Collateral Principal Collections utilized to fund any Required Amount. See "--Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs." In addition, if on any Distribution Date there is a shortfall in the amount of Available Series 2003-__ Finance Charge Collections and Excess Finance Charge Collections available to cover the Investor Defaulted Amount, the Collateral Invested Amount will be reduced by the amount of that shortfall. See "--Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs." Reductions in the Collateral Invested Amount may be reimbursed from subsequent Available Series 2003-__ Finance Charge Collections and Excess Finance Charge Collections.


Allocation Percentages

     For each Monthly Period, the servicer will allocate collections of Finance Charge Receivables, collections of Principal Receivables and the Defaulted Amount among:

     o    your series,

     o the interests of certificateholders of all other series issued and outstanding,

     o    the Transferor's Interest, and

     o    the interests of the holders of any Participations.

     Collections of Finance Charge Receivables and the Defaulted Amount will be allocated to your series based on the Floating Allocation Percentage. Collections of Principal Receivables will be allocated to your series based on the Principal Allocation Percentage.

     For any Monthly Period, the Floating Allocation Percentage is the percentage equivalent of a fraction:

     o whose numerator equals the Adjusted Invested Amount at the end of the last day of:

         (1) the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, during the Revolving Period or the Accumulation Period for collections of Finance Charge Receivables and at all times for the Defaulted Amount, and


         (2) the Monthly Period immediately preceding the Monthly Period in which an Early Amortization Event occurs during the Early Amortization Period for collections of Finance Charge Receivables, and


     o    whose denominator equals:

         (1) with respect to the Defaulted Amount, the sum of (a) the Principal Receivables in the trust and (b) any amount on deposit in the Special Funding Account at the end of the last day of the Monthly Period used to determine the numerator, and

         (2) with respect to collections of Finance Charge Receivables, the greater of (a) the amount described above in (1) and (b) the sum of the numerators used to calculate the applicable allocation percentages for collections of Finance Charge Receivables for all classes of all series and Participations then outstanding.

     For any Monthly Period, the Principal Allocation Percentage is the percentage equivalent of a fraction:

     o    whose numerator equals:

         (1) during the Revolving Period, the Invested Amount at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and

         (2) during the Accumulation Period, the Invested Amount at the end of the last day of the Revolving Period,

              provided that on the date of issuance of any new series during the Accumulation Period, this amount may be reduced by TRC, upon receipt by the trustee of confirmation that the Rating Agency Condition is satisfied, to an amount not less than the greater of:

              --   the Adjusted Invested Amount on that date, and

              -- the amount that would result in a Principal Allocation Percentage that when multiplied by collections of Principal Receivables for the preceding Monthly Period would equal:

                   o the Class A Controlled Deposit Amount for that Monthly Period plus 10% of the Class A Controlled Accumulation Amount or, if that date is on or after the Class A Expected Final Payment Date and the Class A Invested Amount has been paid in full, the Collateral Invested Amount, minus

                   o the amount of any available Shared Principal Collections for that Monthly Period, and

         (3) during an Early Amortization Period, the Invested Amount at the end of the last day of the Revolving Period or, if less, the last numerator used to calculate the principal allocation percentage in the Accumulation Period, if any, and

          o    whose denominator equals the greater of:

         (1)  if only one series is outstanding:


              (A) during the Revolving Period, the sum of (x) the Principal
                  Receivables in the trust and (y) the principal amount on deposit in the Special Funding Account at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and


              (B) during the Accumulation Period and an Early Amortization
                  Period, the sum of (x) the Principal Receivables in the trust and (y) the principal amount on deposit in the Special Funding Account at the end of the last day of the Revolving Period, and

         (2) if more than one series is outstanding, the greater of:


              (A) the sum of (x) the Principal Receivables in the trust and (y)
                  the principal amount on deposit in the Special Funding Account at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and


              (B) the sum of the numerators used to calculate the principal allocation percentages for all series and Participations outstanding as of the date of determination.

     The Floating Allocation Percentage and the Principal Allocation Percentage are subject to adjustment upon the direction of the transferor, pursuant to the Pooling and Servicing Agreement, to give effect to additions of Additional Accounts.


Application of Collections

     Payment of Interest, Fees and Other Items.

     On each Distribution Date, Available Series 2003-__ Finance Charge Collections for the related Monthly Period will be applied in the following order:

     o an amount equal to Class A Monthly Interest and Class A Carryover Interest will be paid to Class A Certificateholders,

     o an amount equal to the Monthly Servicing Fee and any unpaid Monthly Servicing Fee from prior periods will be paid to the servicer,

     o an amount equal to the Investor Defaulted Amount for that Distribution Date will be treated as Available Series 2003-__ Principal Collections,

     o an amount equal to any reduction in the Invested Amount due to unreimbursed Investor Charge-Offs will be applied to reinstate the Invested Amount and treated as Available Series 2003-__ Principal Collections,

     o an amount equal to Collateral Monthly Interest and Collateral Carryover Interest, if any, will be paid to the holders of the Collateral Interest,

     o on each Distribution Date from and after the Reserve Account Funding Date-- if any Reserve Account Funding Date has been established by TRC at its option-- but before the date the Reserve Account is terminated, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount, will be deposited in the Reserve Account, and

     o    the balance, if any, will constitute Excess Finance Charge
          Collections.

     The following diagram provides you with an outline of the allocation of Available Series 2003-__ Finance Charge Collections. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.



      Application of Available Series 2003-__ Finance Charge Collections

GRAPHIC OMITTED]

                         -------------------------------------
                        |   Available Series 2003-__ Finance  |
                        |          Charge Collections         |
                         -------------------------------------
                                           |
                                           |
                                           |
                                           |
                                          \ /
                         ----------------------------------------
                        |  1. Class A Interest Payment           |
                        |  2. Monthly Servicing Fee              |
                        |  3. Investor Defaulted Amount          |
                        |  4. Reimbursement of reductions in the |
                        |     Invested Amount due to Investor    |
                        |     Charge-Offs                        |
                        |  5. Interest Payment for Collateral    |
                        |     Interest, if any                   |
                        |  6. Optional funding of the Reserve    |
                        |     Account                            |
                         ----------------------------------------
                                           |
                                           |
                                           |
                                           |
                                          \ /
                                 -------------------------
                                |  Excess Finance Charge  |
                                |    Collections          |
                                 -------------------------




     Excess Finance Charge Collections. On each Distribution Date, Excess Finance Charge Collections allocated to Series 2003-__ from other series in Group I will be applied to pay the shortfall arising from the excess, if any, of the sum of:

     o    Class A Monthly Interest and Class A Carryover Interest,

     o the Monthly Servicing Fee and any unpaid Monthly Servicing Fees from prior periods,

     o    the Investor Defaulted Amount,

     o    unreimbursed Investor Charge-Offs,

     o Collateral Monthly Interest and Collateral Carryover Interest, if any, and

     o if TRC, at its option, designates a Reserve Account Funding Date, the amount to be funded in the Reserve Account, over the Available Series 2003-__ Finance Charge Collections.

     Excess Finance Charge Collections from Series 2003-__ will be applied in the following order:

     o to make payments to certificateholders of other series in Group I to the extent of any shortfalls covered from Excess Finance Charge Collections,

     o    to make payments of any unpaid expenses or liabilities of the trust,

     o    as Excess Transferor Finance Charge Collections, and

     o    paid to TRC.


     Payment of Principal.

     Available Series 2003-__ Principal Collections will be applied on each Distribution Date as described below:

     Revolving Period. The Revolving Period begins on the Closing Date and ends on the day before the Accumulation Period or Early Amortization Period begins. During the Revolving Period no principal payments will be made to Class A Certificateholders. On each Distribution Date during the Revolving Period, Available Series 2003-__ Principal Collections will be treated as Shared Principal Collections and may be used to make principal payments to other series, except that if the Rating Agency Condition is satisfied in connection with a requested reduction of the Collateral Invested Amount, those amounts will first be used to reduce the Collateral Invested Amount to the requested level.

     Accumulation Period. The Accumulation Period will begin on the first day of the [ ] Monthly Period unless postponed by the servicer as described in "--Postponement of Accumulation Period," and will end on the earlier of:

     o    the day before an Early Amortization Period begins, and

     o    the Series 2003-__ Termination Date.

     During the Accumulation Period prior to the accumulation in the Principal Funding Account of an amount equal to the Class A Invested Amount, Available Series 2003-__ Principal Collections plus Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, allocated to your series will be deposited in the Principal Funding Account on each Distribution Date in an amount not to exceed the Class A Controlled Deposit Amount or the Class A Adjusted Invested Amount.

     On the Class A Expected Final Payment Date, the trustee will pay to Class A Certificateholders the principal amount on deposit in the Principal Funding Account. If an Early Amortization Event occurs during the Accumulation Period and the Early Amortization Period begins, the amount on deposit in the Principal Funding Account will be paid to Class A Certificateholders on the first Special Payment Date.

     During the Accumulation Period, after the accumulation in the Principal Funding Account of an amount equal to the Class A Invested Amount, Available Series 2003-__ Principal Collections plus Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, will be applied to make principal payments to the holders of the Collateral Interest until the Collateral Invested Amount is paid in full. Any remaining Available Series 2003-__ Principal Collections will be treated as Shared Principal Collections.

     Early Amortization Period. An Early Amortization Period begins on the day an Early Amortization Event is deemed to have occurred and ends on the Series 2003-__ Termination Date. During an Early Amortization Period, you will receive payments of principal and interest on each Special Payment Date. See "--Early Amortization Events" for additional discussion.

     On each Special Payment Date during an Early Amortization Period:

     o the Class A Certificateholders will be entitled to receive Available Series 2003-__ Principal Collections, Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, allocated to the Class A Certificates, until the earlier of:

          --   the date the Class A Invested Amount has been paid in full, and

          --   the __________ Distribution Date, and

     o after payment in full of the Class A Invested Amount, holders of the Collateral Interest will be entitled to receive Available Series 2003-__ Principal Collections for the related Monthly Period, Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, until the Series 2003-__ Termination Date.

     The average life and maturity of your certificates can be significantly reduced if an Early Amortization Period begins.

     You will receive the final payment of principal and interest on the Class A Certificates no later than the __________ Distribution Date. After that date the trust will have no further obligation to pay principal or interest on the Class A Certificates.

     The following diagram provides you with an outline of the application of collections of Principal Receivables and amounts treated as collections of Principal Receivables. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.


                                           Application of Principal Collections


                                                     --------------------------
                                                    |       Available         |
                                                    |     Series 2003-__      |
                                                    |  Principal Collections  |
                                                     --------------------------
                                                                |
                                                                |
                                                                |
                                                                |
                                                                |
                                                                |
                                                                \/
--------------------------------               ----------------------------------------
Shared Principal Collections    | --------->  |During the Accumulation Period or        |            --------------------------
from other series, if necessary |             |Early Amortization Period:               | <---------|  Amounts from the Special|
--------------------------------              |1. Deposited in the Principal Funding    |           |      Funding Account     |
                                              |   Account up to Class A Controlled      |            ---------------------------
--------------------------------              |   Deposit Amount or paid to Class A     |
At the option of TRC, Shared    | --------->  |   Certificateholders until the Class A  |
Transferor Principal Collections|             |   Invested Amount is paid in full       |
--------------------------------              |2. Paid to the holders of the Collateral |
                                              |   Interest until the Collateral Invested|
                                              |   Amount is paid in full                |
                                               -----------------------------------------
                                                                |
                                                                |
                                                                |
                                                                |
                                                                \/
                                               ---------------------------------------
                                              |     During the Revolving Period or    |
                                              |    excess during Accumulation Period  |
                                              |      or Early Amortization Period     |
                                              |      treated as Shared Principal      |
                                              |     Collections allocated to other    |
                                              |          series, if necessary         |
                                               ---------------------------------------
                                                                |
                                                                |
                                                                |
                                                                \/
                                               --------------------------------------
                                              |  Paid to the transferor or deposited |
                                              |    in the Special Funding Account    |
                                               --------------------------------------



Postponement of Accumulation Period

     The Accumulation Period is scheduled to begin 12 months prior to the month in which the Class A Expected Final Payment Date occurs. However, the servicer may elect to extend the Revolving Period and postpone the start of the Accumulation Period. The servicer may make this election only if the number of months needed to fund the Principal Funding Account to pay the Class A Invested Amount in full by the Class A Expected Final Payment Date is less than 12. In that event, the servicer may elect to postpone the start of the Accumulation Period so that the number of months included in the Accumulation Period prior to the month in which the Class A Expected Final Payment Date occurs will be equal to or exceed the number of months determined by the servicer to be required to fully fund the Class A Invested Amount on or prior to the Class A Expected Final Payment Date. On the third business day before each Distribution Date beginning on ________ until the Accumulation Period begins, the servicer will determine the number of months expected to be required to fully fund the Principal Funding Account and be able to pay the Class A Invested Amount no later than the Class A Expected Final Payment Date. In making this determination, the servicer is required to assume that:

     o the principal payment rate will be no greater than the lowest monthly principal payment rate for the previous 12 months,

     o    no additional series will be issued,


     o the total amount of Principal Receivables and the principal amount on deposit in the Special Funding Account, if any, will remain the same throughout the Accumulation Period, and


     o    no Early Amortization Event will occur for any series.

     The servicer will determine the length of the Accumulation Period on the basis of:

     o the monthly collections of Principal Receivables expected to be allocable to all Principal Sharing Series during the Accumulation Period for your series, and

     o the amount of collections of Principal Receivables expected to be distributable to holders of other Principal Sharing Series that are expected to be in their accumulation or amortization periods during the Accumulation Period for your series.

     In addition, prior to the servicer making its initial determination of the number of months in the Accumulation Period prior to the Class A Expected Final Payment Date, TRC will determine whether or not it will utilize Shared Transferor Principal Collections to fund the Principal Funding Account. If, at its option, TRC elects to utilize Shared Transferor Principal Collections to fund the Principal Funding Account, the servicer will include Shared Transferor Principal Collections expected to be available to your series in its determination of the number of months in the Accumulation Period prior to the Class A Expected Final Payment Date and the length of the Accumulation Period may be significantly shorter than it would have been had TRC elected not to make Shared Transferor Principal Collections available to fund the Principal Funding Account.

     After making an election to postpone the start of the Accumulation Period but before the Accumulation Period begins, the servicer may elect to further postpone the start of the Accumulation Period or be required to extend the Accumulation Period in accordance with the requirements described above. The length of the Accumulation Period may not be less than one month.


Sharing of Excess Finance Charge Collections

     Available Series 2003-__ Finance Charge Collections in excess of the amount required to make deposits or payments for the certificates of your series will be made available to other series included in Group I whose allocation of collections of Finance Charge Receivables and other amounts are not sufficient to make their required deposits or payments. If Available Series 2003-__ Finance Charge Collections are insufficient to make required deposits or payments for the certificates of your series, you will have access to Excess Finance Charge Collections from other series in Group I. Each series that is part of Group I and that has a shortfall will receive a share of the total amount of Excess Finance Charge Collections available for that month based on the amount of the shortfall for that series divided by the total shortfall for all series in Group I for that same month. For a description of how Excess Finance Charge Collections are allocated to Series 2003-__, see "--Application of Collections--Payment of Interest, Fees and Other Items--Excess Finance Charge Collections" and for a more detailed description of the sharing of Excess Finance Charge Collections, see "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections" in the attached prospectus.


Shared Principal Collections

     Your series is a Principal Sharing Series. Available Series 2003-__ Principal Collections in excess of:

     o during the Revolving Period, if the Rating Agency Condition is satisfied, any amounts applied to reduce the Collateral Invested Amount,

     o during the Accumulation Period, the Class A Controlled Deposit Amount until the Class A Expected Final Payment Date and thereafter the Collateral Invested Amount, and

     o during an Early Amortization Period, the Invested Amount of your series,

will be made available to other Principal Sharing Series as Shared Principal Collections. If Available Series 2003-__ Principal Collections are insufficient to make required principal deposits or payments for your series, you will share in the excess available from other Principal Sharing Series. Each Principal Sharing Series that has a Principal Shortfall with respect to any month will receive a share of the total amount of Shared Principal Collections available for that month based on the amount of the Principal Shortfall for that series divided by the total Principal Shortfalls for all Principal Sharing Series for that month.

     If Shared Principal Collections exceed shortfalls for all Principal Sharing Series, the trustee will distribute the remaining amount to TRC to the extent that the Transferor Amount-- excluding the interest represented by any Supplemental Certificate-- exceeds the Required Retained Transferor Amount or deposit it into the Special Funding Account.

     Shared Principal Collections may be used to cover Principal Shortfalls for the Series 2003-__ certificates and, in specified circumstances, may allow the length of the Accumulation Period to be shortened. See "-- Postponement of Accumulation Period." This type of reallocation of collections of Principal Receivables does not result in a reduction in the Invested Amount of the series to which the collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections for any Monthly Period.

     If Shared Principal Collections are not sufficient to cover Principal Shortfalls for your series, TRC may elect to apply Shared Transferor Principal Collections to the remaining Principal Shortfalls.


Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections

     Excess Transferor Finance Charge Collections will consist of:

     o collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables for any Monthly Period allocable to the Transferor's Interest remaining after payments to holders of any Supplemental Certificates, and

     o collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables for any Monthly Period allocated to each series but not used to make payments to any series.

     Excess Transferor Finance Charge Collections will be used to fund investment earnings shortfalls during the Accumulation Period associated with amounts on deposit in the Principal Funding Account and will be deposited in the Collection Account on each Transfer Date to be applied as Available Series 2003-__ Finance Charge Collections.

     Shared Transferor Principal Collections will consist of:

     o collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest remaining after payments to the holders of any Supplemental Certificates,

     o collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to any series and not applied to make principal deposits or payments for any outstanding series, and

     o any Excess Transferor Finance Charge Collections remaining after being applied as specified in the applicable Supplement for each outstanding series.

     Prior to the servicer initially determining the number of months expected to be required to fully fund the Principal Funding Account in order to pay the Class A Invested Amount no later than the Class A Expected Final Payment Date, TRC will determine whether Shared Transferor Principal Collections will be applied to fund the Principal Funding Account during the Accumulation Period. If TRC elects to make Shared Transferor Principal Collections available to fund the Principal Funding Account, those amounts will be applied to cover any Principal Shortfalls not covered by Shared Principal Collections during the Accumulation Period. In addition, at the option of TRC, Shared Transferor Principal Collections may be applied for the benefit of your series during an Early Amortization Period. For a more detailed description of Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections, see "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections" and "--Shared Principal Collections and Shared Transferor Principal Collections" in the attached prospectus and for a description of how Shared Transferor Principal Collections may be allocated, see "--Application of Collections--Payment of Principal--Accumulation Period" and "--Payment of Principal--Early Amortization Period" in this prospectus supplement.


Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs

     On each Distribution Date for which the servicer determines there is a Required Amount, the Principal Allocation Percentage of collections of Principal Receivables for the Monthly Period preceding that Distribution Date will be reallocated in an amount not to exceed the lesser of the Required Amount and the Collateral Invested Amount. Those amounts that are reallocated are referred to in this prospectus supplement as Reallocated Collateral Principal Collections. The Collateral Invested Amount will be reduced by the amount of Reallocated Collateral Principal Collections.


     On or before the third business day before each Distribution Date, the servicer will calculate the Investor Defaulted Amount for your series for the immediately preceding Monthly Period. The Investor Defaulted Amount represents the investors' share of Principal Receivables charged-off as uncollectible. The Investor Defaulted Amount for each Monthly Period will be paid from Available Series 2003-__ Finance Charge Collections and Excess Finance Charge Collections from other series allocated to Series 2003-__. If on any Distribution Date, the Investor Defaulted Amount exceeds the amount of Available Series 2003-__ Finance Charge Collections and Excess Finance Charge Collections allocated to Series 2003-__ applied to cover the Investor Defaulted Amount, then the Collateral Invested Amount will be reduced by the amount of that excess. In addition, if on any Distribution Date TRC is obligated but fails to make an Adjustment Payment, then the Collateral Invested Amount will be reduced by the Series 2003-__ Allocation Percentage of the unpaid Adjustment Payment.

     If a reduction as a result of an unfunded Investor Defaulted Amount or unpaid Adjustment Payment would cause the Collateral Invested Amount to be a negative number, then:


     o    the Collateral Invested Amount will be reduced to zero, and

     o the Class A Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.


     Any reductions in the Collateral Invested Amount or Class A Invested Amount as a result of Reallocated Collateral Principal Collections or to cover the unfunded Investor Defaulted Amount and unpaid Adjustment Payment are collectively referred to as an Investor Charge-Off and may have the effect of reducing the percentage of collections of Finance Charge Receivables and collections of Principal Receivables allocated to your series. If the Collateral Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their interests in the trust.


     Reductions of the Collateral Invested Amount or the Class A Invested Amount described above will be reimbursed, and the Collateral Invested Amount or the Class A Invested Amount increased, on later Distribution Dates to the extent of Available Series 2003-__ Finance Charge Collections and Excess Finance Charge Collections from other series allocated to Series 2003-__ available for that purpose.


Principal Funding Account

     The trustee will establish and maintain a Principal Funding Account into which it will deposit Available Series 2003-__ Principal Collections and any Shared Principal Collections and Shared Transferor Principal Collections, as applicable, allocated to the Class A Certificateholders during the Accumulation Period.

     Amounts deposited in the Principal Funding Account will be used to pay principal to Class A Certificateholders on the earlier of:

     o    the Class A Expected Final Payment Date, and

     o if an Early Amortization Event occurs during the Accumulation Period, the first Special Payment Date.

     Amounts on deposit in the Principal Funding Account will be invested until the following Distribution Date by the trustee in Eligible Investments. Any Principal Funding Investment Proceeds will be withdrawn from the Principal Funding Account and deposited in the Collection Account on each Distribution Date to be applied as Available Series 2003-__ Finance Charge Collections.


Reserve Account

     The trustee will establish and maintain a Reserve Account that may be used to fund investment earnings shortfalls during the Accumulation Period associated with amounts on deposit in the Principal Funding Account. TRC, at its option, may designate a Reserve Account Funding Date. If TRC does not designate a Reserve Account Funding Date, there will be no funding of the Reserve Account for your series. If TRC designates a Reserve Account Funding Date, on and after the Reserve Account Funding Date but before the date the Reserve Account is terminated, the trustee will deposit into the Reserve Account Available Series 2003-__ Finance Charge Collections and Excess Finance Charge Collections allocated to Series 2003-__ until the account balance equals the Required Reserve Account Amount.

     TRC will invest money on deposit in the Reserve Account in Eligible Investments. Interest and investment income in the Reserve Account in excess of the Required Reserve Account Amount will be withdrawn on each Transfer Date from the Reserve Account and deposited in the Collection Account for application as Available Series 2003-__ Finance Charge Collections.

     On each Transfer Date during the Accumulation Period, the servicer will withdraw from the Reserve Account and apply as Available Series 2003-__ Finance Charge Collections the lesser of:

     o    the amount available to be withdrawn from the Reserve Account, and

     o    the Principal Funding Investment Shortfall for that Transfer Date.

     Upon the earliest to occur of:

     o    the date the Class A Invested Amount is paid in full,

     o    the first Transfer Date with respect to an Early Amortization
          Period, and

     o    the Class A Expected Final Payment Date,

the trustee will withdraw from the Reserve Account and apply as Available Series 2003-__ Finance Charge Collections all amounts remaining in the Reserve Account and the Reserve Account will be terminated.


Transfer of the Collateral Interest

     TRC will initially retain the Collateral Interest in certificated form. In the future, TRC may sell all or a portion of the Collateral Interest in certificated or uncertificated form. If TRC does sell the Collateral Interest, TRC will enter into an agreement with the trustee that will specify the interest rate for the Collateral Interest as well as other relevant provisions. TRC can only sell the Collateral Interest if:

     o TRC notifies the trustee, the servicer and the rating agencies of the proposed transfer of the Collateral Interest,

     o    the transfer satisfies the Rating Agency Condition,

     o    no Early Amortization Event has occurred before the transfer,

     o TRC delivers an officer's certificate to the trustee stating that the transferor believes that the transfer will not cause an Early Amortization Event to occur, and

     o the transferor delivers a tax opinion to the trustee regarding the transfer.

     Regardless of whether the Collateral Interest is sold in certificated or uncertificated form, any holder of the Collateral Interest will be treated as a certificateholder for the purpose of this prospectus supplement and the attached prospectus.


Issuance of Additional Certificates

     During the Revolving Period, the transferor may, subject to certain conditions, cause the trustee to issue additional Class A Certificates. When issued, the additional Class A Certificates will be identical in all respects to the other outstanding certificates and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series 2003-__ Supplement.

     Upon any additional issuance:

     o the Class A Invested Amount and the Collateral Invested Amount shall be increased proportionately, and

     o the Class A Controlled Accumulation Amount shall be increased to reflect the additional outstanding principal balance of Class A Certificates.

     Additional Class A Certificates will only be issued upon satisfaction of the following conditions:

     o before the date they are issued, the transferor will have given the trustee, the servicer and the rating agencies notice of the date and terms of the additional issuance,

o the total amount of Principal Receivables will equal or exceed the Required Principal Balance after the additional issuance,

     o    the additional issuance satisfies the Rating Agency Condition,

     o the transferor will have delivered to the trustee a certificate which states that, the transferor believes that the additional issuance will not have a material adverse effect on the Class A Certificates or the Collateral Interest; for the purposes of making this determination, a dilution of voting rights will not constitute a material adverse effect on the Class A Certificates, see "Risk Factors--You Will Have Limited Control of Trust Actions" in this prospectus supplement,

     o as of the date of the additional issuance, the amount of unreimbursed Investor Charge-Offs shall be zero,


     o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is greater than the Required Retained Transferor Amount after the additional issuance, and


     o the transferor will have delivered to the trustee a tax opinion relating to the additional issuance.


Paired Series

     The Series 2003-__ certificates may be paired with one or more other series. The paired series either:

     o will be pre-funded with an initial deposit in a pre-funding account up to the initial principal balance of that paired series, or

     o    will have a variable principal amount.

     Any pre-funding account will be for the benefit of the paired series. As principal is paid to the Series 2003-__ certificates, either:

     o in the case of a pre-funded paired series, the amount of funds on deposit in any pre-funding account for that paired series will be released to TRC which is equal to, but not in excess of, such payment of principal to the Series 2003-__ certificates, or

     o in the case of a paired series with a variable principal amount, an interest in that paired series up to the amount paid to your series may be sold by the trust.

     The invested amount of that paired series in the trust will increase by an amount equal to the principal paid on your series. Upon payment of the Series 2003-__ certificates, assuming no reductions on the invested amount due to unreimbursed Investor Charge-Offs for any related paired series, the total invested amount of the related paired series will have been increased by an amount up to the total amount paid to Series 2003-__ certificateholders since the issuance of that paired series.


Early Amortization Events

     The following chart describes the Early Amortization Events for your series and indicates whether each Early Amortization Event is an event which automatically triggers an Early Amortization Period or an event which requires the vote of a majority of the certificateholders or the trustee to trigger an Early Amortization Period and whether the event will cause an early amortization for all outstanding series issued by the trust.



                                                          Requires a          Automatically             Automatically
                                                         Majority Vote of     Causes an Early           Causes an Early
                                                         Certificateholders   Amortization of         Amortization for all
Early Amortization Events                                or the Trustee       Series 2003-__            Series Outstanding
-------------------------                                -----------------    ---------------         ---------------------
  1. The transferor fails to make a payment or deposit         |X|
     when required to under the Pooling and Servicing
     Agreement or the Series 2003-__ Supplement within
     five business days after the required date.
  2. The sale, pledge, assignment or transfer by the           |X|
     transferor or grant of any lien on any receivable
     other than as permitted under the Pooling and
     Servicing Agreement or the Series 2003-__
     Supplement.
  3. RNB, TCC or the transferor fails to observe or            |X|
     perform any covenant or agreement and that failure
     has a material adverse effect on you and the
     failure continues unremedied for 60 days after
     written notice to the transferor.
  4. RNB, TCC or the transferor makes a representation         |X|
     or warranty that was materially incorrect when
     made and that continues to be materially incorrect
     for 60 days after written notice and as a result
     you are materially and adversely affected, unless
     the transferor accepts designation of the related
     receivables as Ineligible Receivables.
  5. The average of the Portfolio Yields for three                                   |X|
     consecutive Monthly Periods is less than the
     average of the Base Rates for the same period.
  6. TCC or the transferor fails to transfer                                         |X|
     receivables under Additional Accounts or
     Participation Interests when required under the
     Pooling and Servicing Agreement.
  7. A Servicer Default occurs which has a material            |X|
     adverse effect on the Series 2003-__ certificates.
  8. Any of RNB, TCC or any holder of the Transferor                                 |X|                          |X|
     Certificate or the transferor admits in writing
     its inability to pay its debts, or is subject to a
     bankruptcy proceeding that with respect to the
     transferor or any holder of the Transferor
     Certificate is in effect and not dismissed for 60
     days or enters receivership or conservatorship or
     otherwise becomes subject to an insolvency event.
  9. The transferor becomes unable to transfer                                       |X|                          |X|
     receivables to the trust in accordance with the
     Pooling and Servicing Agreement.
 10. The trust becomes subject to regulation as an                                   |X|                          |X|
     "investment company" under the Investment Company
     Act.
 11. The principal amount in the Special Funding                                     |X|
     Account as a percentage of the sum of (1) the
     Principal Receivables plus (2) the principal
     amount of the Special Funding Account, shall equal
     or exceed 30% at the end of the last day of three
     consecutive Monthly Periods.


Servicing Fees and Expenses

     The Monthly Servicing Fee for any Distribution Date means the amount equal to one-twelfth of the product of:

     o     the Servicing Fee Rate, and

     o     an amount equal to:

           -- the sum of the Class A Adjusted Invested Amount and the Collateral Invested Amount at the end of the last day of the Monthly Period second preceding the related Distribution Date, minus

           -- the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding that Distribution Date and the Floating Allocation Percentage for that Monthly Period, except for the first Distribution Date for which the Monthly Servicing Fee will be $_______.

     The remainder of the servicing fee will be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the certificateholders of other series. The trust, the trustee or the Series 2003-__ certificateholders will not be liable for the share of the servicing fee to be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the certificateholders of any other series.


Defeasance


     On any date if:


     o    the transferor has deposited:

          -- into the Principal Funding Account, an amount equal to the outstanding principal balance of the Class A Certificates, and


          -- if such deposit occurs before an Early Amortization Period and TRC, at its option, had designated a Reserve Account Funding Date, into the Reserve Account, an amount equal to or greater than the Class A Covered Amount, as estimated by the transferor, for the period from the date of the deposit to the Principal Funding Account through the Class A Expected Final Payment Date,


     o the transferor has delivered to the trustee an opinion of counsel that the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act and that following the deposit none of the trust, the Reserve Account or the Principal Funding Account will be considered to be an association, or publicly traded partnership, taxable as a corporation,

     o the transferor has delivered to the trustee, a certificate of an officer of the transferor stating that it believes that the deposit and termination of its obligations will not constitute an Early Amortization Event or any event that would cause an Early Amortization Event to occur, and

     o    the Rating Agency Condition has been satisfied,

then the Class A Certificates will no longer be entitled to the security interest of the trust in the receivables and, except those set forth in the first bullet point above, the other trust assets, and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to the allocation to the Class A Certificateholders of collections of Principal Receivables, Finance Charge Receivables and the Defaulted Amount will be reduced to zero. If the Collateral Interest is outstanding but is not being held by the transferor or an affiliate of the transferor on the date the transferor decides to defease the Class A Certificates, the transferor will have the option to defease the Collateral Interest, if certain additional requirements are satisfied, so that the Collateral Interest will not be entitled to the security interest of the trust in the receivables. If the Collateral Interest is held by the transferor or an affiliate of the transferor on the date the transferor defeases the Class A Certificates, the Collateral Invested Amount will be reduced to zero.


Optional Termination

     The Class A Certificates may be repurchased by the transferor at its option on any Distribution Date on or after the Distribution Date on which the Class A Invested Amount is less than or equal to 10% of the highest Class A Invested Amount outstanding at any time. The purchase price for the Class A Certificates will equal:

     o    the outstanding principal balance of the Class A Certificates, plus

     o any accrued and unpaid interest on the outstanding principal balance of the Class A Certificates through the day preceding the Distribution Date on which the repurchase occurs at the applicable Class A Certificate Rate.


Purchase of Class A Certificates by the Transferor

     The transferor may purchase Class A Certificates in the secondary market and request that the trustee cancel those Class A Certificates and reduce the Class A Invested Amount by a corresponding amount.


Series Termination

     RNB will solicit bids for the sale of some of the Principal Receivables together with the related Finance Charge Receivables if the Invested Amount is greater than zero on the Distribution Date two months before the __________ Distribution Date. The amount of receivables to be sold will not be more than 110% of the Invested Amount on the __________ Distribution Date. TRC will be allowed to participate in, and to receive a copy of, each bid submitted in connection with any bidding process. RNB will determine:

     o    which bid is the highest cash purchase offer, and

     o the amount of collections that will be available in the Collection Account on the ________ Distribution Date for distribution to you.

     RNB will sell these receivables on the _________ Distribution Date to the bidder who provided the highest cash bid and will deposit the proceeds in the Collection Account for allocation to your certificates. You will incur a loss if the proceeds of the sale, together with the amount of collections available in the Collection Account, are less than the Class A Adjusted Invested Amount plus accrued and unpaid interest on your certificates.

                  [Luxembourg Listing And] General Information

     [Application has been made to list the Class A Certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with [Listing Agent], the Luxembourg listing agent for the Class A Certificates, to determine whether the Class A Certificates are listed on the Luxembourg Stock Exchange.

     The trust will appoint a paying agent in Luxembourg for so long as the Class A Certificates are outstanding. The name and address of the paying agent in Luxembourg are set forth at the end of this prospectus supplement. If definitive Class A Certificates are issued, the Luxembourg paying agent also will act as co-transfer agent and co-registrar with respect to the definitive Class A Certificates, and transfers of the definitive Class A Certificates may be made through the facilities of such co-transfer agent. In addition, upon maturity or final payment, definitive Class A Certificates may be presented for payment at the offices of such paying agent in Luxembourg up to two years after maturity or final payment.

     The trustee will make available free of charge for review at the main office of the listing agent for the trust in Luxembourg, [name of Listing Agent], the information described under the section titled "Where You Can Find More Information" in the attached prospectus.

     In connection with the listing application, the Amended and Restated Articles of Association and Bylaws of TRC, as well as legal notice relating to the issuance of the Class A Certificates, will be deposited before listing with the Chief Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where copies thereof may be obtained upon request. Once the Class A Certificates have been listed, trading of the Class A Certificates may be effected on the Luxembourg Stock Exchange. The Class A Certificates have been accepted for clearance through the facilities of DTC, Clearstream Banking, societe anonyme and Euroclear. The CUSIP number for the Class A Certificates is ____________. The ISIN number for the Class A Certificates is ____________. The Common Code number for the Class A Certificates is ____________.

     The transactions contemplated in this prospectus supplement and the attached prospectus were authorized by a consent of [the Board of Directors of [ ] as of [________], 2003].

     The trust has no assets other than those described in this prospectus supplement and the attached prospectus. Except as disclosed in this prospectus supplement and the attached prospectus, [since , there has been no material adverse change in the condition of the trust or [ ] that is material to the issuance of the Class A Certificates.]

     [Copies of the Pooling and Servicing Agreement, the Series 2003-__ Supplement, the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement, the documents listed in "Where You Can Find More Information" in the attached prospectus and the reports to certificateholders referred to in "Reports to Certificateholders" in the attached prospectus will be available at the office of the listing agent in Luxembourg. Financial information regarding TRC is included in the consolidated audited financial statements of Target Corporation in its Annual Report for the fiscal year ended, February 2, 2002, which documents are also available without charge at the office of the listing agent in Luxembourg. The trust does not prepare financial statements.]

     On or before the first day of each Interest Period, the Luxembourg Stock Exchange will be advised of the amount of interest which will accrue in respect of the Class A Certificates for the related Interest Period. Also, on or before the first day of each Interest Period, the trustee will make available for review at the main office of the listing agent in Luxembourg a notice specifying the information described above. In addition, the trustee will publish or cause to be published in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort), as long as the rules of the Luxembourg Stock Exchange so require, all notices other than notices with respect to changes in the Class A Certificate Rate. In the event that definitive Class A Certificates are issued, notices to holders of the Class A Certificates will be published in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) and given by mail to the addresses of such holders as they appear in the certificate register.

     TRC has taken all reasonable care to ensure that the information contained in this prospectus supplement and the attached prospectus in relation to the trust and the Class A Certificates is true and correct in all material respects, and that in relation to the trust and the Class A Certificates there are no facts, the omission of which would make misleading any statement in this prospectus supplement or in the attached prospectus, whether fact or opinion. TRC accepts responsibility accordingly. In addition, no person is authorized to give any information or to make any representation not contained in this prospectus supplement or in the attached prospectus and, if given or made, such information or representation must not be relied upon.]


                                  Underwriting

     TRC has agreed to sell to the underwriters listed below the amount of Class A Certificates indicated next to each underwriter's name. Each underwriter has agreed to purchase that amount of the Class A Certificates.

                                                                  Principal
                                                                  Amount of
                                                                   Class A
Underwriters                                                     Certificates
------------                                                     ------------
............................................................
............................................................
............................................................
............................................................
............................................................
                                                                ---------------
     Total.................................................     $
                                                                ===============


     The purchase commitment of the underwriters may be increased or ended if any underwriter defaults. The price to public, underwriters' discounts and commissions, the concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, each expressed as a percentage of the outstanding principal balance of the Class A Certificates, shall be as follows:

                                                         Selling
                                        Underwriting   Concessions Reallowance
                              Price to  Discounts and    Not to      Not to
                               Public    Commissions    Exceed       Exceed
                               ------    -----------    ------       ------
Class A Certificates.......      %            %             %            %


     After the offering is completed, TRC will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

                                                 Proceeds to
                                                     TRC
                                                 (as % of the
                                                 outstanding        Underwriting
                                             Principal balance of     Discounts
                             Proceeds to         the Class A             And
                                 TRC            Certificates)        Commissions
                                 ---            -------------        -----------
Class A Certificates.......       $                   %                   $


     After the public offering, the public offering price and other selling terms may be changed by the underwriters. Additional offering expenses are estimated to be $________.

     Any underwriter may engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act:

     o over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

     o stabilizing transactions, which permit bids to purchase the Class A Certificates so long as the stabilizing bids do not exceed a specified maximum,

     o syndicate covering transactions, which involve purchases of the Class A Certificates in the open market after the distribution has been completed to cover syndicate short positions, and

     o penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by the syndicate member are purchased in a syndicate covering transaction.

     The use of the above transactions may cause the price of the Class A Certificates to be higher than it would otherwise be. These transactions, if or once commenced, may be stopped without notice.

     Each underwriter has represented and agreed that:

     o it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A Certificates, will not offer or sell any Class A Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

     o if that underwriter is an authorized person under the Financial Services and Markets Act 2000, it has promoted and will only promote to the following persons: (i) persons falling within one of the categories of "investment professionals" as defined in article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 and (ii) persons falling within any categories of persons described in article 22(2) (a) to (d) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001,

     o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom, and

     o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any Class A Certificates in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust.

     TRC may indemnify the underwriters against liabilities which include liabilities under the federal securities laws. TRC may also contribute to payments the underwriters may be required to make on these liabilities.

     The underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with TCC, TRC and their affiliates.

                       Other Series Issued and Outstanding


     The trust has previously issued two other series that remain outstanding. The table below discusses the principal characteristics of these series. For more specific information relating to any series, any prospective investor should contact the transferor at (612) 696-3102. The transferor will provide, without charge, to any prospective purchaser of the certificates, a copy of the disclosure documents for any previous publicly issued series.





Series 2001-1

1. Class A Certificates

Class A Initial Invested Amount........................    $750,000,000
Certificate Rate.......................................    one-month LIBOR + 0.11% p.a.
Class A Controlled Accumulation Amount.................    $125,000,000 (subject to adjustment)
Commencement of Accumulation Period....................    January 4, 2004 (subject to adjustment)
Annual Servicing Fee Rate..............................    2%
Credit Support.........................................    Subordination of Series 2001-1 Class B Certificates
Class A Expected Final Payment Date....................    July 26, 2004
Scheduled Series Termination Date......................    July 25, 2008
Series Issuance Date...................................    August 22, 2001

2. Class B Certificates

Class B Initial Invested Amount........................    $250,000,000
Annual Servicing Fee Rate..............................    2%
Scheduled Series Termination Date......................    July 25, 2008
Series Issuance Date...................................    August 22, 2001


Series 2002-1

1. Class A Certificates

Class A Initial Invested Amount........................    $750,000,000
Certificate Rate.......................................    three-month LIBOR + 0.125% p.a.
Class A Controlled Accumulation Amount.................    $62,500,000 (subject to adjustment)
Commencement of Accumulation Period....................    May 27, 2006 (subject to adjustment)
Annual Servicing Fee Rate..............................    2%
Credit Support.........................................    Subordination of Series 2002-1 Class B Certificates
Class A Expected Final Payment Date....................    June 25, 2007
Scheduled Series Termination Date......................    June 27, 2011
Series Issuance Date...................................    July 2, 2002

2. Class B Certificates

Class B Initial Invested Amount........................    $250,000,000
Annual Servicing Fee Rate..............................    2%
Scheduled Series Termination Date......................    June 27, 2011
Series Issuance Date...................................    July 2, 2002


                   Glossary of Terms for Prospectus Supplement

     "Accumulation Period" means the period described under "Description of the Class A Certificates--Application of Collections--Payment of
Principal--Accumulation Period" during which collections of Principal Receivables and other available amounts are first accumulated in a Principal Funding Account for payment to Class A Certificateholders on the Class A Expected Final Payment Date and then applied to make principal payments to the holders of the Collateral Interest.


     "Adjusted Invested Amount" means for any date of determination, an amount equal to:


     o    the Class A Adjusted Invested Amount on that day, plus

     o    the Collateral Invested Amount on that day.


     "Adjustment Payment" means any payment TRC must make into the Special Funding Account equal to the amount by which the servicer adjusts downward the Principal Receivables:

     o for which it received no collections and no charge-off has occurred, and

     o which causes the Required Retained Transferor Amount to exceed the Transferor Amount, excluding the interest represented by any Supplemental Certificate.


     "Available Reserve Account Amount" equals for any Transfer Date, the lesser of:


     o the amount on deposit in the Reserve Account, before any deposit or withdrawals made or to be made from that account on that date, and


     o    the Required Reserve Account Amount on that date.

     "Available Series 2003-__ Finance Charge Collections" means for any Distribution Date, the sum of:

     o the Floating Allocation Percentage of collections of Finance Charge Receivables from the preceding Monthly Period,

     o any Principal Funding Investment Proceeds and, if TRC, at its option, designates a Reserve Account Funding Date, available investment earnings on amounts on deposit in the Reserve Account,

     o the amount of Excess Transferor Finance Charge Collections needed to cover the Principal Funding Investment Shortfall, if any,


     o [the initial deposit to the Collection Account in the amount of $_____________ allocated for the first Distribution Date], and


     o any amount withdrawn from the Reserve Account-- if TRC, at its option, had designated a Reserve Account Funding Date-- and deposited into the Collection Account with respect to a Principal Funding Investment Shortfall or upon termination of the Reserve Account.

     "Available Series 2003-__ Principal Collections" means for any Distribution Date, the sum of:


     o the Principal Allocation Percentage of collections of Principal Receivables from the preceding Monthly Period minus Reallocated Collateral Principal Collections with respect to that Distribution Date, and


     o any amounts applied with respect to the Investor Defaulted Amount and Investor Charge-Offs and treated as Available Series 2003-__ Principal Collections as specified under "Description of the Class A Certificates--Application of Collections--Payment of Interest, Fees and Other Items."


     "Base Rate" means for any Monthly Period, the sum of the annualized percentage equivalent of the weighted average Class A Certificate Rate and the collateral certificate rate, both for the related Interest Period (weighted by the Class A Invested Amount and the Collateral Invested Amount, both as of the end of the last day of the Monthly Period, or in the case of the first Monthly Period, the Closing Date), and the Servicing Fee Rate.

     "Class A Adjusted Invested Amount" means for any date of determination, an amount equal to:


     o    the Class A Invested Amount, minus

     o the principal amount on deposit in the Principal Funding Account on that day.

     "Class A Carryover Interest" means for any Distribution Date:

     o any Class A Monthly Interest due but not paid to the Class A Certificateholders on any previous Distribution Date, plus

     o    an amount equal to the product of:

          - the excess, if any, of Class A Monthly Interest for the preceding Distribution Date over the amount available to pay interest to Class A Certificateholders on the preceding Distribution Date,

          - a fraction, whose numerator is the actual number of days in the related Interest Period and whose denominator is 360, and

          -    the sum of the Class A Certificate Rate plus 2% per annum.

     "Class A Certificate Rate" means a rate equal to one-month LIBOR plus __% per annum.

     "Class A Certificateholder" means any holder of Series 2003-_ Class A Certificates.

     "Class A Certificates" means $[                ] Floating Rate Class A
Asset Backed Certificates, Series 2003-__.

     "Class A Controlled Accumulation Amount" means for any Distribution Date during the Accumulation Period, $_________; except if the servicer postpones the start of the Accumulation Period:


     o the Class A Controlled Accumulation Amount will exceed the amount stated above and will be determined by the servicer according to the Series 2003-__ Supplement, and


     o the sum of the Class A Controlled Accumulation Amounts for all Distribution Dates for that modified Accumulation Period shall not be less than the Class A Invested Amount.

This amount may be increased if the trust issues additional Class A
Certificates.

     "Class A Controlled Deposit Amount" means for any Distribution Date during the Accumulation Period, an amount equal to:

     o    the Class A Controlled Accumulation Amount, plus

     o any Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date.


     "Class A Covered Amount" means for any Interest Period prior to the payment in full of the Class A Invested Amount, the product of:


     o    the Class A Certificate Rate for that Interest Period,

     o a fraction, whose numerator is the actual number of days in that Interest Period and whose denominator is 360, and

     o the balance of the Principal Funding Account on the first day of that Interest Period.

     "Class A Deficit Controlled Accumulation Amount" means on each Distribution Date during the Accumulation Period, the excess, if any, of:

     o the Class A Controlled Deposit Amount for that Distribution Date, over

     o the amount distributed from the Collection Account as principal for the benefit of the Class A Certificates for that Distribution Date.

     "Class A Expected Final Payment Date" means the ______ Distribution Date.

     "Class A Initial Invested Amount" means $__________.

     "Class A Invested Amount" means for any date, an amount equal to:

     o    the Class A Initial Invested Amount, plus

     o the outstanding principal balance of any additional Class A Certificates issued after the Closing Date, minus

     o the total amount of principal paid to Class A Certificateholders before that date, minus

     o the total amount of unreimbursed Investor Charge-Offs allocable to the Class A Invested Amount, minus

     o the amount of any reduction in the Class A Invested Amount because of the purchase by the transferor and subsequent cancellation of Class A Certificates.

     "Class A Monthly Interest" means for any Distribution Date, an amount equal to the product of:

     o    the Class A Certificate Rate for the related Interest Period,

     o a fraction equal to the actual number of days in the related Interest Period divided by 360, and


     o the outstanding principal balance of the Class A Certificates at the end of the last day of the preceding Monthly Period or, with respect to the first Distribution Date, the Class A Initial Invested Amount.


     "Closing Date" means _________.

     "Collateral Additional Interest" means the amount, if any, distributable in respect of the Collateral Interest as calculated pursuant to a supplemental agreement entered into in accordance with the Series 2003-__ Supplement.

     "Collateral Carryover Interest" means for any Distribution Date:

     o any Collateral Monthly Interest due but not paid on any previous Distribution Date, plus


o        any Collateral Additional Interest due on that day.


     "Collateral Interest" means the $[                ] Collateral Interest,
Series 2003-__.

     "Collateral Invested Amount" means for any date, an amount equal to:

     o    $__________, plus

     o the amount of any additional Collateral Interest issued after the Closing Date, minus

     o the total amount of principal paid to holders of the Collateral Interest before that date, minus

     o the total amount of unreimbursed Investor Charge-Offs for all previous Distribution Dates.


     "Collateral Monthly Interest" means, initially, zero, but may be increased by TRC after the Closing Date without the consent of Class A Certificateholders.

     "Distribution Date" means _____________, and the 25th day of each month thereafter, or if the 25th day is not a business day, the next business day.


     "Early Amortization Event" means any of the events described under "Description of the Class A Certificates--Early Amortization Events."

     "Early Amortization Period" means the period described under "Description of the Class A Certificates--Application of Collections--Payment of Principal--Early Amortization Period" during which collections of Principal Receivables allocable to Series 2003-__ will be paid to certificateholders on each Special Payment Date.

     "Floating Allocation Percentage" means for any Monthly Period, the investor percentage described under "Description of the Class A Certificates--Allocation Percentages."


     "Group I" means the group of series under the trust to which the Series 2003-__ certificates belong for the purpose of sharing Excess Finance Charge Collections.


     "Interest Period" means in relation to any Distribution Date, the period from and including the previous Distribution Date to and excluding that Distribution Date, except the first Interest Period will begin on and include the Closing Date and end on but exclude the first Distribution Date.

     "Invested Amount" means the sum of the Class A Invested Amount and the Collateral Invested Amount.


     "Investor Charge-Off" means for any Distribution Date, the amount by which first the Collateral Invested Amount and then the Class A Invested Amount are reduced, as described under "Description of the Class A
Certificates--Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs."

     "Investor Defaulted Amount" means for any Monthly Period, an amount equal to the product of the Defaulted Amount and the Floating Allocation Percentage for that Monthly Period.
     "LIBOR" means the London Interbank Offered Rate indexed to the offered rates for deposits in United States dollars, which for each Interest Period will be determined by the trustee for the Class A Certificates as follows:


     o On the LIBOR Determination Date, the trustee will determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date.

     o If that rate does not appear on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "LIBOR Determination Date" means (i) _________ for the first Interest Period and (ii) the second day prior to the commencement of the second and each subsequent Interest Period, provided that the day is other than (i) a Saturday or Sunday, (ii) any day on which national banking associations or state banking institutions in New York, New York, Minneapolis, Minnesota or Sioux Falls, South Dakota are authorized or obligated by law, executive order or governmental decree to be closed, or (iii) any other day on which banking institutions in London, England, trading in United States dollar deposits in the London interbank market, are authorized or obligated by law or executive order to be closed.

     "Monthly Servicing Fee" means for any Monthly Period, the amount described under "Description of the Class A Certificates--Servicing Fees and Expenses."

     "Portfolio Yield" means for any Monthly Period, the annualized percentage equivalent of a fraction:

     o    whose numerator is the sum of:

          -- the Floating Allocation Percentage of collections of Finance Charge Receivables for that Monthly Period, minus

          -- if the Required Reserve Account Amount is greater than zero, the excess of the Principal Funding Investment Shortfall over the amount applied from the Reserve Account with respect to that shortfall, minus

          --   the Investor Defaulted Amount for that Monthly Period, and

     o whose denominator is the Adjusted Invested Amount as of the last day of the preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date.

[For the first Monthly Period, the initial deposit of $_____ made to the Collection Account on the Closing Date for application as Available Series 2003-__ Finance Charge Collections will be added to the numerator described above.]

     "Principal Allocation Percentage" means for any Monthly Period, the investor percentage described under "Description of the Class A
Certificates--Allocation Percentages."

     "Principal Funding Account" means an Eligible Deposit Account held for the benefit of the Class A Certificateholders in which collections of Principal Receivables allocated to Class A Certificateholders are accumulated during the Accumulation Period as described under "Description of the Class A Certificates--Principal Funding Account."

     "Principal Funding Investment Proceeds" means on each Distribution Date during the Accumulation Period:

     o the investment earnings on funds in the Principal Funding Account, minus

     o    investment expenses and losses,

for the related Interest Period.


     "Principal Funding Investment Shortfall" means on each Distribution Date during the Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds are less than the Class A Covered Amount for the related Interest Period.


     "Principal Sharing Series" means a series that, under the terms of its Supplement, is entitled to receive and has agreed to share Shared Principal Collections.


     "Reallocated Collateral Principal Collections" means for any Distribution Date, collections of Principal Receivables allocable to your series for the related Monthly Period in an amount not to exceed the lesser of:


     o    the Collateral Invested Amount, and

     o    the amount applied to fund the Required Amount, if any.


     "Record Date" means for any Distribution Date, the last business day of the calendar month preceding the month in which that Distribution Date occurs which is the day a certificateholder must be the registered holder of a certificate to receive a payment on that Distribution Date.


     "Reference Banks" shall mean four major banks in the London interbank market selected by the servicer.


     "Required Amount" means for any Distribution Date, the amount of any shortfall in amounts required to be paid from Available Series 2003-__ Finance Charge Collections and Excess Finance Charge Collections as described under "Description of the Class A Certificates--Interest Payments."


     "Required Reserve Account Amount" means for any Distribution Date on or after the Reserve Account Funding Date, an amount specified by the transferor.

     "Required Retained Transferor's Percentage" means [2%] as may be adjusted from time to time under the Series 2003-__ Supplement.

     "Reserve Account" means an Eligible Deposit Account in which the servicer will deposit the Required Reserve Account Amount on or after the Reserve Account Funding Date to provide additional funds from which to make payments of interest on the certificates during the Accumulation Period.

     "Reserve Account Funding Date" means the date, if any, specified by TRC for the start of funding of the Reserve Account.

     "Revolving Period" means the period described under "Description of the Class A Certificates--Application of Collections--Payment of
Principal--Revolving Period" during which collections of Principal Receivables allocable to Series 2003-__ are not paid to Class A Certificateholders or accumulated but are generally treated as Shared Principal Collections.


     "Series 2003-__ Allocation Percentage" means on any date of determination, the percentage equivalent of a fraction:

     o whose numerator is the sum of the Class A Adjusted Invested Amount and the Collateral Invested Amount, and

     o whose denominator is the sum of the invested amounts, or adjusted invested amounts, as applicable, of all then outstanding series.


     "Series 2003-__ Supplement" means the supplement to the Pooling and Servicing Agreement relating to the Series 2003-__ certificates.

     "Series 2003-__ Termination Date" means the earlier of the day after the Distribution Date on which the Invested Amount is paid in full and the ________ Distribution Date, which is the final Distribution Date on which principal and accrued and unpaid interest are to be paid.

     "Servicing Fee Rate" means 2.00% per annum.


     "Special Payment Date" means each Distribution Date following the Monthly Period in which an Early Amortization Event is deemed to occur.



     "Telerate Page 3750" means the display designated as page "3750" by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service or a comparable service for the purpose of displaying London interbank offered rates of major banks).

     "Transfer Date" means the business day immediately before a Distribution Date.

PROSPECTUS
----------

                         TARGET CREDIT CARD MASTER TRUST
                                     Issuer

                         Target Receivables Corporation
                                   Transferor

                             Retailers National Bank
                                    Servicer


                            Asset Backed Certificates

 ------------------------------------------
| A certificate is not a deposit and        |  The trust--
| neither the certificates nor the          |     o    may periodically issue asset backed certificates in one or more
| underlying accounts or receivables are    |          series with one or more classes, and
| insured or guaranteed by the FDIC or any  |
| other governmental agency.                |     o    will own--
|                                           |              -- receivables in a portfolio of consumer open-end
| The certificates will represent an        |                 credit card accounts,
| interest in the trust only and do not     |
| represent interests in or recourse        |              -- payments due on those receivables, and
| obligations of Target Corporation,        |
| Retailers National Bank, Target Capital   |              -- other property described in this prospectus and in
| Corporation, Target Receivables           |                 the related prospectus supplement.
| Corporation or any of their affiliates.   |
|                                           |  The certificates offered by this prospectus and the related prospectus
| This prospectus may be used to offer and  |  supplement--
| sell any series of certificates only if   |     o    will represent interests in the trust the and will be
| accompanied by the prospectus supplement  |          paid only from the assets of the trust,
|  for that series.                         |
|                                           |     o    will be rated in one of the four highest rating categories by at
|                                           |          least one nationally recognized rating organization,
|                                           |
|                                           |     o    may have one or more forms of enhancement, and
|                                           |
|                                           |     o    will be issued as part of a designated series which may include
|                                           |          one or more classes of certificates
 ------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed on the adequacy or accuracy of the disclosures in this prospectus and the related prospectus supplement. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is _______, 2003


                                Table of Contents


Important Notice About Information                                 Clearstream...................................19
Presented in this Prospectus and the
Related Prospectus Supplement.......................4              Euroclear.....................................19

The Target Credit Card Master Trust.................5              Book-Entry Registration.......................20

Target Corporation..................................5              Definitive Certificates.......................23

Retailers National Bank.............................5              Secondary Market Trading......................24

Target Financial Services...........................6         Enhancement........................................25

Target Capital Corporation..........................6              Specific Forms of Enhancement.................25

Target Receivables Corporation......................6         The Pooling and Servicing Agreement................27

The Trustee.........................................6              Conveyance of Receivables.....................27

Description of the Certificates.....................7              Addition of Trust Assets......................27

     General........................................7              Removal of Accounts...........................30

     Allocation of Trust Assets.....................8              Eligible Accounts and Eligible Receivable.....31

     The Transferor Certificate.....................8              Representations and Warranties................32

     Supplemental Certificates......................9              Discount Option Receivables...................34

     Participations.................................9              Indemnification...............................34

     Interest.......................................9              Collection and Other Servicing Procedures.....35

     Principal.....................................10              Servicing Compensation and Payment of
                                                                      Expenses...................................36
     Early Amortization Events.....................11
                                                                   Servicer Covenants............................36
     Defaulted Receivables and the Defaulted
        Amount.....................................11              Certain Matters Regarding the Servicer........37

     Dilution......................................11              Servicer Default..............................37

     Sharing of Excess Finance Charge                              Evidence as to Compliance.....................38
        Collections and Excess Transferor
        Finance Charge Collections..................12             Amendments....................................39

     Shared Principal Collections and Shared                       Termination of the Trust......................40
        Transferor Principal Collections............12
                                                              The Bank Receivables Purchase Agreement
     New Issuances..................................13        and the Receivables Purchase Agreement.............40

     Collection Account.............................15             Sale of the Receivables.......................40

     Deposits in the Collection Account.............16             Representations and Warranties................41

     Special Funding Account........................17             Covenants.....................................42

     Paired Series..................................17             Transfer of Accounts and Assumption of
                                                                      RNB's, TCC's and TRC's Obligations.........43
     Funding Period.................................17
                                                                   Amendment.....................................43
     Defeasance.....................................17
                                                                   Termination...................................43
     List of Certificateholders.....................17
                                                              Legal Aspects of the Receivables...................43
     Form of Your Certificates......................18
                                                                   Transfer of Receivables.......................43
     DTC............................................18




     Matters Relating to Bankruptcy or                             Regulation Under ERISA and the Tax Code.......56
        Receivership...............................44
                                                                   Final Regulation Issued by the DOL............56
     Certain Regulatory Matters....................46
                                                                   Exemptions to Prohibited Transactions.........57
     Consumer Protection Laws......................47
                                                                   Special Considerations for Insurance Companies57
     Claims and Defenses of Cardholders
        Against the Trust..........................48              General Investment Considerations.............58

     Industry Litigation...........................48         Plan of Distribution for the Offered Certificates..59

Federal Income Tax Consequences....................50         Legal Matters......................................59

     Tax Characterization of the Trust.............50         Reports to Certificateholders......................60

     Tax Considerations Relating to                           Forward-Looking Statements.........................61
        Certificateholders.........................51
                                                              Where You Can Find More Information................62
     Non-U.S. Certificate Owners...................53
                                                              Glossary of Terms for Prospectus...................63
     Information Reporting and Backup Withholding..55

     Tax Return Disclosure and Investor
        List Requirements..........................55

Employee Benefit Plan Considerations...............56


         Important Notice About Information Presented in this Prospectus and the Related Prospectus Supplement

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (2) the prospectus supplement for your series, which will describe the specific terms of your series of certificates, including:

          1.   the timing and amount of interest and principal payments,
          2.   information about the receivables,
          3.   information about enhancement for each offered class,
          4.   credit ratings, and
          5.   the method for selling the certificates.

     You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the related prospectus supplement provide the pages on which captions are located.

     You can find a glossary with definitions of important terms that appear in this document under the caption "Glossary of Terms for Prospectus" beginning on page 63 in this prospectus.

                       The Target Credit Card Master Trust

     The Target Credit Card Master Trust was formed when Target Receivables Corporation, as transferor of the receivables, Retailers National Bank, as servicer and originator of the receivables, and Wells Fargo Bank Minnesota, National Association, as trustee, entered into the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is governed by the laws of the State of Delaware. The trust was formed to issue certificates representing interests in a pool of credit card receivables held by the trust. Certificates issued by the trust will be issued in amounts, at prices and on terms to be determined at the time of sale as described in the related prospectus supplement.

     The trust will only engage in the following business activities:

       o    acquiring and holding receivables,

       o issuing series of certificates and related enhancements that may be uncertificated interests in the trust, Participations, Supplemental Certificates and a Transferor Certificate,

       o making payments on these certificates, related enhancements, Participations, Supplemental Certificates and the Transferor Certificate,

       o obtaining any credit enhancement or entering into any enhancement contract necessary to issue certificates, and

       o    engaging in related activities.

                               Target Corporation


     Target Corporation is one of America's largest general merchandise retailers with 1,475 stores in 47 states as of February 1, 2003. Target Corporation currently conducts its store operations through three retail divisions operating under three brand names (collectively known as the Target Corporation Stores):


       o    Target,

       o    Marshall Field's, and

       o    Mervyn's.

     Dayton Company was founded in 1902 and Dayton Hudson Corporation was formed in 1969 through the merger of Dayton Company and J.L. Hudson Company. In 1962, Dayton Company started Target stores, an upscale discounter. In 1978, Dayton Hudson Corporation acquired Mervyn's department stores. In 1990, Dayton Hudson Corporation acquired Marshall Field & Co. Effective on January 30, 2000, the name of Dayton Hudson Corporation was changed to Target Corporation. Target Corporation is a public company and is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol TGT.

     Target Corporation's revenues and net earnings for the past three years are as follows (in millions):


                                      2002             2001             2000
                                      ----             ----             ----
Revenues.........................   $43,917          $39,826          $36,851
Net Earnings.....................    $1,654           $1,368         $  1,264



                             Retailers National Bank

     Retailers National Bank, referred to herein as RNB, is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. RNB is a wholly owned subsidiary of Target Corporation. It was formed on January 7, 1994, to streamline Target Corporation's credit operations by eliminating inefficiencies associated with the different retail credit regulations of the various states in which Target Corporation operates. RNB issues and services the private label credit cards of the Target Corporation Stores and Target VISA.

     For a detailed description of the Retailers National Bank credit card business and the trust portfolio, see "Retailers National Bank's Credit Card Business" and "The Trust Portfolio" in the related prospectus supplement.

                            Target Financial Services

     Target Financial Services, referred to herein as TFS, is a unit of Target Corporation. TFS contracts to perform many of the services which RNB, as servicer, would typically perform. These services include:

       o    marketing,

       o    implementation of underwriting,

       o    implementation of transaction authorizations,

       o    guest services,

       o    collections, and

       o    systems support.

     RNB has developed or adopted systems and specifications for underwriting and authorizations and determines the underwriting standards to which TFS must adhere.

     TFS operates out of its primary facility in Minneapolis, Minnesota and an additional facility in Tempe, Arizona.

                           Target Capital Corporation

     Target Capital Corporation, referred to herein as TCC, was formed in Minnesota on September 27, 1994, for general business purposes. TCC is a wholly owned subsidiary of Target Corporation.

                         Target Receivables Corporation

     Target Receivables Corporation, referred to herein as TRC, is a wholly owned subsidiary of TCC. It was formed in Minnesota on May 15, 1995 for limited purposes, including:

       o    buying, holding and selling receivables,

       o transferring receivables to one or more trusts pursuant to one or more pooling and servicing agreements, and

       o    engaging in other related activities.

     TCC and TRC's board of directors do not intend to change these business purposes.

                                   The Trustee

     Wells Fargo Bank Minnesota, National Association is the trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of the trustee is located at Sixth and Marquette, MAC N9311-161, Minneapolis, Minnesota 55479.

     The trustee undertakes to perform the duties described in the Pooling and Servicing Agreement, including examining documents furnished to the trustee to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement, authenticating certificates, establishing and maintaining accounts for the trust and providing notice to certificateholders.

     The trustee and its affiliates may:

       o enter into normal banking and trust relationships with the transferor, the servicer and their affiliates,

       o hold certificates of any series in its name but will not be allowed to participate in any decisions or instructions to be given to the trust by certificateholders as a group,

       o appoint a co-trustee or separate trustees for all or any part of the trust, or

       o    resign at any time.

     If the trustee appoints a co-trustee or separate trustees, all rights, powers, duties and obligations of the trustee will be conferred or imposed on the trustee and each separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, those rights, powers, duties and obligations will be conferred or imposed on each separate trustee or co-trustee individually. If so, each separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations only at the direction of the trustee.

     If the trustee resigns, TRC will be required to appoint a successor trustee. The trustee may also be removed by the servicer if the trustee becomes ineligible to continue as a trustee under the Pooling and Servicing Agreement or if the trustee becomes insolvent. The servicer will then be required to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

                         Description of the Certificates

     Following is a summary describing the material provisions common to each series. If you are purchasing certificates, the related prospectus supplement describes any series-specific provisions supplementing the information in this prospectus. Each series will be issued through the Pooling and Servicing Agreement and a Supplement to that agreement. This prospectus and the related prospectus supplement do not contain all information about your certificates. For a detailed description of the certificates, also read the Pooling and Servicing Agreement and the Supplement for your series.

General

     The certificates offered through this prospectus and the related prospectus supplement will be issued in "series." Each series will represent an interest in the trust distinct from the Transferor Certificate, any Supplemental Certificate, any Participation and any other series issued by the trust. Each series will evidence the right to receive a specified portion of collections on the receivables in the trust.

     Each series may consist of one or more classes, one or more of which may be senior certificates, and one or more of which may be subordinated certificates or other interests in the trust that provide enhancement for senior certificates. Each class of a series will have the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

       o    maturity date,

       o    interest rate, and

       o    availability and amount of enhancement.

     Certificates offered through this prospectus and the related prospectus supplement will be:

       o represented by certificates registered in the name of DTC or its nominee,

       o available for purchase in minimum denominations and integral multiples of $1,000, and

       o    available for purchase in book-entry form only.

The certificates in book-entry form, in which you will hold a beneficial interest, as described under "--Book-Entry Registration," are "global securities." The related prospectus supplement will specify if:

       o your series of certificates, or one or more classes of your series, may be issued in a different form, and

       o your certificates have any other characteristics different from those listed above.

     Certificates described in this prospectus and in the related prospectus supplement may include uncertificated interests in the trust, such as an uncertificated collateral interest, that provide enhancement for other classes of certificates. The related prospectus supplement will specify if any uncertificated interests are included in your series.

     [The related prospectus supplement may state that application will be made to list your series or class of certificates on the Luxembourg Stock Exchange or another exchange.]

     Payments will be made to certificateholders in whose names the certificates were registered on the Record Date specified in the related prospectus supplement.

Allocation of Trust Assets

     The assets of the trust are allocated among:

       o    each series,

       o the holder of the Transferor Certificate and, if applicable, the holders of any Supplemental Certificates, and

       o    the holders of Participations.

     Each series represents interests in the assets of the trust. Each series will receive varying amounts of collections of Principal Receivables and Finance Charge Receivables, and will also be allocated a varying portion of receivables in defaulted accounts written off during each month. The related prospectus supplement describes how these amounts are allocated to your series. If your series is comprised of multiple classes, collections allocated to your series may be further allocated among each class.

     As a certificateholder, your right to collections is limited to the amounts needed to make required payments to you. Collections allocated to your series or your class of certificates might be reallocated. The related prospectus supplement and the Pooling and Servicing Agreement explain how collections will be allocated to, or reallocated from, your certificates.

     Each series may be included in a group of series. Each series in a group may share Excess Finance Charge Collections among themselves. The related prospectus supplement will state if your series is in a group. In addition, the related prospectus supplement will state whether your series is entitled to Shared Principal Collections, Shared Transferor Principal Collections or Excess Transferor Finance Charge Collections.

     Each series represents interests in the trust only and does not represent interests in or recourse obligations of Target Corporation, RNB, TCC, TRC or any of their affiliates. A certificate is not a deposit and neither the certificates nor the underlying trust accounts or receivables are insured or guaranteed by the FDIC or any other governmental agency.

The Transferor Certificate

     The Transferor's Interest in the trust is evidenced by the Transferor Certificate and any Supplemental Certificates. The Transferor Certificate represents the undivided interest in the trust not represented by the certificates of any series or the rights of any enhancement providers to receive payments from the trust or any Supplemental Certificate or Participation. The holder of the Transferor Certificate will be allocated a portion of all collections of Principal Receivables and Finance Charge Receivables. The holder of the Transferor Certificate will also receive Excess Finance Charge Collections, Shared Principal Collections and certain other amounts allocated to each series that are not applied to make payments to any series. TRC currently holds the Transferor Certificate.

Supplemental Certificates

     The Pooling and Servicing Agreement provides that the transferor may exchange a portion of the Transferor Certificate for one or more Supplemental Certificates representing an interest in the Transferor's Interest for transfer or assignment to a person named by the transferor after the execution and delivery of a supplement to the Pooling and Servicing Agreement, only if:

       o    the Rating Agency Condition is satisfied,

       o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount as of the date of the exchange, and

       o the transferor delivers to the trustee and each rating agency a tax opinion.

Any Supplemental Certificates may be transferred or assigned upon satisfaction of the first and third bullet points above. Currently, no Supplemental Certificates have been issued.

Participations

     The Pooling and Servicing Agreement provides for one or more participation supplements under which the transferor may require the trustee to issue one or more Participations on behalf of the trust. Each Participation will entitle its holder to a specified percentage of collections of Principal Receivables and Finance Charge Receivables and any other assets of the trust that the holder of any Participation is entitled to under a participation supplement to the Pooling and Servicing Agreement.

     A Participation may be issued only upon the satisfaction of the following conditions:

       o    the Rating Agency Condition is satisfied,

       o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount, and

       o the transferor delivers to the trustee and each rating agency a tax opinion, dated the date of the issuance.

Any Participation may be transferred or exchanged upon the satisfaction of the first and third bullet points above. The trust has issued a Participation to RNB.

Interest

     From the date of issuance of a series, interest will accrue on the related principal balance of the series or the applicable class, or other amount, at the interest rate specified in the related prospectus supplement. The interest rate may be a fixed, floating or variable rate as specified in the related prospectus supplement. Interest will be distributed to certificateholders on the distribution dates specified in the related prospectus supplement.

     Interest payments on any distribution date will generally be funded from collections of Finance Charge Receivables allocated to the applicable series during the previous Monthly Period. Interest payments on any distribution date may also be funded, to the extent specified in the related prospectus supplement, from:

       o    investment earnings on funds held in accounts of the trust,

       o Excess Finance Charge Collections and Excess Transferor Finance Charge Collections,

       o    any applicable enhancement, if necessary, or

       o    other amounts as specified in the related prospectus supplement.

     If the distribution date for payment of interest for a series or class occurs less frequently than monthly, any collections or other amounts may be deposited in one or more trust accounts for distribution to that series or class. Each class may have a separate interest funding account if a series has more than one class.

Principal

     Principal payments for any series or class will be funded from collections of Principal Receivables allocated to that series and, if that series has been designated as a principal sharing series, from Shared Principal Collections. In addition, at its option, the transferor as holder of the Transferor Certificate may elect to apply Shared Transferor Principal Collections to your series to the extent that required principal deposits or payments exceed collections of Principal Receivables allocable to your series, Shared Principal Collections, if applicable, and other sources as specified in the related prospectus supplement.

     If a series has more than one class, the holders of one or more classes may receive payments of principal at different times. The related prospectus supplement will describe the manner, timing and priority of payments of principal to the holders of each class. Principal will be paid on each class in the amounts and on the distribution dates specified in the related prospectus supplement or will be accumulated in a principal funding account for later distribution on the related expected final payment date.

     The revolving period for each series or each class of a series will begin on the closing date for that series or class and end upon the commencement of the accumulation period or amortization period for that series or class. No principal payments will be made to a series or class of a series during its revolving period, except to the extent specified in the related prospectus supplement.

     Following the revolving period, each series or class of a series is expected to begin to accumulate principal or begin to distribute principal. The related prospectus supplement describes the conditions under which the accumulation period or amortization period will begin for your series or class.

     Principal will accumulate in a principal funding account if your series or class features an accumulation period and this periods begins. During the accumulation period, collections of Principal Receivables and other amounts allocable to a series will be deposited in the principal funding account on each distribution date for payment on the expected final payment date for that series or a specified class of that series. If your series or class features a controlled accumulation period, the amount deposited in the principal funding account on each distribution date will be limited to a specified amount plus shortfalls in amounts specified to be deposited on prior distribution dates. If so specified in the related prospectus supplement, the commencement of the accumulation period may be postponed and the accumulation period may be shortened.

     Funds on deposit in any principal funding account may be invested in Eligible Investments or may have the benefit of a guaranteed rate or investment agreement or other arrangement intended to assure a specific rate of return on the investment of the funds. The related prospectus supplement will specify if investment earnings shortfalls associated with amounts on deposit in the principal funding account will be covered by Excess Transferor Finance Charge Collections. These shortfalls may also be covered by funds in a reserve account if the transferor designates a reserve account funding date and funds are available for that purpose. A principal guaranty or other similar arrangement may be used to enhance the likelihood of the payment in full of the principal amount of a series or class on its expected final payment date.

     If your series or class features a controlled amortization period and this period begins, principal will be paid to you in increments, up to the amount specified in the related prospectus supplement. During the controlled amortization period, collections of Principal Receivables and other amounts allocable to a series, up to an amount specified in the related prospectus supplement, will be paid to that series or class on each distribution date. The controlled amortization period will end on the expected final payment date for your series or class, or earlier if an event that is designated as an early amortization event occurs and an early amortization period begins.

     If your series or class features a rapid accumulation period, certain events -- which may be referred to as rapid accumulation events -- will trigger the commencement of the rapid accumulation period for your series. If the rapid accumulation period begins for your series, the full amount of principal available to your series or a specified class of your series will be deposited in the principal funding account on each distribution date, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the expected final payment date for your series or class, or earlier if an event that is designated as an early amortization event occurs and the rapid accumulation period ends and an early amortization period begins.

     Your series will begin to pay principal to you if an early amortization event occurs and an early amortization period begins for your series or class as described in the related prospectus supplement. The prospectus supplement for any series will specify the early amortization events that apply to that series. You may begin receiving distributions of principal earlier than expected if an early amortization period begins before the scheduled amortization period or accumulation period or before the expected final payment date for your series or class in that series. This may shorten the average life of your series or class.

Early Amortization Events

     Early amortization events are comprised of events that will affect all series and events that apply specifically to designated series. The related prospectus supplement will describe the early amortization events for your series and indicate for each early amortization event whether it is an event which automatically triggers an early amortization period or an event which requires the vote of a majority of the affected certificateholders or the trustee to trigger an early amortization period. If your series features a rapid accumulation period, certain events that may otherwise have been designated as early amortization events will be designated as rapid accumulation events and will cause the commencement of a rapid accumulation period rather than an early amortization period. See "Description of the Class A Certificates--Early Amortization Events" in the related prospectus supplement.

Defaulted Receivables and the Defaulted Amount

     The servicer will charge-off receivables in accounts in accordance with the Credit Card Guidelines. See "Retailers National Bank's Credit Card Business--Delinquency and Collections Procedures for RNB Credit Cards" in the related prospectus supplement. Defaulted Receivables are automatically removed from the trust and may be sold after reconveyance to TRC.

     The Defaulted Amount for any Monthly Period will be an amount, not less than zero, equal to the amount of Defaulted Receivables for each day in that Monthly Period minus the sum of:

       o the amount of any Defaulted Receivables for which the Transferor Amount is reduced because of the assignment of a principal balance of zero for purposes of determining the total amount of Principal Receivables or for which the servicer becomes obligated to accept assignment during that Monthly Period, in either case because of a breach of a representation, warranty or covenant contained in the Pooling and Servicing Agreement,

       o the total amount of recoveries received in the Monthly Period for both Finance Charge Receivables and Principal Receivables which were previously charged-off as uncollectible, and

       o the excess, if any, for the immediately preceding Monthly Period of the total amount subtracted under these bullet points over the amount of Principal Receivables that became Defaulted Receivables.

Each outstanding series issued by the trust will be allocated a portion of the Defaulted Amount-- referred to as the investor defaulted amount.

Dilution

     The amount of the Principal Receivables in the trust will be reduced if:

       o the servicer adjusts downward the amount of any Principal Receivable (except Ineligible Receivables that have been or are to be reassigned to the transferor), because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder,

       o the Principal Receivable was created with respect to merchandise that was refused or returned by a cardholder, or

       o the servicer adjusts downward the amount of any Principal Receivable without receiving collections or without charging off the amount as uncollectible.

     If the reduction of any Principal Receivables would cause the Transferor Amount, excluding the interest represented by any Supplemental Certificate, to be less than the Required Retained Transferor Amount, the transferor will be required to deposit an amount equal to such deficiency into the Special Funding Account.

Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections

     If your series is designated as belonging to an Excess Finance Charge Collections sharing group, collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables in excess of the amount required to make deposits or payments for your series will be made available to other series included in the same group, whose allocations of collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables are not sufficient to make their required deposits or payments. These amounts are referred to as Excess Finance Charge Collections.

     Excess Finance Charge Collections will be distributed to each series in the same Excess Finance Charge Collections sharing group based on the amount of the shortfall, if any, for that series relative to the amount of the shortfalls, if any, for each other series in that group. While any series offered may be included in a group that shares Excess Finance Charge Collections, there can be no assurance that any other series will be included in that group or that there will be any Excess Finance Charge Collections available to that group for any Monthly Period.

     Collections of Finance Charge Receivables allocable to the Transferor's Interest will first be used to make payments on any Supplemental Certificates and then treated as Excess Transferor Finance Charge Collections. Collections of Finance Charge Receivables allocated to each series but not used to make payments to any series will also be treated as Excess Transferor Finance Charge Collections. If so specified in the prospectus supplement for your series, Excess Transferor Finance Charge Collections may then be applied to cover investment earnings shortfalls associated with amounts on deposit in the principal funding account during the accumulation period. In addition, if so specified in the prospectus supplement for your series, Excess Transferor Finance Charge Collections may be applied to cover any shortfalls in amounts payable after application of collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables allocated to your series and Excess Finance Charge Collections allocated to your series from other series. Any Excess Transferor Finance Charge Collections remaining after covering shortfalls to all designated series will be treated as Shared Transferor Principal Collections.

     There can be no assurance that the transferor will use Excess Transferor Finance Charge Collections to cover any shortfalls for your series or that there will be any Excess Transferor Finance Charge Collections in any Monthly Period. The prospectus supplement for your series will specify if the transferor, as holder of the Transferor Certificate, has elected to apply Excess Transferor Finance Charge Collections to cover such shortfalls for your series.

Shared Principal Collections and Shared Transferor Principal Collections

     The related prospectus supplement will specify if collections of Principal Receivables and other amounts treated as collections of Principal Receivables allocated to a series for any Monthly Period, after required principal deposits or payments for that series, will be available to other series whose allocations of collections of Principal Receivables and other amounts treated as collections of Principal Receivables are not sufficient to make required principal deposits or payments for those series. Such shortfalls are referred to as Principal Shortfalls. These amounts plus any collections related to the purchase of or investments in a Participation are referred to as Shared Principal Collections. Shared Principal Collections permit coverage of Principal Shortfalls by using collections that would have otherwise been paid to the transferor. In some circumstances this sharing may allow the length of the accumulation period or amortization period for a series or class to be shorter than it otherwise would be.

     The servicer will allocate Shared Principal Collections to cover Principal Shortfalls. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated among the applicable series based on the respective Principal Shortfalls of each series. If Shared Principal Collections exceed Principal Shortfalls for all series entitled to receive Shared Principal Collections, the balance will be distributed to the holder of the Transferor Certificate to the extent that the Transferor Amount-- excluding the interest represented by any Supplemental Certificate-- exceeds the Required Retained Transferor Amount. Otherwise, it will be deposited into the Special Funding Account.

     Any reallocation of collections of Principal Receivables as Shared Principal Collections will not result in a reduction in the Invested Amount of the series to which collections were initially allocated.

     There can be no assurance that Shared Principal Collections will be available to cover Principal Shortfalls for your series or that there will be any Shared Principal Collections in any Monthly Period.

     The servicer will determine the amount of any Shared Transferor Principal Collections. Shared Transferor Principal Collections consist of:

       o collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest remaining after payments are made to the holders of any Supplemental Certificates,

       o collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to each series or class that are not applied to make required principal deposits or payments for any outstanding series or class, and

       o the amount of Excess Transferor Finance Charge Collections remaining after being applied as specified in the applicable Supplement for each outstanding series.


     As specified in the prospectus supplement for your series, the transferor may elect to allocate Shared Transferor Principal Collections to cover any Principal Shortfalls for your series that have not been covered out of Shared Principal Collections. In some circumstances this sharing may allow the length of the accumulation period or amortization period for a series or class to be shorter than it otherwise would be. If Principal Shortfalls remaining after the application of Shared Principal Collections for all series to which the transferor has elected to allocate Shared Transferor Principal Collections exceed the amount of Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated among these series based on the respective Principal Shortfalls of each series for that date.


     To the extent that Shared Transferor Principal Collections exceed Principal Shortfalls remaining after application of Shared Principal Collections for all series to which the transferor has elected to allocate Shared Transferor Principal Collections, the excess will be paid to the holder of the Transferor Certificate.

     As described in the prospectus supplement for your series, use of Shared Transferor Principal Collections to cover Principal Shortfalls for your series is at the discretion of the transferor as holder of the Transferor Certificate and there can be no assurance that the transferor will elect to use Shared Transferor Principal Collections to cover Principal Shortfalls for your series or that there will be any Shared Transferor Principal Collections in any Monthly Period.

New Issuances

     The Pooling and Servicing Agreement allows the transferor to direct the trustee to issue a new series. There is no limit to the number of new issuances the transferor may issue under the Pooling and Servicing Agreement. Each new issuance will have the effect of decreasing the Transferor Amount by the initial Invested Amount of such series.

     For each series, the Invested Amount on any date generally will be equal to the initial principal amount for that series reduced by:

       o    the amount of principal paid to the holders of such series,

       o the amount of unreimbursed Investor Charge-Offs for that series, and

       o the amount of any reduction in the Invested Amount because of the purchase by TRC and later cancellation of any portion of that series or any class.

     The Invested Amount may further be adjusted by:

       o    the amount of principal on deposit in any specified account, and

       o    any other amount stated in the related prospectus supplement.

     Any class of subordinated certificates in a series will also be included in that series' Invested Amount. If your series includes one or more subordinated certificates, a description will be included in the related prospectus supplement. During each series' revolving period, the Invested Amount is expected to remain constant to the extent noted in the related prospectus supplement unless certificates are purchased by TRC.

     The transferor, the servicer, the trustee and the trust are not required to and do not intend to obtain the consent of, or allow prior review by, any holder of any outstanding series or class to issue any additional series. There can be no assurance that the terms of any series might not have an impact on the timing and amount of payments received by another series. The transferor may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration. Each new series may be offered:

       o    directly, through one or more underwriters or placement agents,

       o    in fixed-price offerings, or

       o    in negotiated transactions or otherwise.

     Any new series may be issued in fully registered or book-entry form in minimum denominations determined by the transferor.

     Under the Pooling and Servicing Agreement, the transferor will designate the terms of each series. The related prospectus supplement will specify whether collections of Principal Receivables and other amounts otherwise allocable to a series that is not amortizing or accumulating principal or that exceeds the designated amounts of deposits or payments of principal for that series may be treated as Shared Principal Collections and reallocated to a series that is amortizing or accumulating principal. The related prospectus supplement will also specify whether a series will be part of a group that shares Excess Finance Charge Collections. In addition, the related prospectus supplement will specify whether collections of Principal Receivables and collections of Finance Charge Receivables otherwise payable to the transferor may be paid to a series. Each series may have the benefits of enhancement issued by enhancement providers different from the enhancement providers used in any other series. Under the Pooling and Servicing Agreement, the trustee will hold any enhancement only on behalf of the series or class designated to receive the benefit of that enhancement.

     A new issuance may only be issued after the satisfaction of the conditions specified in the Pooling and Servicing Agreement and under the related Supplement. The obligation of the trustee to authenticate the certificates of each new series and to execute and deliver the related Supplement is subject to the prior satisfaction of the following conditions:

       o the transferor gives the trustee, the servicer and each rating agency written notice of the new issuance and its date of issuance, at least five business days before the date of the new issuance,

       o the transferor delivers to the trustee the related Supplement, in a form satisfactory to the trustee, executed by each party to the Pooling and Servicing Agreement except the trustee,

       o the transferor delivers to the trustee the related enhancement agreement, if any, executed by each party to that agreement,

       o the transferor, the servicer, and the trustee receive confirmation that the Rating Agency Condition is satisfied,

       o the transferor delivers to the trustee and enhancement providers, if any, a certificate of an authorized officer, dated the date of the new issuance, stating that the transferor reasonably believes that the issuance will not, based on the facts known to the officer at the time of the certification, cause an early amortization event to occur for any series,

       o the transferor delivers to the trustee and each rating agency an opinion of counsel acceptable to the trustee that for federal income tax purposes:

             -- the certificates of the new series will be characterized as indebtedness or as partnership interests, and

             -- the new issuance will not adversely affect the federal income tax characterization of any outstanding series,

       o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount on the date of the new issuance, and

       o any other conditions specified in any Supplement for each outstanding series.

     After satisfaction of these conditions, the trustee will execute the Supplement and issue to the transferor the certificates of the new series for execution and redelivery to the trustee for authentication.

     The transferor also has the option under the Pooling and Servicing Agreement to vary among series the terms on which a series may be repurchased by the transferor or remarketed to other investors.

Collection Account

     The servicer has established and will maintain in the name of the trust and for the benefit of the certificateholders of each series, an Eligible Deposit Account called the Collection Account. An Eligible Deposit Account is either:

       o a segregated account with a United States depository institution or any other institution that is acceptable to each rating agency, or

       o a segregated trust account with the corporate trust department of a depository institution or any domestic branch of a foreign bank having securities rated as investment grade from each rating agency.

     The Collection Account will initially be maintained with the trustee. If at any time the Collection Account cannot be maintained as an Eligible Deposit Account, the Collection Account will be moved so that it will again be qualified as an Eligible Deposit Account.

     Funds on deposit in the Collection Account will be invested in the following Eligible Investments:

       o    obligations fully guaranteed by the United States,

       o demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having, at the time of investment, the highest short-term debt rating from Moody's and Standard & Poor's,

       o commercial paper, or other short-term obligations, having, at the time of the trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's,

       o demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with an entity the commercial paper of which is rated in the highest rating category from Moody's and Standard & Poor's,

       o notes or bankers' acceptances issued by any depository institution or trust company having the highest rating from Moody's and Standard & Poor's,

       o time deposits with an entity having the highest rating from Moody's and Standard & Poor's,

       o investments in money market funds having, at the time of the trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's or otherwise approved in writing by Moody's and Standard & Poor's, and

       o any other investments approved in writing by each rating agency which would not cause the trust to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Any earnings, net of losses and investment expenses, on funds on deposit in the Collection Account will be treated as collections of Finance Charge Receivables for the related Monthly Period. The servicer has the revocable power to withdraw funds from the Collection Account and to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Supplement for each outstanding series. In addition, under the Pooling and Servicing Agreement a paying agent will be appointed having the revocable power to withdraw funds from the Collection Account to make distributions to each class of a series. The paying agent will initially be the trustee.

Deposits in the Collection Account

     The servicer will make the deposits and payments to the accounts and parties as described in the applicable Supplement for each series. RNB, as servicer, may use for its own benefit all collections received from the receivables in each Monthly Period until the business day preceding the related distribution date as long as one of the following two conditions is met:

       o RNB gives the trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency, or

       o Target Corporation has and maintains a commercial paper rating of at least "A-1" by Standard & Poor's and at least "Prime-1" by Moody's.

     Except as provided below, if neither of the above conditions is met, then the servicer will deposit all collections received from the receivables in each Monthly Period into the Collection Account not later than two business days after the date of processing. Target Corporation currently maintains the required rating for use of the collections received during each Monthly Period.

     If so specified in the applicable Supplement for any outstanding series, the servicer will only be required to deposit collections into the Collection Account up to the total amount of collections required to be deposited into an account established for that series, or, without duplication, distributed on the related distribution date or payment date to holders of each class of that series as described in the related Supplement or such other amount satisfactory to the rating agencies. If at any time before the distribution date or payment date the amount of collections deposited in the Collection Account exceeds the amount required to be so deposited, the servicer will be permitted to withdraw the excess from the Collection Account.

Special Funding Account

     The servicer has established and will maintain in the name of the trust, for the benefit of the certificateholders of all series, a Special Funding Account which is an Eligible Deposit Account. Whenever the Transferor Amount, excluding the interest represented by any Supplemental Certificate, would otherwise be less than the Required Retained Transferor Amount, funds otherwise payable to the transferor will be deposited in the Special Funding Account on each business day until the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is at least equal to the Required Retained Transferor Amount. Deposits into and withdrawals from the Special Funding Account may be made on any business day.

     Funds on deposit in the Special Funding Account may be withdrawn on any business day and paid to the transferor provided that following the payment, the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will continue to exceed the Required Retained Transferor Amount.

     If one or more series is in an amortization period or accumulation period and has a Principal Shortfall, the servicer will allocate principal amounts on deposit in the Special Funding Account to the applicable series based on their Principal Shortfalls.

     Funds on deposit in the Special Funding Account will be invested by the trustee at the direction of the servicer in Eligible Investments selected by the servicer. All net investment income earned on amounts in the Special Funding Account will be withdrawn from the Special Funding Account on each distribution date and treated as collections of Finance Charge Receivables for the preceding Monthly Period.

Paired Series

     A series may be paired with another series if so specified in the prospectus supplement for that series. A paired series is a series which has been paired with a previously issued series and has an Invested Amount that increases as the Invested Amount of the previously issued series decreases, or any series designated as a paired series in the related Supplement. The prospectus supplement for that series will specify the relationship between the paired series.

Funding Period

     The related prospectus supplement will specify if there will be a funding period for any series. During the funding period, the outstanding principal balance of a pre-funded series may be greater than the investment of that series in the receivables in the trust and an amount equal to this difference will be held in a pre-funding account for the benefit of that series.

     During the funding period, funds on deposit in the pre-funding account for a series will be withdrawn and paid to the transferor to the extent there are any increases in the Invested Amount of that series. The Invested Amount will increase as receivables are delivered to the trust or as the Invested Amounts of other series are reduced. The prospectus supplement for a series will specify the applicable terms for the funding period and the pre-funding account.

Defeasance

     If so specified for any series in the related prospectus supplement, the transferor may, at its option, be discharged from its obligations on that series after satisfying the conditions described in the related prospectus supplement. The transferor may then cause collections from the defeased series to be used to buy Eligible Investments rather than additional receivables.

List of Certificateholders

     Certificateholders representing 10% or more of the total outstanding principal balance of the certificates of a series, or of all outstanding series, may request access to the current list of certificateholders of the series, or of all outstanding series, for purposes of communicating with other certificateholders about their rights under the Pooling and Servicing Agreement, any Supplement or the certificates. See "--Book-Entry Registration" and "--Definitive Certificates" for a description of the circumstances in which Definitive Certificates may be issued.

     The Pooling and Servicing Agreement does not provide for any annual or other meetings of certificateholders.

Form of Your Certificates

     The following description of the form of your certificates includes how they are transferred and how the trust makes payments to you. One or more of the following clearing systems performs transactions in your certificates:

       o    The Depository Trust Company or "DTC,"

       o    Clearstream Banking, societe anonyme or "Clearstream," and

       o the system operated by Euroclear Bank, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation, referred to as "Euroclear."

     DTC provided the information in this prospectus concerning DTC and its book-entry system. TRC has not independently verified the accuracy of this information.

     DTC has informed TRC that its nominee is Cede & Co. or "Cede." Cede is expected to be the holder of record of each class of certificates offered under this prospectus. This means that you, as an owner of certificates, will only be entitled to a Definitive Certificate representing your interest in the issued certificates under specified circumstances. Instead, you will own certificates through a book-entry record maintained by DTC. All references in this document to:

       o distributions, reports, notices and statements will be made to DTC or Cede, as the registered holder of the certificates, for distribution to you following DTC procedures, and

       o actions by certificateholders refer to actions taken by DTC upon instructions from DTC participants.

     You may hold your certificates through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the related prospectus supplement. You may hold your certificates directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants. Descriptions of the clearing systems follow.

DTC

     DTC is:

       o    a limited-purpose trust company organized under the New York
            Banking Law,

       o    a "banking organization" within the meaning of the New York
            Banking Law,

       o    a member of the Federal Reserve System,

       o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

       o a "clearing agency" registered under the Securities Exchange Act of 1934, as amended.

     DTC performs various services for its participating organizations, referred to as DTC participants. These services include:

       o    holding securities that DTC participants deposit with it, and

       o providing a system where DTC participants may clear and settle securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in their accounts, so there is no physical movement of securities certificates.

     DTC participants:

       o include securities brokers and dealers, banks, trust companies, and clearing corporations, and

       o may include other organizations, including the underwriters of any series of certificates issued through this document.

     A number of DTC participants, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Securities brokers and dealers, banks, trust companies and other financial organizations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, have indirect access to the DTC system. The rules applicable to DTC and its DTC participants are on file with the SEC.

Clearstream

     Clearstream is incorporated under the laws of Luxembourg as a professional depository and:

       o    holds securities for Clearstream customers,

       o provides a system where Clearstream customers may clear and settle securities transactions through electronic book-entry changes in their accounts, so there is no physical movement of securities certificates,

       o settles transactions in any of 36 currencies, including United States dollars,

       o provides for Clearstream customers, among other services, safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing, and

       o deals with domestic securities markets in over 30 countries through established depository and custodial relationships.

     Clearstream has established an electronic bridge with Euroclear Bank, acting as Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear. Clearstream currently accepts over 110,000 securities issues on its books. As a professional depository, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks.

     Clearstream customers:

       o are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations,

       o may include the underwriters of any series of certificates issued through this document, and

       o    in the U.S., are limited to securities brokers, dealers and banks.

     Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Banks, brokers, dealers, trust companies and other organizations that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly, have indirect access to Clearstream.

Euroclear

     The Euroclear system was created in 1968:

       o to hold securities of its participating organizations, referred to as Euroclear participants, and

       o to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, so there is:

             --   no need for physical movement of securities certificates, and

             -- no risk from lack of simultaneous transfers of securities and cash.

     The Euroclear system's various services include:

       o settlement of transactions in any of 34 currencies, including United States dollars, and

       o securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC.

     The Euroclear system is operated by Euroclear Bank, acting as Euroclear operator, under contract with the Euroclear Clearance System, S.C., a Belgian cooperative corporation, which establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants:

       o include central banks and other banks, securities brokers and dealers and other professional financial intermediaries, and

       o may include the underwriters of any series of certificates offered through this document.

     Other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly, have indirect access to the Euroclear system.

     The Euroclear operator conducts all operations for Euroclear, and holds all Euroclear securities clearance accounts and cash accounts. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law govern:

       o securities clearance accounts and cash accounts with the Euroclear operator,

       o    transfers of securities and cash within the Euroclear system,

       o    withdrawal of securities and cash from the Euroclear system, and

       o    receipts of payments for securities in the Euroclear system.

     The Euroclear system holds all securities (1) on a fungible basis and (2) without knowledge of the actual owners holding through Euroclear participants and to whose accounts the securities are credited. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Book-Entry Registration

     Cede, as DTC's nominee, holds the global securities. Clearstream will hold omnibus positions on behalf of organizations participating in Clearstream's book-entry system, referred to as "Clearstream customers," while Euroclear will do the same on behalf of participants in the Euroclear system, referred to as "Euroclear participants," through customers' securities accounts in the names of Clearstream and Euroclear on the books of each of their depositaries. These depositaries will, in turn, hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

     Transfers between:

       o    DTC participants occur under the DTC rules, and

       o Clearstream customers and Euroclear participants occur in the ordinary way under their applicable rules and operating procedures.

     Cross-market transfers occur through DTC, under its rules, on behalf of Clearstream or Euroclear by each of their depositaries, whether between persons holding securities directly or indirectly:

       o    through DTC, on the one hand, and

       o through Clearstream customers or Euroclear participants, on the other hand.

However, these cross-market transactions will require delivery of instructions to Clearstream or Euroclear by the counterparty in its system under either clearing system's rules and procedures, and within its established European time deadlines. Clearstream or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to accomplish final settlement on its behalf by:

       o    delivering or receiving securities in DTC, and

       o making or receiving payment under normal procedures for same-day funds settlement applicable to DTC.

Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear due to a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. These credits or any other transactions in the securities settled during that processing will be reported to the relevant Clearstream customers or Euroclear participants on that day. Cash received in Clearstream or Euroclear because of sales of securities by or through a Clearstream customer or a Euroclear participant:

       o    will be received with value on the DTC settlement date, and

       o will only be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Your purchases of certificates under the DTC system must be made by or through DTC participants, which will receive a credit for the certificates on DTC's records. Your ownership interest is, in turn, recorded on the DTC participants' and indirect participants' records. You will not receive written confirmation from DTC of their purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the certificates are accomplished by entries made on the books of DTC participants acting on behalf of you and other certificateholders. You will not receive certificates representing your ownership interest in the certificates offered through this document, unless use of the book-entry system for these certificates has ended.

     DTC registers all certificates deposited with it by DTC participants in the name of its nominee, Cede, to make all later transfers of certificates easier. The deposit of certificates with DTC and their registration in the name of Cede will not change beneficial ownership of the certificates. DTC has no knowledge of the actual owners of the certificates; its records reflect only the identity of the DTC participants to whose accounts the certificates are credited, which may or may not be the actual certificate owners. DTC participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by:

       o    DTC to DTC participants,

       o    DTC participants to indirect participants, and

       o    DTC participants and indirect participants to certificateholders,

will be governed by arrangements among them, under any applicable statutory or regulatory requirements.

     Neither DTC nor Cede will consent or vote on these certificates. Under its usual procedures, DTC mails an omnibus proxy to TRC as soon as possible after the Record Date. In this way, DTC assigns Cede's consenting or voting rights to those DTC participants to whose accounts these certificates are credited on the relevant Record Date.

     For each distribution date:

       o the trustee makes principal and interest payments on the certificates to DTC, and

       o DTC credits each of those payments to DTC participants' accounts on that date according to each of the participants' holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date.

Payments by any DTC participant to certificateholders will be:

       o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and

       o the responsibility of that DTC participant and not of DTC, the trustee or TRC, under any applicable statutory or regulatory requirements.

The responsibility for:

       o    payment of principal and interest to DTC belongs to the trustee,

       o disbursement of these payments to DTC participants belongs to DTC, and

       o disbursement of these payments to certificateholders belongs to DTC participants and indirect participants.

     DTC may stop providing its services as securities depository for these certificates at any time by giving reasonable notice to TRC or the trustee. If this occurs and if a successor securities depository is not obtained, Definitive Certificates will be printed and delivered. TRC may decide to end use of the system of book-entry transfers through DTC or a successor securities depository. If so, Definitive Certificates will be delivered to each certificateholder. See "--Definitive Certificates" for a description of the circumstances under which the trust will issue Definitive Certificates to you.

     Clearstream or Euroclear will credit distributions on certificates held through it to the cash accounts of Clearstream customers or Euroclear participants under its rules and procedures, to the extent received by its depositary. These distributions will require tax reporting under relevant U.S. tax laws and regulations as described under "Federal Income Tax Consequences." Clearstream or the Euroclear operator will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream customer or Euroclear participant:

       o    only under its relevant rules and procedures, and

       o to the extent its depositary can carry out those actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the procedures above to provide a system that makes transfers of certificates among their participants or customers easier:

       o they are under no obligation to perform or continue to perform these procedures, and

       o    they may stop these procedures at any time.

Definitive Certificates

     The certificates offered through this prospectus will be initially issued in book-entry form. Definitive Certificates in fully registered, certificated form will not be issued to any party except DTC or its nominee unless:

       o    TRC advises the trustee in writing:

             -- that DTC is no longer willing or able to discharge properly its responsibilities as depository for this series of certificates, and the trustee or TRC is unable to locate a qualified successor,

             --   that it chooses to end the book-entry system through DTC, or

       o    after a Servicer Default occurs:

             -- certificateholders representing (1) not less than 50% or (2) another percentage specified in the related prospectus supplement of the total unpaid principal amount of the certificates advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the certificateholders.

     If any of these events occurs, DTC must notify all DTC participants of the availability through DTC of Definitive Certificates. Once DTC gives the definitive certificate representing these certificates and instructions for re-registration to the trustee:

       o    the trustee will issue the certificates as Definitive
            Certificates, and

       o afterwards, the trustee will recognize the holders of these Definitive Certificates as holders under the Pooling and Servicing Agreement.

The trustee then makes payments:

       o directly to holders of Definitive Certificates under the procedures provided in this prospectus and in the Pooling and Servicing Agreement, and

o on each distribution date, to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date.

     If you own Definitive Certificates, payments will be made by check and mailed to you at an address maintained by the trustee.

     The final payment will be made only when a certificate is presented and surrendered at the office or agency specified in the notice of final distribution to certificateholders, whether it is:

       o    a Definitive Certificate, or

       o    a certificate registered in the name of DTC or its nominee.

The trustee will provide this notice to registered certificateholders no later than the fifth day of the month in which the final distribution will occur.

     Definitive Certificates will be transferable and exchangeable at the office of the transfer agent and registrar, which shall initially be the trustee. The transfer agent and registrar will impose no service charge but may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment on the Definitive Certificates.

Secondary Market Trading

     Trading between DTC participants. Secondary market trading between investors holding certificates through DTC will be conducted according to the rules and procedures for U.S. corporate debt obligations. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between investors holding certificates through Clearstream and Euroclear will be conducted in the ordinary way under:

       o    their normal rules and operating procedures, and

       o conventional eurobond practice (which means a seven calendar day settlement).

Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures for conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. Transfers of certificates from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant usually occur as follows:

       o the purchaser sends instructions to Clearstream or Euroclear through that customer or participant at least one business day before settlement,

       o Clearstream or Euroclear instructs its depositary to receive the securities against payment, which includes interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date,

       o that depositary credits payments to the DTC participant's account against delivery of the securities, and

       o after settlement has been completed, the depositary credits securities to the relevant clearing system, which, in turn, under its usual procedures, credits those securities to that customer's or participant's account.

The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the securities will accrue from, the value date-- which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers or Euroclear participants will need to make available to each of their clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. So, the investment income on the securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending securities to their depositaries for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may use their customary procedures for transfers of securities by a clearing system, through its depositary, to a DTC participant. Trading usually occurs as follows:

       o the seller sends instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day before settlement,

       o Clearstream or Euroclear instructs its depositary to deliver the bonds to the DTC participant's account against payment, which includes interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, and

       o the payment is reflected in the account of that customer or participant the next day, and receipt of the cash proceeds in that customer's or participant's account is back-valued to the value date-- the preceding day when settlement occurred in New York.

Should the Clearstream customer or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will cancel out any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       o borrowing through Clearstream or Euroclear for one day-- until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts-- under the clearing system's customary procedure,

       o borrowing the securities in the U.S. from a DTC participant no later than one day before settlement which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade, or

       o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream customer or Euroclear participant.

                                   Enhancement

     The related prospectus supplement will state if the trust provides enhancement for one or more classes of a series, including your series. If so, any form of enhancement may be structured so as to be utilized by more than one class to the extent described in that prospectus supplement.

     Enhancement will not provide protection against all risks of loss or guarantee repayment of the entire outstanding principal balance of the certificates and/or payment of interest. If losses occur which exceed the amount covered by enhancement or which are not covered by enhancement, certificateholders will bear their allocable share of deficiencies.

Specific Forms of Enhancement

     The related prospectus supplement will specify the manner and to what extent the following forms of enhancement or other enhancement applies to your series or any class of your series:

     Subordination

     One or more classes of certificates of any series may be subordinated as described in the related prospectus supplement to the extent necessary to fund payments on the senior certificates. The rights of the holders of any subordinated certificates to receive distributions of principal and/or interest on any distribution date for that series will be subordinated in right and priority to the rights of the holders of senior certificates, but only to the extent described in the related prospectus supplement. The related prospectus supplement may specify if subordination may apply only for some types of losses not covered by another enhancement.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related prospectus supplement will specify the manner and conditions for applying this cross-support feature.

     Collateral Interest

     An interest in the assets of the trust, referred to as the collateral interest, in an amount specified in the related prospectus supplement, may provide support for one or more classes of a series. The rights of the holders of any collateral interest to receive distributions of principal and/or interest on any distribution date for that series will be subordinated in right and priority to the rights of the holders of senior certificates, but only to the extent described in the related prospectus supplement. The collateral interest may be certificated or uncertificated. If so specified in the applicable Supplement, the holder of an uncertificated collateral interest will have the rights and remedies of a certificateholder under the Pooling and Servicing Agreement.

     Cash Collateral Guaranty or Account

     Enhancement for a series or one or more classes may be provided by:

       o a cash collateral guaranty secured by the deposit of cash or some eligible investments in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty, or

       o    a cash collateral account.

     The amount available from the cash collateral guaranty or the cash collateral account will be the lesser of (1) amounts on deposit in the cash collateral account and (2) an amount specified in the related prospectus supplement. The related prospectus supplement will describe the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

     Letter of Credit

     One or more letters of credit may provide enhancement for a series or one or more classes of certificates. The letter of credit may be used in conjunction with other forms of enhancement to provide limited protection against some losses. The issuer of the letter of credit will be obligated to honor demands as to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and under the conditions specified in the related prospectus supplement.

     Surety Bond or Insurance Policy

     A surety bond may be purchased for the benefit of the holders of any series or class of certificates to assure distributions of interest or principal for that series or class in the manner and amount specified in the related prospectus supplement.

     One or more insurance companies may provide insurance, to a series or one or more classes, to guarantee, for one or more classes, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

     Spread Account

     Support for a series or one or more classes may be provided by the periodic deposit of available excess cash from the trust assets into a spread account, intended to assist with subsequent distribution of interest and principal on that series or class in the manner specified in the related prospectus supplement.

     Reserve Account

     The establishment of a reserve account may provide support for a series or one or more classes of certificates. The reserve account may be funded, to the extent provided in the related prospectus supplement, by:

       o    an initial cash deposit,

       o    the retention of available excess cash,

       o periodic distributions of principal or interest or both otherwise payable to one or more classes of certificates, including subordinated certificates,

       o the provision of a letter of credit, guarantee, insurance policy or other form of credit, or

       o    any combination of these items.

     The reserve account may assist with the subsequent distribution of principal or interest on that series or class in the manner provided in the related prospectus supplement.

                       The Pooling and Servicing Agreement

Conveyance of Receivables

     Under the Pooling and Servicing Agreement, TRC has transferred to the trust its interest in:

       o all receivables and proceeds existing on and after the Cut-Off Date in the initial accounts and all receivables and proceeds existing on and after each Addition Date in any Automatic Additional Accounts,

       o    any Merchant Fees and deferred billing fees,

       o    the Receivables Purchase Agreement, and

       o    the Bank Receivables Purchase Agreement.

     TRC must file all UCC (Uniform Commercial Code) financing statements necessary to perfect the security interest of the trustee, for the benefit of the certificateholders, in the receivables.

     If TRC elects to suspend the inclusion of Automatic Additional Accounts or designates an Automatic Addition Termination Date, those accounts designated to have their receivables transferred to the trust will be marked on RNB's computer records to differentiate them from other RNB credit card accounts. TRC will then provide the trustee with a computer file, microfiche list or printed list containing an accurate and complete list of each initial account, Additional Account and Supplemental Account.

     The physical documentation relating to the accounts or the receivables will not be stamped or marked to show the transfer of receivables to the trust. RNB will retain all other records or agreements about the accounts and the receivables.

Addition of Trust Assets

     Currently all new accounts originated by RNB are designated as Automatic Additional Accounts. The receivables in these accounts are immediately sold by RNB to TCC. These receivables are then sold by TCC to TRC and then transferred by TRC to the trust. Each Automatic Additional Account will be included as an account from the date it is created, and all existing and future receivables in these accounts will be transferred to the trust after being purchased by TRC to the extent they are not removed at a later date.

     TRC will be permitted to continue designating Automatic Additional Accounts if the Aggregate Addition Limit would not be exceeded because of the inclusion of the Automatic Additional Accounts as accounts. The Aggregate Addition Limit is the limit on the number of accounts which may be included as Automatic Additional Accounts without confirmation from each rating agency that such action will satisfy the Rating Agency Condition and which may be designated as Supplemental Accounts without prior notice to the rating agencies.

     The Aggregate Addition Limit means a number of accounts which either:

       o for any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year, may not exceed 15% of the number of accounts as of the first day of the calendar year during which those Monthly Periods begin, or

       o for any twelve-month period, equals 20% of the number of accounts as of the first day of that twelve-month period.

     If the Aggregate Addition Limit would be exceeded, TRC will be permitted to continue designating Automatic Additional Accounts without rating agency consent, provided:

       o    the three-month average default rate is less than 10.5%,

       o the three-month average payment rate is greater than or equal to 10.0%, and

       o the three-month average Trust Portfolio Yield, less the three-month average of the weighted average base rates for each outstanding series, is greater than or equal to 1.5%.

     In addition, if any of the conditions set forth above are not met and if the Aggregate Addition Limit would be exceeded, the designation of Automatic Additional Accounts will be permitted to continue if the designation satisfies the Rating Agency Condition.

     In any event, the number of accounts to be included as Automatic Additional Accounts for the related six-month period must be less than or equal to 30% of the number of accounts as of the first day of the six-month period, unless the inclusion satisfies the Rating Agency Condition.

     TRC intends to continue automatically adding accounts. However, TRC may elect at any time to end or suspend the inclusion of accounts that would otherwise be Automatic Additional Accounts by delivering to the trustee, the rating agencies and the servicer, 10 days' written notice of this election. If TRC stops the automatic designation of new accounts, TRC will not restart designating Automatic Additional Accounts until a date specified in a written notice given by TRC to the trustee. TRC will specify in the notice that on the Restart Date the conditions described above will be satisfied on the Restart Date.

     TRC must make an addition to the trust on the required designation date if, on the last business day of any Monthly Period, either:

       o the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is less than the Required Retained Transferor Amount, or

       o the amount of Principal Receivables in the trust is less than the Required Principal Balance.

     TRC will not be required to add receivables in Additional Accounts if the Transferor Amount, excluding the interest represented by any Supplemental Certificate, equals or exceeds the Required Retained Transferor Amount or the total amount of Principal Receivables in the trust equals or exceeds the Required Principal Balance before the proposed Addition Date.

     The receivables to be added will be generated from accounts owned by RNB or another Credit Card Originator. Alternatively, Participation Interests or certificates of undivided interests in a pool of assets primarily from open-end credit card receivables originated by RNB or another Credit Card Originator may be added to the trust. These Participation Interests may, for example, include rights in TRC's interests in other trusts which have as their primary assets open-end credit card receivables originated by RNB or another Credit Card Originator. Any Participation Interests transferred to the trust must be registered under the Securities Act or held for at least the Securities Act Rule 144(k) holding period before transfer to the trust. Participation Interests can be added to the trust only upon satisfaction of the conditions specified in the Pooling and Servicing Agreement. There are currently no Participation Interests held by the trust.

     In connection with an addition of a Supplemental Account or Participation Interest, RNB or another Credit Card Originator may sell to TCC or TRC, and TCC if it has purchased will then sell to TRC and TRC will then transfer to the trust the receivables from these accounts on the following conditions:

       o on or before the tenth business day before any addition, TRC has given the trustee, the servicer, each rating agency and the enhancement providers, if any, written notice that the receivables from Supplemental Accounts or Participation Interests will be included as trust assets,

       o for Supplemental Accounts, on or before the date the receivables are added to the trust, TRC has delivered to the trustee a written assignment and a computer file, microfiche list or printed list containing a true and complete list of these Supplemental Accounts specifying for each account its account number, the aggregate amount outstanding in the account and the aggregate amount of Principal Receivables outstanding in the account,

       o for an addition of Supplemental Accounts or Participation Interests other than a required addition, TRC has received confirmation that the Rating Agency Condition has been satisfied,

       o for a required addition of Supplemental Accounts which exceeds the Aggregate Addition Limit, TRC has provided Standard & Poor's at least 10 business days' written notice of each addition and Standard & Poor's has notified TRC that the addition will not result in the lowering or withdrawal of its then existing rating of the certificates of any series, and

       o on or before the date any receivables in Supplemental Accounts or Participation Interests are added to the trust, TRC has delivered to the trustee and any enhancement providers entitled to receive it under any Supplement a certificate of an authorized officer stating that:

             --   the Supplemental Accounts are eligible accounts, and

             --   TRC reasonably believes that:

       o the addition will not cause an early amortization event for any series based on the facts known to the officer at the time of the certification, and

       o no selection procedure was used by TRC that would result in a selection of Supplemental Accounts, from the available eligible accounts owned by RNB, that would have a result that would be materially less favorable to the interests of the certificateholders of any series on the date of the addition than a random selection.

     TRC may direct that the Principal Receivables in the Additional Accounts be treated as outstanding on the last day of the Monthly Period preceding the Monthly Period in which the addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages. This direction may be made on the Addition Date only if all collections from the Additional Accounts for the current Monthly Period are deposited in the Collection Account.

     RNB or its affiliates may originate or acquire portfolios of open-end credit card accounts. The receivables in an acquired portfolio, or a Participation Interest, may be sold to TCC, and later sold to TRC and then transferred to the trust. These sales must meet the conditions for additions of Supplemental Accounts or Participation Interests.

     Additional Accounts or Participation Interests may include accounts originated using criteria different from those that were applied to the initial accounts. These accounts may have been originated at a later date or may have been part of a portfolio of open-end credit card accounts that were not part of the trust portfolio as of the Cut-Off Date. For example, Additional Accounts have included new Target VISA accounts which were not included on the Cut-Off Date and which were not converted from existing Target Guest Card accounts. Some Additional Accounts may have been acquired from other institutions. Additional Accounts and accounts included in Participation Interests may not be of the same type as those previously included in the trust. Additional Accounts may contain receivables which consist of fees, charges and amounts that are different from the fees, charges and amounts described in the related prospectus supplement. Additional Accounts may also have different credit limits, balances and ages. For these reasons, there can be no assurance that the Additional Accounts or Participation Interests will be of the same credit quality or have the same payment characteristics as the initial accounts or the Additional Accounts previously included in the trust.

     Additional Accounts and accounts included in Participation Interests may contain receivables which consist of fees, charges and amounts that are different from the Finance Charge Receivables and Principal Receivables in the initial trust portfolio. The servicer will designate the portions of funds collected or to be collected for these receivables or Participation Interests to be treated for purposes of the Pooling and Servicing Agreement as Principal Receivables and Finance Charge Receivables.

     Target Guest Card accounts that were converted to Target VISA accounts remained designated to the trust and were not treated as new Additional Accounts at the time of conversion. Target Guest Card accounts that are converted to Target VISA accounts in the future will not be treated as new Additional Accounts at the time of conversion.

Removal of Accounts

     TRC has the right to require reassignment to itself, or another company designated by it, of all of the trust's rights in and to the receivables from Removed Accounts or Participation Interests under the following conditions:

       o on or before ten business days before the removal date, TRC gives the trustee, the servicer, each rating agency and any enhancement provider written notice of the removal including the date for removal of the Removed Accounts and Participation Interests,

       o on or before ten business days after the removal date, TRC delivers to the trustee a computer file, microfiche list or printed list containing an accurate and complete list of the Removed Accounts specifying the account number, the receivables outstanding in the account and Principal Receivables outstanding in the account,

       o TRC will represent and warrant that as of the removal date the list of Removed Accounts delivered to the trustee is accurate and complete in all material respects,

       o TRC receives confirmation that the Rating Agency Condition has been satisfied,

       o TRC delivers to the trustee and any enhancement provider entitled to receive it under any Supplement a certificate of an authorized officer, dated the removal date, stating that TRC reasonably believes that:

            -- the removal will not cause an early amortization event to occur for any series based on the facts then known to such officer, and

            -- no selection procedure materially adverse to the interests of the certificateholders has been used in removing Removed Accounts from any pool of accounts or Participation Interests of a similar type, and

       o TRC pays the fair market value of the receivables in the Removed Accounts to the trust.

     The removal can occur for a number of reasons including a determination by TRC that the trust contains more receivables than TRC is obligated to retain in the trust under the Pooling and Servicing Agreement and any Supplements and a determination that TRC does not desire to obtain additional financing through the trust at that time.

     After satisfying the above conditions, the trustee will execute and deliver to TRC or its designee a written reassignment. The trustee will then be considered to sell, transfer, assign, set over and otherwise convey to TRC or its designee, all of its rights in the receivables arising in the Removed Accounts or Participation Interests.

     In addition, on the date when any receivable in an account becomes a Defaulted Receivable, the trustee will automatically transfer to TRC, all of its rights to the Defaulted Receivables, any Finance Charge Receivables which have been charged off as uncollectible in that account, and all monies due or to become due and proceeds in that account. Each account with a Defaulted Receivable will be a Removed Account and the date for removal will be the first date that any receivable in that account became a Defaulted Receivable. Collections received from the cardholder or from the sale of the defaulted account will be treated as recoveries. See "Description of Certificates--Defaulted Receivables and Defaulted Amount."

Eligible Accounts and Eligible Receivable

     An eligible account is an open-end credit card account, which is not a commercial account, owned by the Credit Card Originator as of the Cut-Off Date for the initial account, on the date of creation for an Automatic Additional Account, or as of any date TRC designates any Supplemental Account for inclusion in the trust, and:

       o is in existence and serviced at the facilities of the Credit Card Originator or any of its affiliates,

       o    is payable in United States dollars,

       o has not been identified as an account where the credit cards were reported to the Credit Card Originator as lost or stolen,

       o has not been, and does not have any receivables that have been, sold, pledged, assigned or otherwise conveyed to any person unless the pledge or assignment is released on or before the date of issuance of a series or the Addition Date,

       o    does not have any receivables that are Defaulted Receivables,

       o does not have any receivables that have been identified as having been incurred because of fraudulent use of any related credit card, and

       o has a cardholder who has provided as his or her billing address, an address located in the United States or its territories or possessions or a United States military address, except, as of any date of determination, up to 4% of the number of accounts in the trust portfolio may have cardholders who have provided addresses outside of that jurisdiction.

     An Eligible Receivable is a receivable:

       o    which was created in an eligible account,

       o which was created under the Credit Card Guidelines and all requirements of law, and under a cardholder agreement which follows all requirements of law applicable to the Credit Card Originator, the failure to comply with which would have a material adverse effect on certificateholders,

       o which has obtained or received all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required for the creation of the receivable or the execution, delivery and performance by the Credit Card Originator of the related cardholder agreement and such items are in full force and effect as of the date of the creation of the receivable,

       o to which TRC or the trust has good title free and clear of all liens and security interests at the time of its transfer to the trust, other than any lien for municipal or other local taxes,

       o which has been validly transferred and assigned from TRC to the trust or was granted a security interest,

       o which is the legal, valid and binding payment obligation of the cardholder at and after the time of transfer to the trust, legally enforceable against the cardholder under its terms,

       o which is recognized as an "account," a "general intangible" or "chattel paper" as defined in Article 9 of the UCC,

       o which has not been waived or modified at the time of its transfer to the trust, except as permitted by the Pooling and Servicing Agreement,

       o which is not under any right of rescission, setoff, counterclaim or other defense of the cardholder at the time of its transfer to the trust, including the defense of usury, other than bankruptcy or other debtor relief and equity-related defenses and adjustments permitted by the Pooling and Servicing Agreement to be made by the servicer,

       o for which TRC has satisfied all obligations to be fulfilled at the time it is transferred to the trust, and

       o for which TRC has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the trust, impair the rights of the trust or the certificateholders.

     It is not required or anticipated that the trustee will make any initial or periodic general examination of any documents or records of the receivables or the accounts for the purpose of:

       o    establishing the presence or absence of defects,

       o    ensuring compliance with TRC's representations and warranties, or

       o    for any other purpose.

     In addition, it is not anticipated or required that the trustee make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the Pooling and Servicing Agreement or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each calendar year an opinion of counsel as to the validity of the interest of the trust in and to the receivables.

Representations and Warranties

     On the date of issuance of a series, TRC will represent and warrant to the trustee on behalf of the trust that:

       o on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the trust, each account that TRC classifies as an "eligible account" satisfied or will satisfy the requirements of an eligible account,

       o on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the trust, each receivable that TRC classifies as an "eligible receivable" satisfied or will satisfy the requirements of an Eligible Receivable, and

       o on the date of creation of any new receivable, that receivable will be an Eligible Receivable.

     Receivables will be designated as Ineligible Receivables and will be assigned a principal balance of zero for the purpose of determining the total amount of Principal Receivables if any representation or warranty of TRC is not true and correct in any material respect for those receivables transferred to the trust by TRC and, as a result:

       o    the receivables become Defaulted Receivables, or

       o the trust's rights in and to those receivables or the proceeds of those receivables are impaired or are not available to the trust free and clear of any lien.

     TRC may cure any breach of a representation or warranty of eligibility within 60 days after the earlier to occur of the discovery by TRC or the receipt by TRC of written notice given by the trustee of the breach. These receivables will not be considered Ineligible Receivables and these Principal Receivables will be included in determining the total Principal Receivables in the trust if, on any day before the end of the period:

       o the relevant representation and warranty is true and correct in all material respects as if made on that day, and

       o TRC has delivered to the trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the representation and warranty became true and correct.

     On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable will not be given credit in determining the total amount of Principal Receivables used to calculate the Transferor Amount, the Floating Allocation Percentage and the Principal Allocation Percentage. If, following the exclusion of Principal Receivables that are Ineligible Receivables from the calculation of the Transferor Amount, the Transferor Amount, exclusive of the interest represented by any Supplemental Certificate, would be less than the Required Retained Transferor Amount, TRC will deposit into the Special Funding Account an amount, not to exceed the amount of those Principal Receivables, equal to the Required Retained Transferor Amount less the Transferor Amount as reduced by the amount of the Ineligible Receivable and exclusive of the interest represented by any Supplemental Certificate. The obligation of TRC to make these deposits is the sole remedy for any breach of the representations and warranties for the receivable available to certificateholders of any series, the trustee on behalf of certificateholders, or any enhancement provider.

     TRC will also make representations and warranties to the trust that as of the date of issuance of a series:

       o it is a corporation validly existing and in good standing under the laws of the State of Minnesota,

       o it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the related Supplement and each of these agreements constitutes a valid, binding and enforceable agreement of TRC,

       o the transfer of receivables by it to the trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the trust of all right, title and interest of TRC in and to the receivables and the proceeds or the grant of a security interest under the UCC in the receivables, and

       o the transfer of the proceeds for each receivable then existing on the date of its transfer to the trust or, for each receivable arising later, upon its creation, is either:

            -- a valid transfer and assignment to the trust of all right, title and interest of TRC in and to the proceeds, or

            --   the grant of a security interest under the UCC in the proceeds,

which will be enforceable in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the enforcement of creditors' rights and by general principles of equity, whether considered in a suit at law or in equity.

     If TRC breaches these representations and warranties and that breach has a material adverse effect on the certificateholders' interest in the receivables, either:

       o the trustee or the holders of certificates evidencing not less than 50% of the total unpaid principal amount of the certificates of all series, by written notice to TRC and the servicer and to the trustee, may direct TRC to accept the reassignment of the receivables transferred to the trust by TRC within 60 days of the notice, or within a longer period not in excess of 150 days specified in the notice, or

       o the receivables will not be reassigned to TRC if, on any day before the end of a 60-day or longer period:

             -- the relevant representation and warranty is true and correct in all material respects as if made on that day, and

              -- TRC has delivered to the trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     TRC must accept the reassignment of these receivables on the first distribution date following the Monthly Period in which the reassignment obligation arises.

     The payment of the reassignment price will be considered a payment in full of the receivables and those funds will be deposited into the Collection Account. The obligation of TRC to make any deposit will be the only remedy for a breach of the representations and warranties available to certificateholders of all series, the trustee on behalf of these certificateholders, or any enhancement provider.

Discount Option Receivables

     TRC may designate a specified fixed or floating percentage of the amount of Principal Receivables from the accounts to be treated as Finance Charge Receivables. The circumstances under which TRC may exercise its option to discount Principal Receivables may include a time when the Trust Portfolio Yield is declining and Principal Receivables are available in sufficient quantity to allow for discounting.

     TRC may increase, reduce or eliminate the percentage used to calculate Discount Option Receivables without notice to or consent of the certificateholders in accordance with the Pooling and Servicing Agreement. For the increase, reduction or elimination to become effective, TRC must give 30 days' notice in writing to the servicer, the trustee and each rating agency specifying the effective date of the change and deliver to the trustee a certificate of an authorized officer stating that the increase, reduction or elimination will not cause an early amortization event or an event which with notice or the lapse of time would cause an early amortization event to occur. If TRC intends to increase this percentage above 3%, TRC, the servicer and the trustee must also receive confirmation that the Rating Agency Condition is satisfied.

     Collections on the date of processing during the time Discount Option Receivables are effective will be considered collections of Finance Charge Receivables in an amount equal to the product of:

       o a fraction whose numerator is the amount of Discount Option Receivables and whose denominator is the amount of all Principal Receivables, including Discount Option Receivables, at the end of the previous Monthly Period, and

       o collections of Principal Receivables, before any reduction for Finance Charge Receivables which are Discount Option Receivables.

     Any designation of Discount Option Receivables would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the portfolio yield for each series and a reduction in the amount of Principal Receivables. For this reason, the effect on certificateholders will be to:

       o decrease the likelihood of an early amortization event based on a reduction of the average portfolio yield for any designated period to a rate below the average base rate,

       o increase the likelihood that the transferor will be required to add Principal Receivables to the trust, and

       o increase the likelihood of an early amortization event if additional Principal Receivables are not available.

Indemnification

     The Pooling and Servicing Agreement provides that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained, from the servicer's actions or omissions relating to the trust.

     Under the Pooling and Servicing Agreement, TRC and any holder of the Transferor Certificate have agreed to be liable directly to an indemnity for the entire amount of any losses, claims, damages or liabilities relating to or based on:

       o    the arrangement created by the Pooling and Servicing Agreement, or

       o the actions of the servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Revised Uniform Partnership Act in which TRC and any other holder of the Transferor Certificate were general partners, to the extent that the trust assets that would remain after the certificateholders and enhancement providers, if any, were paid in full would be insufficient to pay those amounts.

     This liability for losses, claims, damages or liabilities excludes those incurred by a certificateholder in the capacity of an investor in the certificates of any series because of the performance of the receivables, market fluctuations, a shortfall or failure to make payment under any enhancement or other similar market or investment risks associated with ownership of certificates. The servicer will indemnify and hold harmless TRC and any holder of a Transferor Certificate, excluding any Supplemental Certificate or Participation, for any losses, claims, damages and liabilities of TRC and the holder relating to the actions or omissions of the servicer.

     Except as already mentioned, none of TRC, any holder of the Transferor Certificate, the servicer or any of their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the holders of certificates of any series, any enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith under the Pooling and Servicing Agreement. However, none of TRC, any holder of the Transferor Certificate, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any person in the performance of their duties or by reason of reckless disregard of the person's obligations and duties under the Pooling and Servicing Agreement.

     The servicer is also not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The servicer may, in its own discretion, undertake any legal action which it may believe is necessary or desirable for the benefit of holders of certificates of any series relating to the Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interest of those certificateholders.

Collection and Other Servicing Procedures

     The servicer is responsible for servicing, collecting, enforcing and administering the receivables under the Credit Card Guidelines.

     Servicing activities to be performed by the servicer include:

       o    collecting and recording payments,

       o    communicating with cardholders,

       o    collection activities for delinquent accounts,

       o evaluating the increase of credit limits and the issuance of credit cards,

       o    providing billing and tax records, if any, to cardholders, and

       o    maintaining internal records for each account.

     Managerial and custodial services performed by the servicer on behalf of the trust include:

       o providing assistance in any inspections of the documents and records relating to the accounts and receivables by the trustee under the Pooling and Servicing Agreement,

       o maintaining the agreements, documents and files relating to the accounts and receivables under the Credit Card Guidelines as custodian for the trust, and

       o providing data processing and reporting services for certificateholders of any series and on behalf of the trustee.

     TFS performs many of the services that the servicer is responsible for providing. See "Target Financial Services" for more information about TFS and the services it performs for the servicer. Under the Pooling and Servicing Agreement, RNB, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any of its affiliates and to any third-party service providers that agree to conduct RNB's servicing duties under the Pooling and Servicing Agreement and the Credit Card Guidelines.

Servicing Compensation and Payment of Expenses

     As compensation for its servicing activities and as reimbursement for its expenses for any Monthly Period, the servicer will receive a servicing fee payable monthly on each distribution date in an amount equal to one-twelfth of the product of:

       o the weighted average of the servicing fee rates as specified in the applicable Supplements, and

       o the amount of Principal Receivables in the trust at the end of the last day of the prior Monthly Period.

     The share of the servicing fee for any particular series, if any, will be determined by the provisions of the applicable Supplement. The share of the servicing fee for any Monthly Period not allocated to a particular series will be paid from amounts allocated to the holder of the Transferor Certificate and any holder of a Participation on that distribution date. None of the trust, the trustee, the certificateholders of any series or any enhancement provider will be directly liable to pay the share of the servicing fee for any Monthly Period to be paid by any holder of the Transferor Certificate or any holder of a Participation.

     Each month, the servicer will pay from its servicing compensation any expenses incurred in connection with servicing the receivables including:

       o    expenses related to the enforcement of the receivables,

       o payment of the fees and disbursements of the trustee and independent accountants, and

       o other fees that are not expressly stated in the Pooling and Servicing Agreement to be payable by the trust, the certificateholders of a series or TRC (except federal, state, local and foreign income, franchise or other taxes or any interest or penalties imposed upon the trust).

     If RNB is acting as servicer and fails to pay the fees and disbursements of the trustee, the trustee will be entitled to receive the portion of the servicing fee that is equal to the unpaid amounts. Certificateholders will not be liable to the trustee for the servicer's failure to pay those amounts, and any amounts so paid to the trustee will be treated as paid to the servicer for all other purposes of the Pooling and Servicing Agreement.

Servicer Covenants

     In the Pooling and Servicing Agreement, the servicer covenants that:

       o it will duly fulfill all obligations on its part to be fulfilled under or relating to the receivables and the related accounts, and will maintain in effect all qualifications required by law to service the receivables and the related accounts, the failure to comply with which would have a material adverse effect on the interests of the certificateholders,

       o under the Pooling and Servicing Agreement, it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and under the Credit Card Guidelines,

       o it will not do, or omit to do, anything that would substantially impair the rights of the certificateholders in any receivable or account,

       o it will not reschedule, revise or defer payments due on the receivables except in the ordinary course of its business and under the Credit Card Guidelines, and

       o except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instrument, except an instrument that, together with one or more other writings, constitutes chattel paper, and if any receivable is so evidenced, it will be reassigned or assigned to the servicer.

     If any of the representations, warranties or covenants of the servicer for any receivable or the related account are breached, the servicer can cure the breach within 60 days of the earlier to occur of the discovery of that breach by the servicer or receipt by the servicer of written notice of that breach given by the trustee. The trustee, however, may agree to a cure period of up to 150 days. If the breach is not cured, all receivables in the account or accounts to which the breach relates will be reassigned or assigned to the servicer if because of the breach the trust's rights in and to any of the receivables are impaired or the proceeds are not available to the trust free and clear of any lien.

     Receivables will not be reassigned or assigned to the servicer if the breach is cured such that the relevant representation and warranty is true and correct, or the relevant covenant has been complied with, in all material respects. The servicer must deliver to the trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the breach was cured.

     Any assignment and transfer will be made when the servicer deposits an amount equal to the amount of the receivables in the Collection Account on the business day before the distribution date after the Monthly Period during which the obligation arises. The amount of the deposit will be treated as Shared Principal Collections. This reassignment or transfer and assignment to the servicer is the only remedy available to the certificateholders of any series if a covenant or warranty of the servicer is not satisfied. The trust's interest in any reassigned receivables will be automatically assigned to the servicer. See "Description of the Certificates--Shared Principal Collections and Shared Transferor Principal Collections" for more information about these collections.

Certain Matters Regarding the Servicer

     The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except:

       o on the determination that its duties are no longer permissible under applicable law, or

       o as may be required for any merger or consolidation of the servicer or the conveyance or transfer of all or substantially all of the servicer's assets.

     No resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the Pooling and Servicing Agreement. RNB may also transfer its servicing obligations to an affiliate and be relieved of its obligations and duties under the Pooling and Servicing Agreement.

     Any person with whom the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Pooling and Servicing Agreement.

Servicer Default

     A Servicer Default refers to:

       o any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the trustee as required by the Pooling and Servicing Agreement or any Supplement on or before the date occurring five business days after the date the payment, transfer or deposit or instruction or notice is required to be made or given,

       o failure by the servicer to observe or perform any other covenants or agreements of the servicer as described in the Pooling and Servicing Agreement or any Supplement which has a material adverse effect on the interests of the certificateholders of any series or class, regardless of whether funds are available from any enhancement, and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied,

       o delegation by the servicer of its duties under the Pooling and Servicing Agreement in a manner not permitted by the Pooling and Servicing Agreement, which delegation continues unremedied for 15 days after the date written notice was given to the servicer requiring that the situation be remedied,

       o any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or any Supplement or in any certificate delivered under the Pooling and Servicing Agreement or any Supplement which proves to have been incorrect when made, and has a material adverse effect on the rights of the certificateholders of any series or class, regardless of whether funds are available from any enhancement, and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied, or

       o the occurrence of some events of bankruptcy, insolvency or receivership of the servicer.

     If the delay or failure was caused by an act of God or other similar occurrence and could not be prevented by the use of reasonable diligence, the servicer is allowed an additional 60 days to remedy the situation. However, in the case of a failure to make payment, transfer or deposit, or notice, the servicer is allowed an additional five business days to remedy the situation before a Servicer Default occurs.

     The servicer agrees to provide the trustee, each rating agency, enhancement providers, if any, the holder of the Transferor Certificate and the certificateholders of each series with a description of any failure or delay by it to perform its obligation, together with its notice to the trustee. The servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner after a Servicer Default occurs.

     If a Servicer Default occurs, the trustee may end all of the rights and obligations of the servicer under the Pooling and Servicing Agreement by sending a termination notice, in writing, to the servicer. Certificateholders holding certificates comprising more than 50% of the total unpaid principal amount of all outstanding series may also end all the rights and obligations of the servicer under the Pooling and Servicing Agreement by sending termination notices, in writing, to the servicer, the trustee and to any enhancement providers. If the trustee within 60 days of receipt of a termination notice is unable to obtain any bids from eligible successor servicers and the servicer delivers an officer's certificate stating that the servicer cannot in good faith cure the Servicer Default that gave rise to the termination notice, then the trustee will offer TRC the right at its option to purchase the certificateholders' interest for all series. The purchase price for the purchase will be paid on the distribution date occurring in the month after receipt of the termination notice and will equal, after allowing for any deposits and distributions to be made on that distribution date, the Portfolio Reassignment Price.

     The trustee will appoint a successor servicer after giving a termination notice. All rights, authority, power and obligations of the servicer under the Pooling and Servicing Agreement will pass to and be vested in the trustee if:

       o    no successor servicer is appointed by the trustee, or

       o no successor servicer has accepted the appointment by the time the servicer stops acting as servicer.

     Before any successor servicer is appointed, the trustee will seek to obtain bids from potential servicers meeting eligibility requirements described in the Pooling and Servicing Agreement to serve as a successor servicer for servicing compensation not more than the servicing fee. The rights and interest of TRC as holder of the Transferor Certificate will not be affected by any termination notice or appointment of a successor servicer.

Evidence as to Compliance

     The Pooling and Servicing Agreement requires the servicer to furnish an annual report prepared by a firm of nationally recognized independent public accountants stating:

       o that the firm has applied some procedures agreed upon with the servicer and examined specified documents and records relating to the servicing of the accounts during the servicer's preceding fiscal year, and

       o that, on the basis of the agreed upon procedures, nothing came to the attention of the firm that caused them to believe that the servicing was not conducted in compliance with the Pooling and Servicing Agreement and the applicable provisions of each Supplement, except for exceptions or errors as the firm believes to be immaterial and any other exceptions as described in the report.

     The Pooling and Servicing Agreement requires TRC to deliver to the trustee, each rating agency and enhancement providers, if any, an annual statement stating that the servicer has performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding fiscal year. If there has been a default in the performance of any obligation during the preceding year, the annual statement will specify the nature and status of the default.

     Both the report and the statement are expected to be provided within ninety days after the end of each fiscal year. Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee.

Amendments

     The Pooling and Servicing Agreement and each Supplement may be amended without the consent of the certificateholders of any series to:

       o add covenants, restrictions or conditions of the transferor as considered by TRC's board of directors and the trustee to be for the benefit or protection of the certificateholders,

       o make the occurrence, or the occurrence and continuance, of a default in any additional covenants, restrictions or conditions a default or early amortization event and to provide for grace periods, immediate enforcement or limits on available remedies to the added default,

       o fix any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provision,

       o    surrender any right or power of the transferor,

       o    issue a Supplemental Certificate or Participation,

       o    add a Participation Interest to the trust,

       o    designate an additional transferor,

       o provide additional enhancement for the benefit of certificateholders of any series,

       o enable the trust or a portion of the trust to elect to qualify as a financial asset securitization investment trust or comparable tax entity for the securitization of financial assets, or

       o add, change or eliminate any provisions or modify in any manner the rights of certificateholders of any series then issued and outstanding, only if:

            -- the transferor delivers to the trustee a certificate of an authorized officer stating that the transferor reasonably believes based on facts then known that the amendment will not adversely affect in any material respect the interests of any certificateholder,
            -- except for adding covenants, restrictions or conditions and fixing any ambiguity or correcting or supplementing a provision or surrendering any right or power of the transferor, the amendment satisfies the Rating Agency Condition, and

            --  a tax opinion is provided.

     The Pooling and Servicing Agreement and each Supplement may also be amended at any time by the transferor, the servicer and the trustee with the consent of the holders of certificates that represent at least 662/3% of the total unpaid principal amount of the certificates of all adversely affected series. Any amendment may add any provisions, change or eliminate any provisions, or modify in any manner the rights of the certificateholders in the affected series.

     However, without the consent of each affected certificateholder, no amendment may:

       o reduce the amount of or delay the timing of any distributions to be made to certificateholders or deposits of amounts to be so distributed or the amount available under any enhancement except to amend the terms of an early amortization event,

       o change the definition of or the manner of calculating the interest on any certificate, or

       o    reduce the percentage required to consent to any amendment.

     The trustee will provide written notice of the substance of any amendment requiring the consent of certificateholders. The notice will be sent to each certificateholder as soon as possible after any amendment becomes effective.

Termination of the Trust

     Unless TRC instructs the trustee otherwise, the trust will terminate on the earlier to occur of:

       o the day following the distribution date on which the Invested Amount, and any subordinated interest, of each series is zero, provided that TRC has delivered a written notice to the trustee electing to terminate the trust, and

       o    September 30, 2095.

     Once the trust has ended, all right, title and interest in and to the receivables and other funds of the trust will be conveyed and transferred to the holder of the Transferor Certificate, any Supplemental Certificate and any Participation except for amounts in accounts maintained by the trust for the final payment of principal and interest to certificateholders.

                     The Bank Receivables Purchase Agreement
                     and the Receivables Purchase Agreement

     The receivables are transferred from RNB to TCC and from TCC to TRC before being transferred to the trust. The Bank Receivables Purchase Agreement governs the transfer of the receivables from RNB to TCC. The Receivables Purchase Agreement governs the transfer of the receivables from TCC to TRC. TRC could also enter into other purchase agreements directly with Credit Card Originators.

Sale of the Receivables

     Under the Purchase Agreements, RNB as seller to TCC or TCC as seller to TRC, each referred to in that capacity as the seller, sold to TCC or TRC, referred to in that capacity as the purchaser, all of its right, title and interest in and to:

       o the receivables existing at the close of business on the Cut-Off Date and later created at any time from the initial accounts until the end of the trust,

       o the receivables existing on each Addition Date and later created at any time from any Automatic Additional Accounts until the end of the trust,

       o    any Merchant Fees and deferred billing fees,

       o all recoveries from the initial accounts and from the Automatic Additional Accounts,

       o    all recoveries from specific Defaulted Receivables, and

       o all monies due or to become due, all amounts received, and all proceeds under the applicable Purchase Agreement.

     In addition, under the Receivables Purchase Agreement TCC has sold to TRC all of TCC's rights under the Bank Receivables Purchase Agreement.

     In connection with any sale of the receivables after the Automatic Addition Termination Date or the date TRC determines to suspend the inclusion of Automatic Additional Accounts and before the Restart Date, the seller will indicate in its computer files or other relevant microfiche or printed records that the receivables were sold to the purchaser and subsequently transferred to the trust. Additionally, the seller will provide to the purchaser a computer file, a microfiche list or a printed list containing an accurate and complete list showing each account identified by account number and by total outstanding balance in each account as of the Automatic Addition Termination Date, the date TRC determines to suspend the inclusion of Automatic Additional Accounts or on any date TRC designates any Supplemental Account for inclusion in the trust.

     The seller will also indicate in its computer files or other records that receivables in Removed Accounts have been repurchased by the seller. The records and agreements of the accounts and receivables are not segregated by either seller from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the receivables to the purchaser. The computer records, other relevant microfiche or printed records of each seller will be marked to evidence the sale or transfer after the Automatic Addition Termination Date or the date TRC determines to suspend the inclusion of Automatic Additional Accounts and before the Restart Date. TCC has filed one or more UCC financing statements meeting the requirements of state law in the jurisdictions which are necessary to perfect the transfer of the receivables. See "Legal Aspects of the Receivables" for more discussion.

     Under each Purchase Agreement, the seller will be required in specified circumstances to, and the purchaser is required to cause the seller to, designate Supplemental Accounts under the Pooling and Servicing Agreement to be included as trust accounts. See "The Pooling and Servicing Agreement--Addition of Trust Assets" for information on the conditions to any addition of accounts.

Representations and Warranties

     In each Purchase Agreement, the seller represents and warrants to the purchaser as of the date of issuance of a series and on each Addition Date that, among other things:

       o the seller has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Purchase Agreement,

       o the Purchase Agreement constitutes a valid and binding obligation of the seller, enforceable against the seller under its terms, according to customary bankruptcy- and equity-related exceptions,

       o the seller is the legal and beneficial owner of all right, title and interest in and to each receivable,

       o the seller has the full right, power and authority to transfer the receivables under the Purchase Agreement,

       o the Purchase Agreement, or the supplement to the Purchase Agreement for Supplemental Accounts, to be delivered by the seller, forms a valid transfer and assignment to the purchaser of all right, title and interest of the seller in and to:

             --   the receivables,

             --   all monies due or to become due, and

             --   all related proceeds, and

       o on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the trust:

             -- each account classified as an "eligible account" by the seller in any document or report delivered under the Purchase Agreement will satisfy the requirements for an eligible account, and

             -- each receivable classified as an "eligible receivable" by the seller in any document or report delivered under the Purchase Agreement will satisfy the requirements for an Eligible Receivable.

     In addition, RNB represents and warrants to TCC that it is validly existing and in good standing as a national banking association under the laws of the United States and TCC represents and warrants to TRC that it is validly existing and in good standing as a corporation under the laws of the State of Minnesota.

     If any representation or warranty is not true and correct in any material way as of the date specified in the Purchase Agreement and, as a result, the value of the receivable used to determine the total Principal Receivables in the trust is reduced to zero, then, the principal balance of that receivable under the Purchase Agreement will be changed to show that the receivable was an Ineligible Receivable when sold. If so, the seller will repay to the purchaser the amount of the purchase price originally paid to the seller less the amount of any collections already received from that receivable.

     If any representation or warranty described above is not true and correct in any material way on the date specified in the Purchase Agreement and, as a result, the purchaser is required to accept a reassignment of all of the receivables transferred to the trust by paying the Portfolio Reassignment Price, the seller will be required to accept a reassignment of the purchaser's interest in those receivables. The seller will also be required to deposit into the Collection Account an amount equal to the Portfolio Reassignment Price on the next distribution date.

Covenants

     It is the intention of the parties to each Purchase Agreement that the transfer of the receivables by the seller to the purchaser under that Purchase Agreement be viewed as an absolute sale of the receivables. Each transfer is not intended to be a pledge of the receivables by the seller to the purchaser to secure a debt or other obligation of the seller. Each Purchase Agreement will also be considered a security agreement within the meaning of Article 9 of the UCC and the conveyance described in that Purchase Agreement will be considered a grant by the seller to the purchaser of a "security interest" within the meaning of Article 9 of the UCC in all of the seller's right, title and interest in and to the receivables.

     RNB continues to be the owner of the accounts and, under the Bank Receivables Purchase Agreement, is permitted to reduce the annual percentage rates of the periodic finance charges assessed on the receivables, reduce other fees charged on any of the accounts or change the other terms of the accounts as required by law or as RNB may determine to be appropriate. However, RNB may not otherwise take these actions if, either:

       o as a result of a reduction or change it is reasonably expected that the reduction or change will cause an early amortization event to occur for the related series, or

       o    a reduction or change:

            -- when RNB owns a comparable segment of receivables, is not applied to the comparable segment of consumer open-end credit card accounts owned by RNB with the same characteristics as the receivables that are being reduced or changed, and

            -- when RNB does not own a comparable segment of receivables, will be made with the intent to benefit TRC over the certificateholders or to materially adversely affect the certificateholders, unless restricted by an endorsement, sponsorship, or other agreement between TRC and an unrelated third party or by the terms of the accounts.

Transfer of Accounts and Assumption of RNB's, TCC's and TRC's Obligations

     The Purchase Agreements and the Pooling and Servicing Agreement allow RNB, TCC and TRC to assign, convey and transfer all or a portion of RNB's consumer open-end credit card accounts and the receivables arising under those accounts and all servicing functions and other obligations to an assuming entity, without the consent or approval of certificateholders if the following conditions are met:

       o the assuming entity, the trustee and any of RNB, TCC or TRC have entered into an assumption agreement providing for the assuming entity to assume all servicing functions and other obligations, including the obligations under the Purchase Agreements and the Pooling and Servicing Agreement, to transfer the receivables generated by the accounts to any of TCC, TRC or the trust, as the case may be,

       o all filings required to perfect the interest of TCC, TRC or the trustee in the receivables generated by the accounts were made and copies have been delivered to the trustee,

       o TCC, TRC or the trustee, as the case may be, has received confirmation that the Rating Agency Condition is satisfied, and copies of the confirmation notice were sent to the servicer and the trustee,

       o TCC, the transferor, or the trustee, as the case may be, has received an opinion of counsel as to matters specified by TCC, TRC or the trustee, and

       o    the trustee has received a tax opinion.

     The Purchase Agreements and the Pooling and Servicing Agreement provide that the parties to each document may enter into amendments to that document to permit a transfer and assumption without the consent of the certificateholders. After any permitted transfer and assumption, RNB and TCC will have no further liability or obligation under the Purchase Agreements and the Pooling and Servicing Agreement, other than any liabilities that existed before the transfer. RNB and TCC will remain liable for all representations, warranties and covenants made by them before the transfer.

Amendment

     The Purchase Agreements may be amended without the consent of the certificateholders. No amendment to either Purchase Agreement will be allowed unless the Rating Agency Condition is satisfied.

Termination

     The Bank Receivables Purchase Agreement will end upon the mutual agreement of the parties to that agreement. The Receivables Purchase Agreement will end immediately after the trust has ended. Additionally, if a bankruptcy trustee or receiver is appointed for the seller under either Purchase Agreement, the seller will immediately stop selling Principal Receivables to the purchaser and promptly give notice of the event to the purchaser and to the trustee.

                        Legal Aspects of the Receivables

Transfer of Receivables

     The transfer of the receivables by TRC to the trust constitutes either a valid transfer and assignment of all of TRC's interest in and to the receivables or a grant of a security interest in the receivables. See "The Pooling and Servicing Agreement--Representations and Warranties."

     The receivables are accounts, general intangibles or chattel paper for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest. The filing of a financing statement is required to perfect the trust's interest. If a transfer of general intangibles is considered the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more financing statements is also required to perfect the trust's security interest. Financing statements covering the receivables of the trust will be filed under the UCC.

     If a transfer of general intangibles is treated as a sale, the UCC is not applicable and no further action is required to protect the trust's interest. Although the priority of general intangibles that come into existence after the date of issuance of the initial series in this case is not as clear, RNB, TCC and TRC believe that it would not be consistent for a court to give the trust less favorable treatment if the transfer of the receivables is considered to be a sale than if it were considered to be creating a security interest.

     There are some limited circumstances under the UCC in which an earlier or later transferee of receivables could have an interest in the receivables with priority over the trust's interest. Under the Pooling and Servicing Agreement, TRC will represent and warrant that it has transferred the receivables to the trust free and clear of all liens and security interests other than tax liens and the interest of TRC as holder of the Transferor Certificate. In addition, TRC will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any receivable except to the trust or in connection with any transfer of the accounts selected for the trust. A tax or other governmental lien on TRC's property arising before a receivable comes into existence also may have priority over the interest of the trust in the receivable. There is a good possibility that the trust may not have a perfected security interest in any of the receivables created after the filing of a petition for relief by or against TCC or TRC under the U.S. bankruptcy code or after the appointment of a receiver or conservator for RNB. It is anticipated that the trust will either own or have a perfected security interest in receivables existing on the date of filing a petition by or against TCC or TRC under the U.S. bankruptcy code or after the date of appointment of a receiver or conservator for RNB and will be able to make payments of principal and interest on the investor certificates, although there can be no assurance that any of these payments would be timely.

     Because the trust's interest in the receivables is dependent upon TRC's interest in the receivables, which is dependent upon TCC's interest in the receivables, any negative change in the priority or perfection of TRC's or TCC's security interest would correspondingly affect the trust's interest in the affected receivables. In addition, if a receiver or conservator were appointed for RNB, some administrative expenses of the receiver or conservator also may have priority over the interest of the trust in those receivables. While RNB is the servicer, some cash collections on the receivables may be held by RNB and commingled with its funds for brief periods, and if an insolvency event occurs, the trust may not have a perfected interest in the commingled collections.

Matters Relating to Bankruptcy or Receivership

     RNB has represented and warranted to TCC, and TCC has represented and warranted to TRC that the conveyance of the receivables is a valid sale. In addition, RNB, TCC and TRC have treated and will treat the conveyances of the receivables from RNB to TCC and from TCC to TRC as sales. TCC has taken or will take all actions that are required by the UCC to perfect TCC's and TRC's ownership interest in the receivables. If TCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that the sale of receivables from TCC to TRC should be recharacterized as a pledge of the receivables to secure a borrowing from that debtor, then delays in payments of collections of receivables to TRC, to the trust and to certificateholders could occur and reductions in the amount of those payments could result.

     RNB is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If RNB becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations, or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as conservator or receiver for RNB, then an early amortization event will occur for all outstanding series and new principal receivables will cease to be transferred to the trust. The FDIC, as conservator or receiver, may nonetheless have the power, regardless of the terms of the bank receivables purchase agreement, the receivables purchase agreement, or the pooling and servicing agreement, to prevent the beginning of an early amortization period, to require new principal receivables to continue to be sold by RNB to TCC, or to prohibit the continued transfer of receivables to TCC.

     The FDIC, as conservator or receiver, is authorized by statute to repudiate any contract of RNB within a reasonable time following the date of receivership and limit the trust's resulting claim to "actual direct compensatory damages"-- not including lost profits or opportunity-- measured as of the date of receivership, not the date of payment. This authority may permit the FDIC to repudiate the transfer of receivables by RNB to TCC under the Bank Receivables Purchase Agreement. In addition, this authority may affect the transfer of receivables from TCC to TRC and from TRC to the trust, and it might affect the granting of a security interest from RNB to TCC, from TCC to TRC and from TRC to the trust in the transferred receivables. Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the receivables, transferred by a bank if certain conditions are met. These conditions include transfers that qualify for sale accounting treatment, were made for adequate consideration, and were not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. RNB believes that the transfer of the receivables from RNB to TCC qualifies for sale accounting treatment, that this FDIC regulation applies to the transfer of receivables under the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement and that the conditions of the regulation have been satisfied.

     The FDIC has the right to require the trustee to establish its right to payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The conservator or receiver has the right to request a stay of proceedings as to RNB. This could result in delays in payments on the certificates and possible losses to you.

     In addition, if TCC is a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself requests a court to order TCC substantively consolidated with TRC, an early amortization event will occur and payments on the investor certificates may be accelerated or delayed. If the bankruptcy court rules in favor of any creditor, trustee-in-bankruptcy or debtor, reductions in payments may result.

     TRC has taken or will take all actions that are required under the UCC to perfect the trust's interest in the receivables. TRC has also warranted to the trust that the trust will have a first priority interest in the receivables and, with some exceptions, in the proceeds as well. However, a tax or other government lien on property of RNB, TCC or TRC which predates the time a receivable is conveyed to the trust may have priority over the interest of the trust in that receivable. TRC's articles of incorporation state that it shall not file a voluntary petition for relief under the U.S. bankruptcy code without the unanimous affirmative vote of all of its directors, including the independent directors. According to the Pooling and Servicing Agreement, the trustee will covenant that it will not at any time institute against TRC any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps have been or will be taken to avoid TRC's becoming a debtor in a bankruptcy case. Aside from these steps, if TRC is a debtor in a bankruptcy case, and a bankruptcy trustee for TRC or a creditor of TRC takes the position that the transfer of the receivables from TRC to the trust should be recharacterized as a pledge of the receivables, then delays in payments on the certificates and, should the court rule in favor of the bankruptcy trustee or any creditor, reductions in the amount of the payments could result.

     TRC has been structured in a manner intended to reduce the likelihood of the voluntary or involuntary application for relief under the U.S. bankruptcy code or similar applicable state laws. TRC is also structured to avoid the substantive consolidation of TRC with TCC. TRC is a separate, special purpose subsidiary, whose articles of incorporation contain limitations on the nature of TRC's business and restrictions on the ability of TRC to commence voluntary or involuntary cases or proceedings under these laws without the unanimous vote of all its directors. Additionally, TRC does not intend to file, and TCC has agreed that it will not file, a voluntary petition for relief under the U.S. bankruptcy code or any similar state laws as to TRC.

     If TRC is a debtor in a bankruptcy case causing an early amortization event to occur, then, under the Pooling and Servicing Agreement, additional Principal Receivables will not be transferred to the trust. On the occurrence of some events of bankruptcy, insolvency or receivership, if no early amortization event except the commencement of the bankruptcy or similar event exists, the trustee-in-bankruptcy may have the power to continue to require TRC to transfer new receivables to the trust and to prevent the commencement of an early amortization period or, if applicable for any series as specified in the related prospectus supplement, the rapid accumulation period.

     The Pooling and Servicing Agreement provides that, upon the appointment of a conservator or receiver, with respect to RNB, an early amortization event will occur with respect to all series then outstanding and a Servicer Default will occur. Pursuant to the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, newly created Principal Receivables will not be transferred from RNB to TCC, from TCC to TRC, or from TRC to the trust on and after the appointment of a conservator or receiver for RNB. The FDIC, as conservator or receiver, however, may have the power, regardless of the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement to prevent the commencement of an early amortization period with respect to any series in the trust or to require new assets to continue to be transferred to TCC. In addition, the FDIC, as conservator or receiver, may have the power to prohibit the continued transfer of assets. The FDIC as conservator or receiver for the servicer may have the power to prevent the termination of RNB as servicer and may have the power to prevent the trustee or the certificateholders from appointing a successor servicer under the Pooling and Servicing Agreement if no Servicer Default exists except the commencement of a receivership or similar event.

     Payments made on repurchases of receivables by TCC or TRC may be recoverable by TCC or TRC, or by a creditor, conservator, receiver or a trustee-in-bankruptcy of TCC or TRC, as a preferential transfer from TCC or TRC if these payments are made within one year before the filing of a bankruptcy case as to TCC or TRC.


Certain Regulatory Matters

     The operations and financial condition of RNB are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate banking agencies have broad enforcement powers over RNB. These enforcement powers may adversely affect the operation of the trust and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

     If the appropriate banking agency were to find that any securitization agreement of RNB or the trust, or the performance of any obligation under such an agreement, or any activity of RNB that is related to the operation of its credit card business or its obligations under the related securitization agreements, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement, that banking agency has the power to order RNB, among other things, to rescind that agreement, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. RNB may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.

     Recently, the OCC, which is the primary federal regulator for RNB, issued a temporary cease and desist order against a national banking association in connection with a securitization of that bank's consumer credit card receivables that directed that bank to, among other things,

     - immediately withhold funds from collections - notwithstanding the trust's perfected security interest in those funds - in an amount sufficient to compensate that bank for its actual costs and expenses of servicing the receivables;

     - rescind all relevant securitization agreements and immediately cease to act as servicer if those agreements were not amended to increase the amount and priority of the servicing fee within 30 days; and

     - in any case, continue to act as servicer for no longer than 120 days.

The OCC also issued a notice of charges for a permanent cease and desist order asserting that the 2% per annum servicing fee that such bank was entitled to receive under the securitization documents was inadequate compensation, and therefore contrary to safe and sound banking practices, because (i) that bank's actual cost of servicing exceeded 2% per annum and (ii) as a result of the subordination of the servicing fee that bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards, effectively shutting down that bank's credit card business and depriving the related securitization trust of additional receivables.

     In the event that RNB were in economic or regulatory difficulty and servicing fees payable under the securitization documents were determined to not fully compensate RNB for its actual servicing costs, a banking agency might order RNB to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs. In addition, that banking agency would have the power to order RNB to cease extending new credit to its credit card customers. While RNB does not believe that any banking agency would currently consider provisions relating to RNB under its securitization agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a banking agency in the future would not conclude otherwise. If a banking agency did reach such a conclusion, and ordered RNB to rescind or amend its securitization agreements, payments to you could be delayed or reduced.


Consumer Protection Laws

     The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. For credit cards issued by RNB, the most significant laws include:

       o    the Truth-in-Lending Act,

       o    the Fair Credit Billing Act,

       o    the Fair Debt Collection Practices Act,

       o    the Equal Credit Opportunity Act,

       o    the Fair Credit Reporting Act,

       o    the Electronic Funds Transfer Act,

       o    the National Banking Act, and

       o    applicable state laws.

     Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit discriminatory practices in extending credit and impose limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers:

       o    the interest rates,

       o    cardholder fees,

       o    grace periods, and

       o    balance calculation methods.

     In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

     Some laws, including the laws described above, may limit RNB's ability to collect amounts owing on the receivables regardless of any act or omission on the part of RNB. For example, under the Fair Credit Billing Act, a credit card issuer is open to all claims, other than tort claims, and defenses arising out of transactions in which a credit card is used as a method of payment or extension of credit, if:

       o the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card, and

       o except in cases where there is a relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address.

     These statutes further provide that in some cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

     Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the accounts. If the portfolio yield is reduced, an early amortization event may occur, and the early amortization period or, if applicable for any series as specified in the related prospectus supplement, the rapid accumulation period would commence. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables. In addition, failure of the servicer to comply with those requirements could adversely affect the servicer's ability to enforce the receivables.

     Some jurisdictions may attempt to require out-of-state credit card issuers to comply with their consumer protection laws in connection with their operations in those jurisdictions. These laws may include a limitation on the charges imposed by credit card issuers. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, those actions could have an adverse impact on RNB's credit card operations. Application of federal and state bankruptcy and debtor relief laws, including the Soldiers' and Sailors' Civil Relief Act of 1940, would affect the interests of the holders of the certificates if the protection provided to debtors under those laws result in any receivables of the trust being written off as uncollectible.

     The trust may be liable for violations of consumer protection laws that apply to the receivables transferred to it, either as assignee from TRC for obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert these violations by way of set-off against his or her obligation to pay the amount of receivables owing. TRC will warrant to the trust in the Pooling and Servicing Agreement that all receivables transferred to the trust have been and will be created in compliance with the requirements of these laws. See "The Pooling and Servicing Agreement--Representations and Warranties" for additional discussion.

Claims and Defenses of Cardholders Against the Trust

     The UCC provides that unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust are limited by:

       o all the terms of the cardholder agreement between RNB and the cardholder,

       o    any defense or claim of the cardholder,

       o    rights of set-off, and

       o any other defense or claim of the cardholder against RNB that accrues before the cardholder receives notification of the assignment.

     The UCC also provides that any cardholder is authorized to continue to pay RNB until:

       o the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee or successor servicer, and

       o if requested by the cardholders, the trustee or successor servicer has furnished reasonable proof of assignment.

     No agreement as to defenses has been entered into and no notice of the assignment of the receivables to the trust will be sent to the cardholders obligated on the accounts in connection with the transfer of the receivables to the trust.

Industry Litigation

     On October 9, 2001, the United States District Court for the Southern District of New York issued its decision in an antitrust lawsuit brought by the federal government against VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated. The court ordered the repeal of rules adopted by these associations prohibiting members from offering credit cards of some competitors. The court rejected the government's challenges to the governance structure of VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated.

     VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated have appealed portions of the decision. The court has stayed final judgment pending the outcome of the appeal. RNB is not able at this time to determine what the effect, if any, of this final judgment would be on RNB's credit card business.


     In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York. The suit asserts that the rules of the associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constitute an illegal tying arrangement. In April 2003, MasterCard International Incorporated and VISA U.S.A. Inc. each agreed to settle the suit before the U.S. District Court. MasterCard International Incorporated agreed to pay into a settlement fund approximately $1 billion over ten years and VISA U.S.A. Inc. agreed to pay approximately $2 billion over ten years. The associations also agreed to certain reductions in the interchange rate for debit cards and agreed to change their rules to allow merchants who accept their credit cards for payment to not accept their debit cards. In June 2003, the U.S. District Court granted preliminary approval of the settlements and a fairness hearing is scheduled for September 25, 2003. Certain merchants, however, have opted out of the settlements. RNB cannot predict the effect of this suit or the proposed settlement on the competitive environment in the credit card industry.



                         Federal Income Tax Consequences

     The following general discussion summarizes the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a certificate. This discussion applies only to certificates offered under this prospectus. This summary deals primarily with U.S. Certificate Owners who acquire their certificates at their original issue price in the original issuance of those certificates and who hold their certificates as capital assets.

     This discussion is based on present provisions of the Code, as amended, the proposed, temporary and final Treasury regulations under the Code, administrative rulings or pronouncements and judicial decisions:

     o    all as in effect on the date of this prospectus, and

     o all of which are subject to change, possibly with retroactive effect.

     This discussion does not address all of the U.S. federal tax consequences that may be relevant to a certificateholder because of that certificateholder's particular circumstances. It does not address the U.S. federal income tax consequences that may be relevant to some types of certificateholders that are subject to special treatment under the Code, including:

     o    dealers in securities or currencies,

     o    financial institutions,

     o    tax-exempt entities,

     o    insurance companies,

     o persons holding certificates as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

     o persons whose functional currency is not the United States dollar, or

     o    partnerships and partners in such partnerships.

Also, the following discussion does not consider the alternative minimum tax consequences, if any, of an investment in the certificates, or the state, local or foreign tax consequences of an investment. Each prospective certificateholder is urged to consult its own tax advisor in determining the U.S. federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

     No ruling will be sought from the IRS regarding any of the U.S. federal income tax consequences discussed in this prospectus. Furthermore, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP described below are not binding on the IRS or the courts. As a result, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, such opinions are based on the representations and assumptions described in those opinions, including, but not limited to, the assumption that all of the relevant parties will comply with all terms of the Pooling and Servicing Agreement, the Supplement, the Receivables Purchase Agreement, and the Bank Receivables Purchase Agreement. The conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences in this prospectus may not be accurate:

     o    if those representations are inaccurate, and/or

     o if the relevant parties fail to comply with the terms of these agreements.

Tax Characterization of the Trust

     The transferor anticipates that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion to the transferor, in relation to the issuance of certificates of any series offered by this prospectus, that the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The opinion will be based on the assumptions and qualifications described in that opinion and on certain representations or covenants. As discussed in the previous paragraph, however, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See the last two paragraphs of this subsection for a discussion of possible alternative characterizations of the trust.

     The assumptions and qualifications described in the opinion will include:

     o an assumption that any secondary transactions entered into with respect to any certificates or other interests in the trust, for example, the deposit of certificates into a second trust and the issuance of securities out of that trust, will not adversely affect the U.S. federal income tax status of the trust, and

     o the qualification that the opinion is limited to the issuance of the certificates of that series by the trust.

     If other interests in the trust, excluding the certificates, for which no opinion will be rendered that those interests would constitute debt for U.S. federal income tax purposes, are characterized as equity interests in a partnership, or if all or part of the trust were treated as a partnership in which some or all holders of one or more series of certificates were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Unless specified exceptions apply, a partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests in that partnership:

     o    are traded on an "established securities market," or

     o are "readily tradable" on a "secondary market" or its "substantial equivalent."

The Pooling and Servicing Agreement and each Supplement contain provisions designed to reduce the risk that the trust could be classified as a publicly traded partnership taxable as a corporation due to trading of interests in the trust, other than the certificates for which an opinion is furnished that the certificates constitute debt for U.S. federal income tax purposes. There can be no assurance, however, that the trust could not become a publicly traded partnership taxable as a corporation, because some of the actions that may be necessary to avoid publicly traded partnership status are not fully within the control of the transferor.

     If the trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the trust would be subject to U.S. federal income tax at the applicable corporate income tax rates. This entity-level tax could result in reduced distributions to certificateholders. In addition, the distributions from the trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that:

     o    any certificates were treated as debt of the corporation, and

     o distributions to the related certificateholders were treated as payments of interest on the certificates.

Furthermore, distributions to certificateholders not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the trust.

Tax Considerations Relating to Certificateholders

     Tax Characterization of the Certificates as Debt

     The transferor will express in the Pooling and Servicing Agreement its intent that the certificates will be treated as debt for all U.S. tax purposes. The transferor, by entering into the Pooling and Servicing Agreement, and each certificateholder, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for U.S. tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of receivables as a "transfer, assignment and conveyance," and the transferor will treat the Pooling and Servicing Agreement, for some non-tax accounting purposes, as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

     For U.S. federal income tax purposes, the economic substance of a transaction usually determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as taxpayers (in more limited circumstances) to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. In a 1967 case, however, the courts substantially limited the circumstances in which a taxpayer for tax purposes could ignore the form of a transaction. Nevertheless, Skadden, Arps, Slate, Meagher & Flom LLP has advised that, in a properly presented case, this would not prevent a determination of the tax characterization of the certificates based on the economic substance of the transaction.

     The IRS and the courts have determined whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by the transferred property based on numerous factors designed to determine whether the seller has relinquished and the purchaser has obtained substantial incidents of ownership in the transferred property. The primary factors examined are whether the purchaser has the opportunity for gain if the property increases in value and has the risk of loss if the property decreases in value. It is anticipated that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion, in relation to the issuance of certificates of any series offered by this prospectus, that such certificates will be properly characterized as indebtedness for U.S. federal income tax purposes. The discussion below assumes that the certificates will be considered debt for U.S. federal income tax purposes.

     Taxation of Interest Income on the Certificates

     General. The transferor intends to take the position that a U.S. Certificate Owner generally will include the stated interest on a certificate in gross income when that interest is received or accrued according to that U.S. Certificate Owner's regular method of tax accounting. This conclusion is based on the transferor's position that the stated interest on a certificate is "unconditionally payable," as that term is defined in the applicable Treasury regulations.

     Under the applicable Treasury regulations, the stated interest on the certificates will be considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms and conditions of the certificates make the likelihood of late payment or non-payment of the stated interest a remote contingency. The transferor believes that the late payment or non-payment of stated interest on the certificates is a remote contingency:

     o because the trust and the trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the certificates, if the trust has sufficient cash on hand to allow the trustee to make those interest payments, and

     o    based on the ratings of the certificates.

     If, however, the stated interest on the certificates is not considered to be unconditionally payable:

     o the stated interest on the certificates will be considered original issue discount, and

     o a U.S. Certificate Owner will be required to include that stated interest in income in the manner described below in "--Original Issue Discount Obligations."

     Original Issue Discount Obligations. Assuming that the stated interest on the certificates is considered to be "unconditionally payable," a series of certificates will not be considered to have been issued with original issue discount unless:

     o a substantial amount of that series of certificates is sold, in the original issuance of those certificates, to investors at a price that is less than the stated principal amount of those certificates, and

     o the amount of such discount exceeds a statutory de minimis amount of original issue discount.

Under applicable regulations, a holder of a certificate issued with de minimis original issue discount must include the original issue discount in income proportionately as principal payments are made on a class of certificates.

     If a certificate is considered to have been issued with original issue discount, a U.S. Certificate Owner of such certificate must include the amount of the original issue discount in income on a daily economic accrual basis without regard to that person's method of accounting and without regard to receipt of cash related to that income. Receipt of cash representing original issue discount that has been reported will not give rise to additional income. The relevant prospectus supplement will disclose whether the transferor believes that any series of certificates issued pursuant to such prospectus supplement is issued with original issue discount.

     A certificateholder who purchases a certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. The relevant provisions of these rules generally provide:

     o for gain equal to accrued market discount to be treated as ordinary income when the certificate is sold or disposed of,

     o for partial principal payments to be treated as ordinary income to the extent of accrued market discount, and

     o for certain interest deductions related to any debt incurred to acquire or carry the market discount certificate to be deferred.

     A certificateholder that purchases a certificate for an amount greater than the sum of all amounts payable on that certificate after the purchase date other than payments of "qualified stated interest," will be considered to have purchased the certificate at a premium. That certificateholder may generally choose to amortize the premium as an offset to interest income using a constant yield method over the remaining term of the certificate.

     Sale, Exchange or Retirement of Certificates

     Upon a sale or other taxable exchange, retirement or disposition of a certificate, a U.S. Certificate Owner will generally recognize gain or loss equal to the difference between:

     o the amount realized on that sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest), and

     o    the U.S. Certificate Owner's adjusted tax basis in that certificate:

          -- as increased by any original issue discount or market discount previously included in income by the holder, and

          -- as decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or original issue discount received for that certificate.

This gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the U.S. Certificate Owner held the certificate for more than one year at the time of the sale, exchange, retirement or other disposition (subject to the market discount provisions of the Code described above). The long-term capital gains of individuals, estates, and trusts generally are eligible for reduced rates of taxation. The use of capital losses is subject to limitation. Non-U.S. Certificate Owners

     Taxation of Interest Income on the Certificates

     Assuming that all of the certificates issued to Non-U.S. Certificate Owners are considered to be debt for U.S. federal income tax purposes, and the interest on the certificates is not "contingent interest," under present U.S. federal income and estate tax law, and subject to the discussion on backup withholding below under "--Information Reporting and Backup Withholding":

     o no withholding of U.S. federal income tax will be required on the payment by the transferor or any withholding agent of principal or interest on a certificate owned by a Non-U.S. Certificate Owner if:

           -- the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the transferor entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations under the Code,

           -- the beneficial owner is not a controlled foreign corporation that is related to the transferor through stock ownership,

           -- the beneficial owner is not a bank whose receipt of interest on a certificate is pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

          --   the beneficial owner satisfies the statement requirements.

     To satisfy the statement requirements referred to above, the certificateholder or a financial institution holding the certificate on behalf of the owner, must provide, in accordance with specified procedures, the transferor or any withholding agent with a statement to the effect that the certificateholder is not a U.S. Certificate Owner. Currently, these requirements will be met if:

     o the certificateholder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. Certificate Owner, which certification may be made on an IRS Form W-8BEN or successor form, and

     o a financial institution holding the certificate on behalf of a certificate owner certifies, under penalties of perjury, that the statement has been received by it and furnishes any withholding agent with a copy.

     If a Non-U.S. Certificate Owner cannot satisfy the requirements described above, payments of interest made to that beneficial owner will be subject to a 30% withholding tax unless that beneficial owner provides the transferor or any withholding agent with a properly executed:

     o IRS Form W-8BEN, or successor form, claiming an exemption from, or a reduction in the rate of, that withholding tax under the benefit of an applicable U.S. income tax treaty, or

     o IRS Form W-8ECI, or successor form, stating that the interest paid on the certificate is not subject to that withholding tax because it is effectively connected with the certificateholder's conduct of a trade or business in the United States.

     The Non-U.S. Certificate Owner, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. Certificate Owner if:

     o    it is engaged in a trade or business in the United States, and

     o the interest on its certificates is effectively connected with the conduct of that trade or business.

In addition, if that Non-U.S. Certificate Owner is a corporation for U.S. federal income tax purposes, it may be subject to a U.S. branch profits tax equal to 30%, or any lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income will be included in that corporation's earnings and profits.

     Sale, Exchange or Retirement of Certificates

     Any gain realized by a Non-U.S. Certificate Owner upon the sale, exchange, retirement or other disposition of a certificate generally will not be subject to U.S. federal income or withholding tax unless:

     o the gain is effectively connected with a U.S. trade or business of the Non-U.S. Certificate Owner in the United States, or

     o for a Non-U.S. Certificate Owner who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met.

     Alternative Characterizations

     If the certificates were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, a Non-U.S. Certificate Owner may be treated as engaged in a trade or business in the United States as a result of owning a certificate. In such case, the Non-U.S. Certificate Owner:

     o    would be required to file a U.S. federal income tax return, and

     o generally, would be subject to U.S. federal income tax, including, for a Non-U.S. Certificate Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from the partnership.

Furthermore, withholding may apply to partnership income that is allocable to a Non-U.S. Certificate Owner that is considered to be a partner in the partnership. That withholding would be imposed on the holder's deemed share of the trust's income at a rate equal to the highest marginal U.S. federal income tax rate applicable to the Non-U.S. Certificate Owner. Alternatively, if some or all of the certificates were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a Non-U.S. Certificate Owner generally would be subject to U.S. withholding tax at the rate of 30%, unless that rate were reduced under an applicable U.S. income tax treaty. See the last two paragraphs of "--Tax Characterization of the Trust" above for discussion of possible alternative characterizations of the trust.

     Special rules may apply for Non-U.S. Certificate Owners who:

     o    have an office or other fixed place of business in the U.S.,

     o    are former U.S. citizens,

     o are engaged in a banking, financing, insurance or similar business in the U.S., or

     o are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

These persons should consult their own U.S. tax advisors before investing in the certificates.

Information Reporting and Backup Withholding

     Information returns will be required to be filed with the IRS reporting payments made to certain U.S. Certificate Owners. In addition, certain U.S. Certificate Owners may be subject to U.S. backup withholding tax in respect of such payments if such a holder does not provide its taxpayer identification number to the transferor or if the IRS notifies the transferor that such a holder is subject to backup withholding due to a failure to report certain interest or dividend income. Certain U.S. Certificate Owners may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of certificates. Non-U.S. Certificate Owners may be required to comply with applicable certification procedures to establish that they are not U.S. persons in order to avoid the application of U.S. information reporting requirements and backup withholding tax.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

Tax Return Disclosure and Investor List Requirements

     Recently issued Treasury regulations, referred to as the Disclosure Regulations, require participants in a "reportable transaction" to disclose certain information about the transaction on IRS Form 8886 -- which is not yet available in other than draft form -- and retain certain information relating to the transaction. Legislative proposals are expected to be introduced in Congress that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. A transaction may be a reportable transaction based upon any of several indicia, one or more of which may be present with respect to the transaction described in this prospectus and the related prospectus supplement. While the Disclosure Regulations are directed towards "abusive tax shelters," as currently drafted, they are quite broad and apply to transactions that would not commonly be considered tax shelters. The IRS has announced that it plans to revise the Disclosure Regulations to exclude certain transactions that are clearly not potentially abusive. The applicability to a transaction of the Disclosure Regulations as revised will depend upon the substance of and the effective date for the revised Disclosure Regulations. Nevertheless, an investor may elect to apply the revised Disclosure Regulations to transactions entered into before the effective date of the revised Disclosure Regulations. No assurance can be given regarding the transactions that will be excluded from the provisions of the revised Disclosure Regulations. In addition, the Disclosure Regulations require organizers, sellers, and certain advisors of reportable transactions to maintain lists identifying the transaction participants (including its investors) and to furnish to the IRS upon demand that investor information as well as detailed information regarding the transaction. However, the Treasury Department has delayed the effective date of the Disclosure Regulations relating to maintaining and furnishing investor lists. Whether the Disclosure Regulations relating to maintaining and furnishing investor lists will apply to this transaction will depend on the substance of and the effective date for the revised Disclosure Regulations. Investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment, the applicability of the revised Disclosure Regulations, and the potential to elect to apply the revised Disclosure Regulations. Investors should also be aware that the transferor and other participants in this transaction intend to comply with all of the requirements of the Disclosure Regulations that they determine apply to them with respect to this transaction.

                      Employee Benefit Plan Considerations

     A plan fiduciary considering an investment in the offered certificates should consider that an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended, and the Code or any substantially similar federal, state or local law. ERISA and the Code impose restrictions on:

     o    employee benefit plans as defined in Section 3(3) of ERISA,

     o plans described in Section 4975(e)(1) of the Code, including retirement accounts and Keogh plans,

     o entities whose underlying assets include plan assets by reason of a plan's investment in these entities, and

     o persons who have specified relationships to a plan described as "parties in interest" under ERISA and "disqualified persons" under the Code.

Regulation Under ERISA and the Tax Code

     ERISA imposes duties on persons who are fiduciaries of a plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of that plan. Both ERISA and the Code prohibit some transactions involving "plan assets" between a plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

     The term "plan assets" is not defined by ERISA or the Code. However, a plan's assets may be considered to include an interest in the underlying assets of the trust if the plan acquires an "equity interest" in the trust. An equity interest includes the certificates. If so, the operation of the trust may result in a prohibited transaction under ERISA and the Code.

Final Regulation Issued by the DOL

     The U.S. Department of Labor, referred to as the DOL, issued a final regulation which provides exceptions to the rule described above under certain circumstances. For example, if a plan acquires a "publicly-offered security," the issuer of the security is not treated as holding plan assets. A publicly-offered security is a security that:

     o    is freely transferable,

     o is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

     o    is either:

          -- part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act, or

          -- sold to the plan as part of an offering of securities to the public under an effective registration statement under the Securities Act and the class of securities of which that security is a part is registered under the Securities Exchange Act within the requisite time.

     In addition, the final regulation provides that if at all times more than 75% of the value of all classes of equity interests in certificates of a series are held by investors other than plan investors, an investing plan's assets will not include any of the underlying assets of the trust.

     Although it is anticipated that the conditions of these exceptions may be met for some classes of certificates, no assurances can be given and no monitoring will be done.

     If the criteria for publicly-offered securities or other exceptions are not met for any class of offered certificates, the trust assets may be treated as including assets of plans that are certificateholders. If so, transactions involving the trust and parties in interest or disqualified persons relating to plans that are certificateholders might be prohibited under ERISA and the Code. For example, if a participant in any plan is a cardholder of one of the accounts, under DOL interpretations, the holding of interests in certificates by that plan could constitute a prohibited transaction.

     Regardless of whether the assets of the trust are treated as plan assets, if TRC, any underwriter of that series or any other service provider to the trust is a party in interest or a disqualified person for an investing plan, the purchase of an interest in certificates by that plan could constitute a prohibited transaction. An investment by a plan in certificates could result in liability under ERISA and the Code unless a statutory or administrative exemption exists and all conditions for exemptive relief are satisfied.

Exemptions to Prohibited Transactions

     There are five class exemptions issued by the DOL that could apply in the event of a prohibited transaction. These DOL Prohibited Transaction Class Exemptions apply to:

     o transactions determined by independent qualified professional asset managers (PTE 84-14),

     o    transactions involving bank collective investment funds (PTE 91-38),

     o transactions involving insurance company pooled separate accounts (PTE 90-1),

     o    transactions involving insurance company general accounts (PTE
          95-60), and

     o    transactions determined by in-house asset managers (PTE 96-23).

     We can provide no assurance that these exemptions or any other exemption will apply, even if all of the conditions specified are satisfied.

Special Considerations for Insurance Companies

     Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party in interest with respect to a plan by virtue of that investment.

     Any purchaser that is an insurance company using the assets of an insurance company general account should take note of Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the DOL issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent those assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions.

     The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any of those plans invested in a separate account. Potential investors considering the purchase of certificates of any series on behalf of an insurance company general account should consult their legal advisors regarding the effect of these regulations on the investment.

General Investment Considerations

     Prospective fiduciaries of a plan considering the purchase of interests in certificates of any series should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the certificates based on their specific circumstances. Each plan fiduciary should take into account, among other considerations:

     o    whether the fiduciary has the authority to make the investment,

     o the composition of the plan's portfolio as to diversification by type of asset,

     o    the plan's funding objectives,

     o    the tax effects of the investment,

     o whether the assets of the trust which are represented by these interests would be considered plan assets, and

     o whether, under the general fiduciary standards of investment prudence and diversification, an investment in certificates of any series is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

     Some employee benefit plans, for example, governmental plans and some church plans, are not subject to the provisions of Title I of ERISA and Section 4975 of the Code. For this reason, assets of these plans may be invested in the certificates of each series without regard to the ERISA considerations described here, subject to the provisions of any other applicable federal and state law. It should be noted that any plan that is qualified and exempt from taxation under the Code is subject to the prohibited transaction rules described in the Code.


                Plan of Distribution for the Offered Certificates

     The place and time of delivery for any offered series of certificates will be described in the prospectus supplement for that series. TRC may sell certificates:

     o    through underwriters or dealers,

     o    directly to one or more purchasers, or

     o    through agents.

     The prospectus supplement for any offered series will describe the terms of the offering of the offered certificates, including:

     o    the name or names of any underwriters for the certificates,

     o    the purchase price of the certificates,

     o    the proceeds to TRC from the sale,

     o    any underwriting discounts and commissions,

     o    any other compensation of the underwriters,

     o    the initial offering price, and

     o any discounts or concessions allowed or reallowed or paid to dealers.

     Under each underwriting agreement, TRC will agree to sell to each of the underwriters in the related prospectus supplement the principal amount of the offered certificates. In turn, each of those underwriters will agree to purchase from TRC the principal amount of certificates described in the underwriting agreement and in the related prospectus supplement. The underwriting agreement may allow for a proportional adjustment in the event of an increase or decrease in the full amount of the offered certificates. If there is a default by any underwriter, the underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be ended.

     Each underwriting agreement will provide that TRC will indemnify the related underwriters against some liabilities, including liabilities under the federal securities laws.

                                  Legal Matters

     Legal matters relating to the issuance of certificates will be passed upon for RNB, TCC, TRC and the trust by James T. Hale, Executive Vice President, Corporate Secretary and General Counsel of Target Corporation. Legal matters relating to the certificates will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Hale owns or has the right to acquire a number of shares of common stock of Target Corporation which total less than 1% of the outstanding common stock of Target Corporation. Federal income tax matters will be passed upon for TRC by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                          Reports to Certificateholders

     The servicer will provide to the trustee and each rating agency, by the third business day before each distribution date, a monthly report providing the following information:

     o the total amount of Principal Receivables and Finance Charge Receivables as of the end of that Monthly Period,

     o the Invested Amount for each series and the Invested Amount allocated to each class,

     o    the Floating Allocation Percentage and Principal Allocation
          Percentage,

     o the amount of collections of Principal Receivables and collections of Finance Charge Receivables processed during that Monthly Period and the portion allocated to the certificateholders' interest,

     o the total outstanding balance of accounts which were 30, 60, 90 and 120 days or more delinquent at the end of the Monthly Period,

     o    the Defaulted Amount and the portion allocated to the series,

     o the amount, if any, of charge-offs for the series and the portion allocable to each class,

     o    the monthly servicing fee,

     o    the portfolio yield, and

     o    the base rate for that series.

     On each payment date, the monthly report will include the following additional information about the other outstanding series:

     o    the total amount distributed,

     o    the amount of principal distributed,

     o    the amount of interest distributed, and

     o the excess of the unpaid principal balance over the Invested Amount as of the Record Date.

     On each distribution date the trustee will provide each certificateholder of record with a copy of the monthly report. The servicer and the trustee will not be required to provide any reports directly to beneficial owners. See "Description of the Certificates--Book-Entry Registration" for a general description of DTC procedures.

     On or before January 31 of each calendar year, the trustee will provide to any certificateholder of record during the preceding year a statement containing the information required to be given by an issuer of debt under the Code along with any other customary information which is necessary to allow the certificateholders to prepare their tax returns. See "Federal Income Tax Consequences" for a detailed discussion.

     Unless and until Definitive Certificates are issued, monthly and annual reports, which contain unaudited information concerning the trust and which are prepared by the servicer, will be sent on behalf of the trust to Cede & Co., as nominee of DTC and registered holder of the related certificates. These reports will not constitute financial statements prepared under generally accepted accounting principles. TRC does not intend to send any of its financial reports to registered holders of certificates or to owners of beneficial interests in the certificates. TRC will file with the SEC the periodic reports relating to the trust that are required under federal securities laws. TRC may suspend the filing of periodic reports to the extent the filings are no longer required of TRC. See "Description of the Certificates--Book-Entry Registration" and "The Pooling and Servicing Agreement--Evidence as to Compliance."

                           Forward-Looking Statements

     This prospectus and the related prospectus supplement, including information included or incorporated by reference in this prospectus and the related prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by TRC, in press releases and in oral and written statements made by or with TRC's approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, the performance of the trust portfolio, RNB's, TCC's or TRC's financial condition, results of operations, plans, objectives, future performance or business.

     Words such as "believes," "anticipates," "expects," "intends," "plans," "estimates" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

     Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference--many of which are beyond TRC's control-- include the following, without limitation:

     o Changes in credit card use, payment patterns and default rates as well as RNB's ability to extend credit and collect payments may be different than anticipated,

     o Local, regional and national business, political or economic conditions may differ from those expected,

     o The effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect RNB's, TCC's and TRC's business and the performance of the trust portfolio,

     o The effects of changes in interest rates, recession, inflation, deflation, consumer credit availability, consumer debt levels, tax rates and policy, unemployment trends, energy costs and other matters that influence consumer confidence and spending may differ from those expected,

     o The timely development of new products and services by RNB and Target Corporation, including the use of chip related technology, and acceptance by consumers of these products and services, including Target VISA, may be different than anticipated,

     o The ability to increase market share by RNB and Target Corporation may be more difficult than anticipated,

     o Competitive pressures among retailers and issuers of credit cards and charge cards may increase significantly,

     o Changes in laws and regulations may adversely affect RNB, TCC and TRC and their business and the performance of the trust portfolio,

     o The costs, effects and outcomes of litigation may adversely affect RNB, TCC and TRC or their business and the performance of the trust portfolio, and

     o RNB, TCC and TRC may not manage the risks involved in each of the foregoing factors as well as anticipated.

     Forward-looking statements speak only as of the date they are made. TRC undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.


                       Where You Can Find More Information

     TRC filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The SEC allows us to incorporate information by reference to SEC filings. This means that we can disclose information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We refer you to the registration statement for additional information, including any amendments and exhibits. We also incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until the offering of the certificates has ended.

     Information that we file later with the SEC will automatically update the information in this prospectus. You should always rely on the later information over different information included in this prospectus or the related prospectus supplement.

     Copies of the filings may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. In addition, the SEC maintains a website at "http://www.sec.gov" that contains filings and information regarding registrants that file electronically with the SEC.


                        Glossary of Terms for Prospectus

     "Addition Date" means the date TRC, under the conditions specified in the Pooling and Servicing Agreement, adds the following to the trust:

     o receivables arising in designated accounts owned by RNB or another Credit Card Originator, or

     o    any Participation Interest.

     "Additional Account" means each Automatic Additional Account and Supplemental Account.

     "Aggregate Addition Limit" means the limit on the number of accounts which may be included as Automatic Additional Accounts without confirmation from each rating agency that such action will satisfy the Rating Agency Condition and which may be designated as Supplemental Accounts without prior notice to the rating agencies, as described under "The Pooling and Servicing Agreement--Addition of Trust Assets."

     "Automatic Addition Termination Date" means the date on which new open-end credit card accounts owned by the Credit Card Originators will cease to become Automatic Additional Accounts.

     "Automatic Additional Accounts" means each open-end credit card account established under a credit card agreement with a Credit Card Originator arising:

     o after the Cut-Off Date and before the earlier of the date TRC determines to suspend the inclusion of Automatic Additional Accounts or the Automatic Addition Termination Date, and

     o after a Restart Date and before any subsequent date TRC determines to suspend the inclusion of Automatic Additional Accounts or the Automatic Addition Termination Date,

provided, with respect to any accounts initially originated by an entity other than RNB or any transferees of accounts from RNB, that account will be deemed to be an Automatic Additional Account only upon satisfaction of the Rating Agency Condition.

     "Bank Receivables Purchase Agreement" means the Amended and Restated Bank Receivables Purchase Agreement, dated as of April 28, 2000, between TCC, as purchaser of the receivables, and RNB, as seller of the receivables, as may be amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Account" means an Eligible Deposit Account for the benefit of the certificateholders into which the servicer deposits collections on the receivables.

     "Credit Card Guidelines" means the written policies and procedures of the Credit Card Originator relating to the operation of its consumer revolving lending business, including:

     o    determining the creditworthiness of credit card customers,

     o    the extension of credit to credit card customers, and

     o relating to the maintenance of credit card accounts and collection of receivables,

as these policies and procedures may be modified in accordance with requirements of law, the failure to comply with which would have a material adverse effect on interests of the certificateholders.

     "Credit Card Originator" means RNB and any transferee, successor or assign of RNB or any other originator of consumer open-end credit card accounts designated to have their receivables included in the trust.

     "Cut-Off Date" means June 30, 1995.

     "Defaulted Amount" means the amount of receivables described under "Description of the Certificates--Defaulted Receivables and the Defaulted Amount."

     "Defaulted Receivables" means for any date of determination, Principal Receivables that are charged-off as uncollectible on that day.

     "Definitive Certificates" means certificates in fully registered, certificated form that are only issued to certificateholders under the circumstances described under "Description of the Certificates--Definitive Certificates."

     "Disclosure Regulations" means the Treasury regulations described under "Federal Income Tax Consequences--Tax Return Disclosure and Investor List Requirements."

     "Discount Option Receivables" means those receivables that otherwise would have been treated as Principal Receivables that are to be treated as Finance Charge Receivables at TRC's option.

     "Eligible Deposit Account" means any bank account satisfying the requirements listed in "Description of the Certificates--Collection Account."

     "Eligible Investments" means those investments described under "Description of the Certificates--Collection Account."

     "Eligible Receivable" means each receivable satisfying the requirements listed in "The Pooling and Servicing Agreement--Eligible Accounts and Eligible Receivables."

     "Excess Finance Charge Collections" means those collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables described under "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections."

     "Excess Transferor Finance Charge Collections" means those collections of Finance Charge Receivables described under "Description of the Certificates--Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections."

     "Finance Charge Receivables" means, with respect to any Monthly Period:

     o all amounts billed to the obligors at the beginning of that Monthly Period for periodic finance charges,

     o fees and charges, including late fees, overlimit fees, return check fees, deferred billing fees and Merchant Fees,

     o    the amount of any Discount Option Receivables, and

     o    other amounts billed for receivables that are not Eligible
          Receivables.

     "Floating Allocation Percentage" means for each Monthly Period, the percentage used to allocate to your series the Defaulted Amount and collections of Finance Charge Receivables as described in the related prospectus supplement.

     "Ineligible Receivables" means receivables not satisfying the requirements of Eligible Receivables.

     "Invested Amount" means with respect to any series, the outstanding principal balance of that series minus the amount of any unreimbursed investor charge-offs for that series, subject to any additional adjustments as specified in the applicable Supplement for that series.

     "IRS" means the United States Internal Revenue Service.

     "Merchant Fees" means the fees paid with respect to the private label credit card accounts by Target Corporation Stores, and with respect to the Target VISA accounts by merchants accepting Target VISA, to Retailers National Bank, in its capacity as Credit Card Originator, in connection with obligor charges for goods and services.

     "Monthly Period" means a fiscal month of TRC.

     "Non-U.S. Certificate Owner" means a beneficial owner of a certificate that is not a U.S. Certificate Owner.

     "Participation" means an interest in the assets of the trust entitling its holder to a specified percentage of collections of Principal Receivables and Finance Charge Receivables and any other assets of the trust.

     "Participation Interest" means any participation or certificate representing an undivided interest in a pool of assets primarily consisting of open-end credit card receivables originated by RNB or another Credit Card Originator and collections on those receivables and other assets.

     "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, among TRC, as transferor of the receivables to the trust, RNB, as servicer and originator of the receivables, and Wells Fargo Bank Minnesota, National Association, as trustee, as may be amended from time to time.

     "Portfolio Reassignment Price" means the amount TRC deposits into the Collection Account to satisfy its reassignment obligations equal to:

     o    the total Invested Amount for all outstanding series,

     o outstanding amounts invested by enhancement providers, if any, of all series,

     o    interest payable to each series or class on that distribution date,

     o any interest amounts that were due but not paid on an earlier distribution date, and

     o interest on the overdue interest amounts, if the applicable Supplement so provides, at the applicable certificate rates through the day before that distribution date.

     "Principal Allocation Percentage" means for each Monthly Period, and for each series, the percentage used to allocate collections of Principal Receivables to that series as described in the related prospectus supplement.

     "Principal Receivables" means all Eligible Receivables that are not Finance Charge Receivables or Defaulted Receivables, reduced by the aggregate amount of credit balances in the accounts on the date of determination.

     "Principal Shortfall" means for any series, the deficiency that occurs when collections of Principal Receivables allocated to each class of that series and other amounts are insufficient to cover required principal deposits or payments.

     "Purchase Agreement" means individually, the Bank Receivables Purchase Agreement and the Receivables Purchase Agreement and in the plural, means both the Bank Receivables Purchase Agreement and the Receivables Purchase Agreement.

     "Rating Agency Condition" means, for any action requiring rating agency approval or consent, that each rating agency notifies TRC, RNB and the trustee in writing that such action will not result in a reduction or withdrawal of the rating of the investor certificates of any outstanding series or class for which it is a rating agency.

     "Receivables Purchase Agreement" means the Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2000, between TRC, as purchaser of the receivables, and TCC, as seller of the receivables, as may be amended from time to time.

     "Record Date" means with respect to any payment to certificateholders, the date specified in the related prospectus supplement as of which a certificateholder must be the registered holder of a certificate to receive a payment on the following distribution date.

     "Removed Accounts" means accounts designated by TRC to have their receivables conveyed from the trust to TRC and which will no longer constitute trust accounts if TRC satisfies the conditions specified in the Pooling and Servicing Agreement.

     "Required Principal Balance" means on any date of determination, an amount equal to:

     o    the sum of the numerators used to calculate:

          -- the Principal Allocation Percentages with respect to Principal Receivables for all series then outstanding, and

          -- the amount, equal to a percentage of all collections, that each holder of a Participation is entitled to for all Participations then outstanding, minus

     o the amount on deposit in the Special Funding Account as of that date.

     "Required Retained Transferor Amount" means on any date of determination, the product of:

     o    the sum of:

          --  the total amount of Principal Receivables, and

          -- the amount on deposit in the Special Funding Account and the amount of other specified trust assets, including any other accounts specified in the related prospectus supplement, and

     o the highest of the Required Retained Transferor's Percentages specified in the related prospectus supplement for each series outstanding.

     "Restart Date" means the date TRC specifies in a written notice to the trustee that it will start redesignating Automatic Additional Accounts to the trust only if:

     o the conditions described under "The Pooling and Servicing Agreement--Addition of Trust Assets" are satisfied, and

     o all accounts of the Credit Card Originators have been designated either as Automatic Additional Accounts or as Supplemental Accounts.

     "Servicer Default" means any failure of the servicer under the Pooling and Servicing Agreement and any Supplement:

     o to perform its duties or fulfill its obligations (each, a "breach") which has a material adverse impact on certificateholders, and

     o to cure the breach within a specified period of time, including any grace period, after discovery or notice of the breach,

and certain events of bankruptcy and insolvency. See "The Pooling and Servicing Agreement--Servicer Default" for a description of the specific events that could result in a Servicer Default.

     "Shared Principal Collections" means those collections of Principal Receivables and other amounts treated as collections of Principal Receivables described under "Description of the Certificates--Shared Principal Collections and Shared Transferor Principal Collections."

     "Shared Transferor Principal Collections" means those collections of Principal Receivables and other amounts (and, in specified circumstances, Excess Transferor Finance Charge Collections) described under "Description of the Certificates--Shared Principal Collections and Shared Transferor Principal Collections."

     "Special Funding Account" means the Eligible Deposit Account for the benefit of each series or class in which collections of Principal Receivables, and other amounts treated as collections of Principal Receivables, are held as collateral if the Transferor Amount, excluding the interest representing any Supplemental Certificate, is less than the Required Retained Transferor Amount.

     "Supplement" means the supplement to the Pooling and Servicing Agreement relating to a particular series.

     "Supplemental Accounts" means after the Cut-Off Date, those accounts (other than Automatic Additional Accounts) TRC designates to be added to the trust only if they are eligible accounts.

     "Supplemental Certificate" means a certificate evidencing the interest in the Transferor's Interest not represented by the Transferor Certificate.

     "Target Corporation Stores" means the three retail divisions through which Target Corporation operates, namely Target stores, Marshall Field's and Mervyn's, each a Target Corporation Store.

     "Transferor Amount" means, on any date of determination, the sum of:

       o    the aggregate amount of Principal Receivables in the trust, plus

       o the amounts on deposit in the Special Funding Account and other trust accounts specified in any Supplement, minus

       o    the Invested Amount of each outstanding series, minus

       o    the amount of any Participation.

     "Transferor Certificate" means a certificate evidencing the interest in the Transferor's Interest not represented by any Supplemental Certificate.

     "Transferor's Interest" means the ownership interest of TRC, its transferees and any holder of a Supplemental Certificate in the trust.

     "Trust Portfolio Yield" means with respect to any series for any Monthly Period, the annualized percentage equivalent of a fraction:

       o whose numerator equals the total collections of Finance Charge Receivables for that Monthly Period, and

       o whose denominator is the total amount of Principal Receivables in the trust as of the first day of that Monthly Period.

     "U.S. Certificate Owner" means a beneficial owner of a certificate that is, for U.S. federal income tax purposes:

       o    a citizen or resident of the United States,

       o a corporation created or organized in the United States or under the laws of the United States, any state or the District of Columbia,

       o an estate whose income is subject to United States federal income taxation regardless of its source, or

       o    a trust:

             -- the primary supervision over the administration of which is exercisable by a court within the United States, and

             -- all substantial decisions of which are subject to the control of one or more United States persons as described in section 7701(a)(30) of the Code, or

             -- that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.



                 [PRINCIPAL OFFICE OF THE ORIGINATOR AND BENEFICIARY
                            Target Receivables Corporation
                                  1000 Nicollet Mall
                                      Suite 3136
                             Minneapolis, Minnesota 55403

                              MASTER OWNER TRUST TRUSTEE
                   Wells Fargo Bank Minnesota, National Association
                                  Sixth & Marquette
                                    MAC N9311-161
                             Minneapolis, Minnesota 55479

                                                                        LEGAL ADVISOR TO
                LEGAL ADVISOR TO                                       TARGET CORPORATION
               TARGET CORPORATION                                     AND THE UNDERWRITERS
             as to United States Law                                 as to United States Law

                  James T. Hale                             Skadden, Arps, Slate, Meagher & Flom LLP
            Executive Vice President,                                   Four Times Square
     Corporate Secretary and General Counsel                        New York, New York 10036
               Target Corporation
               1000 Nicollet Mall
        Minneapolis, Minnesota 55403-2467

                  PAYING AGENT                                       LUXEMBOURG PAYING AGENT
Wells Fargo Bank Minnesota, National Association                      [Name and address to
                Sixth & Marquette                                           be added]
                  MAC N9311-161
          Minneapolis, Minnesota 55479



                                    LISTING AGENT
                                 [Name and address to
                                      be added]


                    INDEPENDENT ACCOUNTANTS TO TARGET CORPORATION
                                  Ernst & Young LLP
                                1400 Pillsbury Center
                            Minneapolis, Minnesota 55402]


                                 SERIES 2003-__

                                   $__________
                              Floating Rate Class A
                            Asset Backed Certificates




                         TARGET CREDIT CARD MASTER TRUST
                                     Issuer


                         TARGET RECEIVABLES CORPORATION
                                   Transferor



                             RETAILERS NATIONAL BANK
                                    Servicer





                            ________________________

                              PROSPECTUS SUPPLEMENT
                            ________________________





     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until __________.

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee........................................    $    242,700
Printing and Engraving..................................         150,000
Trustee's Fees..........................................          60,000
Legal Fees and Expenses.................................         700,000
Blue Sky Fees and Expenses..............................          30,000
Accountants' Fees and Expenses..........................         200,000
Rating Agency Fees......................................         700,000
Miscellaneous Fees......................................          17,300
                                                            -------------
   Total................................................    $   2,100,000
                                                            =============



Item 15.  Indemnification of Directors and Officers

     Article VII of the By-laws of Target Receivables Corporation, a Minnesota corporation, provides for indemnification of all persons who are serving or have served at the request of Target Receivables Corporation to the extent permitted under Minnesota law. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     Pursuant to agreements which the Transferor may enter into with underwriters or agents (forms of which are included as exhibits to this Registration Statement), officers and directors of the Transferor, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished to the Transferor by such underwriters or agents that appears in the Registration Statement or any Prospectus.

Item 16.  Exhibits

     (a) Exhibits

     1 Form of Underwriting Agreement (incorporated herein by reference to Registration Statement No. 333-95585)

     4(a) Amended and Restated Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 333-95585)


     4(b)     Form of Series Supplement


     4(c) Amended and Restated Bank Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)

     4(d) Amended and Restated Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)


     5        Opinion of James T. Hale, with respect to legality

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters

     23(a) Consent of James T. Hale (included in his opinion to be filed as Exhibit 5)

     23(b) Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)

     24       Power of Attorney*



    _________________
     * Previously filed.



     (b) Financial Statements

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.


Item 17.  Undertakings

     The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (7) That, for purposes of determining any liability under the Securities Act of 1933:

     (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 22, 2003.



                                       TARGET CREDIT CARD MASTER TRUST
                                       By:  TARGET RECEIVABLES CORPORATION
                                               as originator of the Trust


                                       By:  /s/ Douglas A. Scovanner
                                            -------------------------------
                                            Douglas A. Scovanner, President


                                       TARGET RECEIVABLES CORPORATION
                                          as Co-Registrant

                                      By:  /s/ Douglas A. Scovanner
                                            -------------------------------
                                            Douglas A. Scovanner, President





         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 22, 2003.



                         TARGET RECEIVABLES CORPORATION

Signature                           Title

Principal Executive Officer:

/s/ Douglas A. Scovanner            President
-------------------------------
Douglas A. Scovanner

Principal Financial Officer:


Stephen C. Kowalke*                 Vice President and Treasurer
-------------------------------
Stephen C. Kowalke


Principal Accounting Officer:


Terrence J. Scully*                 Vice President
-------------------------------
Terrence J. Scully


Directors:


Stephen C. Kowalke*                 Director
-------------------------------
Stephen C. Kowalke

Martin R. Rosenbaum*                Director
-------------------------------
Martin R. Rosenbaum

Douglas A. Scovanner*               Director
-------------------------------
Douglas A. Scovanner

Sandra Sponem*                      Director
-------------------------------
Sandra Sponem

Terrence J. Scully*                 Director
-------------------------------
Terrence J. Scully



* By:    /s/ Douglas A. Scovanner
         ------------------------
         Douglas A. Scovanner, Attorney-in-fact

                                  EXHIBIT INDEX


Exhibits
--------------------------------------------------------------------------------
     1 Form of Underwriting Agreement (incorporated herein by reference to Registration Statement No. 333-95585)

     4(a) Amended and Restated Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 333-95585)


     4(b)     Form of Series Supplement


     4(c) Amended and Restated Bank Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)

     4(d) Amended and Restated Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)

     5        Opinion of James T. Hale, with respect to legality

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters

     23(a) Consent of James T. Hale (included in his opinion to be filed as Exhibit 5)

     23(b)    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)
     24       Power of Attorney*



    _________________
     * Previously filed.